The information in this prospectus is not complete and may be changed. These shares may not be sold until the registration statement filed with the Securities and Exchange Commission and the Commodity Futures Trading Commission is effective. This prospectus is not an offer to sell these and is not soliciting an offer to buy these units in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 15, 2017

Registration No. 333-[●]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Metaurus Equity Component Trust

(Exact name of registrant as specified in its charter)

Delaware	6799	35-2594229 30-0987130
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Number)	(I.R.S. Employer Identification Number)

c/o Metaurus Advisors LLC

589 Fifth Avenue

Suite 808

New York, NY 10017

212-634-4250

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Richard P. Sandulli

c/o Metaurus Advisors LLC

589 Fifth Avenue

Suite 808

New York, NY 10017

212-634-4250

(Name, address, including zip code, and telephone number, of agent for service)

Copies to:

P. Georgia Bullitt, Esq.

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, NY 10019

The Securities and Exchange Commission and the Commodity Futures Trading Commission have not approved or disapproved these securities or passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
U.S. Equity Cumulative Dividends Fund—Series 2027 Shares	$1,000	$30.00	$30,000	$3.73
U.S. Equity Ex-Dividend Fund—Series 2027 Shares	$1,000	$100.00	$100,000	$12.45

1)	The proposed maximum aggregate offering price has been calculated assuming that the U.S. Equity Cumulative Dividends Fund—Series 2027 Shares are sold at a price of $30.00 per Share and the U.S. Equity Ex-Dividend Fund—Series 2027 Shares are sold at a price of $100.00 per Share. Such prices have been estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant will file a further amendment which specifically states that this Registration Statement will thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement will become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion

Preliminary Prospectus dated November 15, 2017

PROSPECTUS

U.S. EQUITY CUMULATIVE DIVIDENDS FUND—SERIES 2027*	[●] Shares
U.S. EQUITY EX-DIVIDEND FUND—SERIES 2027*	[●] Shares

*	U.S. Patents Pending

THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THESE POOLS NOR HAS THE COMMISSION PASSED ON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT. NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OFFERED IN THIS PROSPECTUS, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE FUNDS ARE NOT MUTUAL FUNDS OR ANY OTHER TYPE OF “INVESTMENT COMPANY” WITHIN THE MEANING OF THE INVESTMENT COMPANY ACT OF 1940, AND ARE NOT SUBJECT TO REGULATION THEREUNDER. THE SHARES DO NOT REPRESENT A DEPOSIT OR OBLIGATION OF, AND ARE NOT GUARANTEED OR ENDORSED BY, ANY BANK OR OTHER INSURED DEPOSITORY INSTITUTION, AND ARE NOT FEDERALLY INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

The Funds

The Metaurus Equity Component Trust (the “Trust”) is a statutory trust formed under the laws of the State of Delaware on September 28, 2016. The U.S. Equity Cumulative Dividends Fund—Series 2027 (the “Dividend Fund”) and the U.S. Equity Ex-Dividend Fund—Series 2027 (the “Ex-Dividend Fund”, and together with the Dividend Fund, the “Funds” and each, a “Fund”) are separate series of the Trust. Each Fund is a commodity pool that will issue shares to shareholders (“Shareholders”) representing fractional undivided beneficial interests in, and ownership of, the net assets of the Fund (“Shares”). Shares in each Fund are being separately offered. The Funds are term funds that will terminate on or prior to December 31, 2027. Metaurus Advisors LLC (“Metaurus” or the “Sponsor”) is the sponsor, commodity pool operator and commodity trading advisor of each Fund.

The Trust expects to qualify as an “emerging growth company” subject to reduced public company reporting requirements under U.S. federal securities laws.

Each Fund employs a “passive management”—or indexing—investment approach designed to correspond to the performance of a particular index, before fees and expenses.

The Dividend Fund seeks investment results that, before fees and expenses, correspond to the performance of the Solactive® U.S. Cumulative Dividends Index—Series 2027 (the “Solactive Dividend Index”) over each calendar year. The Ex-Dividend Fund seeks investment results that, before fees and expenses, correspond to the performance of the Solactive® U.S. Equity Ex-Dividends Index—Series 2027 (the “Solactive Ex-Dividend Index”, and together with the Solactive Dividend Index, the “Underlying Indexes”). The Underlying Indexes are maintained and calculated by Solactive AG, which is an independent index sponsor and data provider.

The Dividend Fund seeks to track the Solactive Dividend Index so as to provide Shareholders with returns designed to replicate the dividends on constituent companies of the S&P 500® Index (“S&P 500”), without exposure to the underlying securities. The value of the Solactive Dividend Index and, therefore, the value of the Dividend Fund’s Shares, will be affected by the ordinary cash dividends that have been paid to date and general expectations in the market regarding the future levels of such dividends. The Dividend Fund intends primarily to invest its assets in the component instruments of the Solactive Dividend Index, as well as in cash and cash equivalents. The component instruments of the Solactive Dividend Index consist of U.S. Treasury Securities (“Treasury Securities”) and long positions in annual futures contracts listed on the Chicago Mercantile Exchange (“CME”) that provide exposure to dividends paid on the S&P 500 constituent companies (“S&P 500 Dividend Futures Contracts”) pro rata for each year of the life of the Dividend Fund. The Dividend Fund intends to make cash distributions to its Shareholders on a monthly basis that generally track, over a one year period, the actual dividends paid by the S&P 500 constituent companies.

As a result of the fact that the Solactive Dividend Index tracks the S&P 500 Dividend Futures Contracts, which do not reflect the payment of accrued dividends paid by S&P 500 constituent companies until maturity of the contracts whereas the Dividend Fund expects to pays out monthly distributions, the market price and the NAV of the Dividend Fund is expected to be lower than the level of the Solactive Dividend Index during the months between the Dividend Fund’s initial cash distribution during any year and the expiry of the current S&P 500 Dividend Futures Contract for that same year. Assuming short-term interest rates remain at current levels, the Sponsor expects the aggregate monthly distributions paid by the Dividend Fund to equal at least 99 percent of the actual dividend levels recorded by the S&P 500 Dividend Points Index (Annual), before fees and expenses. Because an S&P 500 Dividend Futures Contract held by the Dividend Fund expires at the end of each year of the Dividend Fund’s term, the number of S&P 500 Dividend Futures Contracts held by the Dividend Fund will decrease over time. As the years progress, the current S&P 500 Dividend Futures Contract with respect to which distributions are to be made will, therefore, comprise a relatively larger portion of the Dividend Fund’s NAV as compared to prior years. The divergence between the NAV of the Dividend Fund and the level of the Solactive Dividend Index is, therefore, expected to increase, as a percentage of NAV, as the end of the Dividend Fund’s term nears.

The Ex-Dividend Fund seeks to track the Solactive Ex-Dividend Index so as to provide Shareholders with returns that are equivalent to the performance of 0.5 shares of SPDR S&P 500 ETF (“SPY”) less the value of current and future expected ordinary cash dividends to be paid on the S&P 500 constituent companies over the term of the Ex-Dividend Fund. SPY is an exchange-traded fund (“ETF”) that seeks to track the S&P 500. The Ex-Dividend Fund seeks to replicate the performance of SPY through owning long positions in quarterly S&P 500 Index futures contracts traded on the CME (“S&P 500 Index Futures Contracts”) rather than shares of SPY. Additionally, the Ex-Dividend Fund intends to track the performance of the Solactive Ex-Dividend Index by selling S&P 500 Dividend Futures Contracts. The Ex-Dividend Fund will also hold Treasury Securities, cash and/or cash equivalents.

In certain instances, a Fund may invest in futures contracts with alternative maturities if, in the judgment of the Sponsor, investing in such instruments would be in the best interest of the Fund (e.g., due to liquidity, arbitrage pricing or similar market factors).

The Funds will not employ leverage to implement their investment strategies. For these purposes, leverage means the use of loans, borrowings and extensions of credit from third parties for the purchase of investments. The Funds may, however, enter into short-term loans and reverse repurchase agreements for liquidity purposes, including to fund distributions with respect to the Dividend Fund. Although the Funds will not employ the type of investment leverage described above, they will hold investment instruments that are described as having embedded leverage. For example, the futures contracts that the Funds will invest in could be described as having embedded leverage because the notional amount of the contracts will exceed the cash or assets required to establish or maintain such futures contract positions. Such embedded leverage is expected to be fully defeased by a Fund through its investment in Treasury Securities.

The Funds will issue and redeem Shares, in one or more blocks of 50,000 Shares called “Baskets”, solely to an institution that (1) is a registered broker-dealer; (2) is a registered futures commission merchant and/or clears through a registered futures commission merchant; (3) is a member of the Depository Trust Company (“DTC”) and the National Securities Clearing Corporation (“NSCC”); (4) has entered into an agreement to act as an authorized participant of the Trust (an “Authorized Participant”); and (5) is in a position to transfer the required Deposit Instruments and/or the Cash Component to, and take delivery from, the Trust, on behalf of the Funds. [●] is the initial purchaser of the Funds (“Initial Purchaser”). [●], as the Initial Purchaser of the Dividend Fund, on [●], has agreed to purchase, and on [●], took delivery of [●] Shares of the Dividend Fund, which comprise the initial Baskets of the Dividend Fund, at the purchase price of $[●] per Share ($[●] per Basket). During the continuous offering period, the Initial Purchaser proposes to offer these [●]Shares of the Dividend Fund, and the Initial Purchaser and the Authorized Participants may offer from time to time Shares of the Dividend Fund from any Basket they create, to the public. [●], as the Initial Purchaser of the Ex-Dividend Fund, on [●], has agreed to purchase, and on [●], took delivery of [●] Shares of the Ex-Dividend Fund, which comprise the initial Baskets of the Ex-Dividend Fund, at the purchase price of $[●] per Share ($[●] per Basket). During the continuous offering period, the Initial Purchaser proposes to offer these [●] Ex-Dividend Fund Shares, and the Initial Purchaser and the Authorized Participants may offer from time to time Shares of the Ex-Dividend Fund from any Basket they create, to the public. The Initial Purchaser is a registered broker-dealer and will be acting as a statutory underwriter with respect to the initial Baskets of each Fund. The Initial Purchaser may act as an Authorized Participant with respect to the initial Shares as well as future creation Baskets.

The Dividend Fund will apply to list its Shares for trading on the NYSE Arca, Inc. (“NYSE Arca”) under the symbol “IDIV.” The Ex-Dividend Fund will apply to list its Shares for trading on the NYSE Arca under the symbol “XDIV.” Once the Shares begin trading on the NYSE Arca, the Funds will issue and redeem Baskets to and from Authorized Participants in a continuous offering at each Fund’s respective net asset value (“NAV”). Shares offered to the public by the Initial Purchaser or the Authorized Participants may be offered at a per-Share offering price that varies depending on, among other factors, the trading price of the Shares on NYSE Arca, the NAV and the supply of, and demand for, the Shares at the time of the offer. Such offering price may be higher than the NAV per Share. Shares initially comprising the same Basket but offered by the Initial Purchaser or Authorized Participants to the public at different times may have different offering prices. Neither the Initial Purchaser nor any Authorized Participant will receive from the Funds, the Sponsor or any of their affiliates, any underwriting fee or other compensation in connection with their purchase of the Shares or their sale of Shares to the public. The Initial Purchaser and any Authorized Participant may receive commissions from brokerage investors who purchase Shares through their brokerage accounts. Financial advisors may receive fees from investors who purchase Shares through managed and other fee-based accounts. Such commissions and fees may vary from investor to investor.

Authorized Participants will pay the Funds, via the Custodian, a transaction fee per Basket equal to $500.00. From this transaction fee, the Funds will pay any transaction costs and fees associated with the purchase or sale of any futures contracts acquired for or sold by the Funds in connection with an in-kind creation or redemption. In addition, to the extent that cash is delivered or received in lieu of any of the Deposit Instruments upon the creation or redemption of Shares in whole or in part on a cash basis by an Authorized Participant, such Authorized Participants will pay an additional variable charge of up to 2% of the value of the cash that is delivered or received in lieu of any of the Deposit Instruments to the Fund to pay for any transaction costs, fees and pricing differences associated with the purchase or disposition of any of the Deposit Instruments by the applicable Fund.

THE SHARES ARE SPECULATIVE SECURITIES AND INVESTING IN THEM INVOLVES CERTAIN RISKS. READ THIS ENTIRE PROSPECTUS CAREFULLY AND CONSIDER “RISK FACTORS” BEGINNING ON PAGE 13 BEFORE INVESTING.

•	Each of the Sponsor and each Fund is newly formed and does not have any performance history.

•	The Funds will be exposed to the risks of commodity futures prices. Futures prices can be volatile and even a small movement in market prices could cause large losses.

•	You could lose all or substantially all of your investment in the Funds.

•	Due to market conditions, the Shares may trade at market prices lower than a Fund’s NAV per Share or than the value of a Fund’s Underlying Index. The shares of the Dividend Fund are expected to trade at such lower market prices as compared to the value of the Solactive Dividend Index due to the fact that the value of the S&P 500 Dividend Futures Contracts included in the Solactive Dividend Index will not decline to reflect the actual payment of dividends paid by the S&P 500 constituent companies until year-end whereas the Dividend Fund expects to pay monthly distributions. These factors can affect your returns.

•	Shareholders have limited statutory rights.

•	The past performance of an Underlying Index or its underlying components is not indicative of the future performance of such Underlying Index or the Shares.

•	A Fund may not be able to replicate the return of its Underlying Index.

•	There are U.S. federal income tax risks associated with the purchase, ownership and disposition of the Shares.

This prospectus is in two parts: a disclosure document and a statement of additional information. These parts are bound together and both contain important information.

COMMODITY FUTURES TRADING COMMISSION

RISK DISCLOSURE STATEMENT

YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT COMMODITY INTEREST TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED TO THIS POOL AT PAGE 48 AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK-EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGE 50.

THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, AT PAGE 13.

THE BOOKS AND RECORDS OF THE TRUST AND THE FUNDS ARE MAINTAINED AS FOLLOWS:

•	All marketing materials are maintained at the offices of:

SEI Investments Distribution Co.

1 Freedom Valley Drive

Oaks, Pennsylvania 19456

•	Basket creation and redemption books and records, accounting and certain other financial books and records (including accounting records, ledgers with respect to assets, liabilities, capital, income and expenses, the register, transfer journals and related details) and certain trading and related documents received from futures commission merchants are maintained at the offices of:

The Bank of New York Mellon

One Wall Street

New York, NY 10286

•	All other books and records of the Fund (including minute books and other general corporate records, trading records and related reports) are maintained at the Trust’s principal office, c/o Metaurus Advisors LLC, 589 Fifth Avenue, Suite 808, New York, NY 10017. The main business telephone number of each Fund and the Sponsor is (212) 634-4250.

SHAREHOLDERS HAVE THE RIGHT, DURING NORMAL BUSINESS HOURS, TO HAVE ACCESS TO AND COPY (UPON PAYMENT OF REASONABLE REPRODUCTION COSTS) SUCH BOOKS AND RECORDS IN PERSON OR BY THEIR AUTHORIZED ATTORNEY OR AGENT. MONTHLY ACCOUNT STATEMENTS CONFORMING TO THE COMMODITY FUTURES TRADING COMMISSION (“CFTC”) AND NATIONAL FUTURES ASSOCIATION (“NFA”) REQUIREMENTS ARE POSTED ON THE SPONSOR’S WEBSITE AT WWW.METAURUS.COM. ADDITIONAL REPORTS MAY BE POSTED ON THE SPONSOR’S WEBSITE AT THE DISCRETION OF THE SPONSOR OR AS REQUIRED BY REGULATORY AUTHORITIES. THERE WILL SIMILARLY BE

DISTRIBUTED TO SHAREHOLDERS, NOT MORE THAN 90 DAYS AFTER THE CLOSE OF EACH FUND’S FISCAL YEAR, CERTIFIED AUDITED FINANCIAL STATEMENTS. THE TAX INFORMATION RELATING TO SHARES NECESSARY FOR THE PREPARATION OF SHAREHOLDERS’ ANNUAL FEDERAL INCOME TAX RETURNS WILL ALSO BE DISTRIBUTED.

THE TRUST WITH RESPECT TO THE FUNDS WILL FILE QUARTERLY AND ANNUAL REPORTS WITH THE SEC. INVESTORS CAN READ AND COPY THESE REPORTS AT THE SEC PUBLIC REFERENCE FACILITIES IN WASHINGTON, D.C. PLEASE CALL THE SEC AT 1-800-SEC-0330 FOR FURTHER INFORMATION. THE FILINGS OF THE TRUST ARE POSTED AT THE SEC WEBSITE AT WWW.SEC.GOV.

REGULATORY NOTICES

NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE TRUST, THE FUNDS, THE SPONSOR, THE AUTHORIZED PARTICIPANTS OR ANY OTHER PERSON. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION TO SELL OR A SOLICITATION OF AN OFFER TO BUY, NOR SHALL THERE BE ANY OFFER, SOLICITATION, OR SALE OF THE SHARES IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION, OR SALE IS NOT AUTHORIZED OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE ANY SUCH OFFER, SOLICITATION, OR SALE. AUTHORIZED PARTICIPANTS MAY BE REQUIRED TO DELIVER A PROSPECTUS WHEN TRANSACTING IN SHARES. SEE “PLAN OF DISTRIBUTION” IN THIS PROSPECTUS.

PART ONE

DISCLOSURE DOCUMENT

PART TWO

STATEMENT OF ADDITIONAL INFORMATION

COMMODITY FUTURES MARKETS	1
EXHIBIT A PRIVACY POLICY

You should rely only on the information contained or incorporated by reference in this prospectus. None of the Sponsor, the Trustee, the Funds, the Administrator, the Distributor or the Initial Purchaser has authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The Funds, the Sponsor, the Authorized Participants, the Distributor and the Initial Purchaser are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus.

All capitalized and defined terms appear in the “Glossary.”

METAURUS EQUITY COMPONENT TRUST

U.S. EQUITY CUMULATIVE DIVIDENDS FUND—SERIES 2027

U.S. EQUITY EX-DIVIDEND FUND—SERIES 2027

[●], 2017

PROSPECTUS SUMMARY

Investors should read the following summary together with the more detailed information, including under the caption “Risk Factors,” and all exhibits to the Prospectus before deciding to invest in any Shares. For ease of reference, any references throughout this Prospectus to various actions taken by each of the Funds are actually actions that the Trust has taken on behalf of such Funds.

Definitions used in this Prospectus can be found in the Glossary on page 89.

THIS POOL HAS NOT COMMENCED TRADING AND DOES NOT HAVE ANY PERFORMANCE HISTORY.

Structure of the Funds

The Metaurus Equity Component Trust (the “Trust”) is a statutory trust formed under the laws of the State of Delaware on September 28, 2016. The Trust was organized in separate series rather than as separate statutory trusts in order to achieve certain administrative efficiencies. The U.S. Equity Cumulative Dividends Fund—Series 2027 (the “Dividend Fund”) and the U.S. Equity Ex-Dividend Fund—Series 2027 (the “Ex-Dividend Fund” and together with the Dividend Fund, the “Funds” and each, a “Fund”) are separate series of the Trust. Each Fund is a commodity pool that will issue shares to shareholders (“Shareholders”) representing fractional undivided beneficial interests in, and ownership of, the net assets of the Funds (“Shares”). Issuances of Shares by one Fund are independent of issuances by the other Fund. As a result, the sizes of the Funds will not be correlated and are expected to vary. The Funds are term funds that will terminate on or prior to December 31, 2027.

Metaurus Advisors LLC (“Metaurus” or the “Sponsor”) will serve as the Trust’s Sponsor.

The Dividend Fund seeks investment results that, before fees and expenses, correspond to the performance of the Solactive® U.S. Cumulative Dividends Index—Series 2027 (the “Solactive Dividend Index”) over each calendar year. The Ex-Dividend Fund seeks investment results that, before fees and expenses, correspond to the performance of the Solactive® U.S. Equity Ex-Dividends Index—Series 2027 (the “Solactive Ex-Dividend Index”, and together with the Solactive Dividend Index, the “Underlying Indexes”). The Underlying Indexes are maintained and calculated by Solactive AG, which is an independent index sponsor and data provider (the “Calculation Agent” or “Solactive”).

The Dividend Fund seeks to track the Solactive Dividend Index so as to provide its Shareholders with returns designed to replicate the dividends on constituent companies of the S&P 500® Index (“S&P 500”), without exposure to the underlying securities. The value of the Solactive Dividend Index and, therefore, the value of the Dividend Fund’s Shares, will be affected by the ordinary cash dividends that have been paid to date and general expectations in the market regarding the future levels of such dividends.

The Dividend Fund expects to pay monthly cash distributions to its Shareholders throughout each calendar year. Such distributions shall, on an annual basis, before fees and expenses, equal all or a substantial portion of the Dividend Fund’s net asset value (“NAV”) attributable to the ordinary cash dividends accumulated by the S&P 500 Dividend Points Index (Annual) (the “Dividend Points Index”) for the year (as reflected in the current year’s S&P 500 Dividend Futures Contracts (as defined below) held by the Dividend Fund). Assuming short-term interest rates remain at current levels, the Sponsor expects the aggregate monthly distributions paid by the Dividend Fund to equal at least 99 percent of the actual dividend levels recorded by the Dividend Points Index, before fees and expenses. Because an S&P 500 Dividend Futures Contract held by the Dividend Fund expires at the end of each year of the Dividend Fund’s term, the number of S&P 500 Dividend Futures Contracts held by the Dividend Fund will decrease over time. As the years progress, the current S&P 500 Dividend Futures Contract with respect to which distributions are to be made will, therefore, comprise a relatively larger portion of the Dividend Fund’s NAV as compared to prior years. The divergence between the NAV of the Dividend Fund and the level of the Solactive Dividend Index is, therefore, expected to increase, as a percentage of NAV, as the end of the Dividend Fund’s term nears.

The Ex-Dividend Fund seeks to track the Solactive Ex-Dividend Index so as to provide Shareholders with returns that are equivalent to the performance of 0.5 shares of the SPDR S&P 500 ETF (“SPY”) less the value of current and future expected ordinary cash dividends to be paid on the S&P 500 constituent companies over the term of the Ex-Dividend Fund. SPY is an exchange-traded fund (“ETF”) that seeks to track the S&P 500.

Each Fund is a commodity pool as defined in the Commodity Exchange Act, as amended (“CEA”), and the applicable regulations of the Commodity Futures Trading Commission (“CFTC”). Neither Fund is an investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”), nor is required to register under the Investment Company Act.

Shares Listed on the NYSE Arca

An application shall be made to list and trade the Shares on the NYSE Arca, Inc. (“NYSE Arca”) under the symbols “IDIV” and “XDIV”, for the Dividend Fund and Ex-Dividend Fund, respectively, and will be required to meet the NYSE Arca’s continued listing requirements. The initial purchase of the Funds’ shares by the Initial Purchaser and commencement of trading on the NYSE Arca is expected to occur on or about [●]. Market prices for the Shares may differ from the NAV per Share of a Fund, as discussed in this prospectus. Secondary market purchases and sales of Shares are subject to ordinary brokerage commissions and charges. An indicative fund value will be calculated and disseminated by a third party service provider in accordance with the rules of the NYSE every 15 seconds throughout each day on which the NYSE Arca is open for business, including any partial-day opening (“Business Day”).

Creations and Redemptions of Baskets of Shares

In connection with the continuous offering of Shares by the Funds, the Sponsor will accept, or cause the Trustee or another designee selected by the Sponsor to accept, orders placed by authorized participants of the Trust (“Authorized Participants”) for the creation or redemption of one or more blocks of 50,000 Shares (each, a “Basket”). Generally, the Trust’s creation and redemption of baskets are expected to be executed through exchange for related position (“EFRP”) transactions, which are designed to achieve an in-kind creation and redemption mechanism.

The manner by which redemptions are made is dictated by the terms of the respective authorized participant agreement between an Authorized Participant and the Trust (“Authorized Participant Agreement”).

The Offering

On [●], the Initial Purchaser, subject to certain conditions, agreed to purchase and took delivery of (i) [●] Shares of the Dividend Fund at a purchase price of $[●] per Share ($[●] per Basket) and (ii) [●] Shares of the Ex-Dividend Fund at a purchase price of $[●] per Share ($[●] per Basket), which comprise the initial Baskets of the Funds, as described in the section entitled “Plan of Distribution.”

Once trading of the Shares commences on the NYSE Arca, the Funds will issue Baskets to, and redeem Baskets from, Authorized Participants on a continuous basis. Authorized Participants will be required: (i) to be registered as broker-dealers; (ii) to be registered futures commission merchants and/or clear through a registered futures commission merchant; (iii) to be participants of the Depository Trust Company (a “DTC Participant”) and members of the National Securities Clearing Corporation (“NSCC”) (iv) have entered into agreements to act as authorized participants of the Trust; and (v) to be in a position to transfer the required Deposit Instruments and/or the Cash Component to, and take delivery from, the Trust, on behalf of the Funds.

Authorized Participants may sell Shares comprising the Baskets they purchased from the Funds to other investors at a per-Share offering price that will vary from the per-Share price of the Baskets depending upon, among other factors, the trading price of the Shares on the NYSE Arca, the current NAV per Share and the supply and demand for the Shares at the time of the offer. The market price of the Shares therefore may differ from the NAV per Share of a Fund. In addition, Shares initially comprising the same Basket but offered by Authorized Participants to the public at different times may have different offering prices.

Neither the Initial Purchaser nor any Authorized Participant will receive from the Funds, the Sponsor, the Distributor or any of their affiliates, any underwriting fee or other compensation in connection with their sale of Shares to the public. The Initial Purchaser and any Authorized Participant may receive commissions from brokerage investors who purchase Shares through their brokerage accounts or fees from investors who purchase Shares through their fee-based accounts. Investors are encouraged to review the terms of their brokerage accounts for details on applicable charges.

As of the date of this prospectus, no public market exists for the Shares.

The Trust is an Emerging Growth Company

The Trust expects to qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) subject to reduced public company reporting requirements under U.S. federal securities laws. For as long as the Trust is an emerging growth company, unlike other public companies, it will not be required to, among other things: (i) provide an auditor’s attestation report on management’s assessment of the effectiveness of the Funds’ system of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002; or (ii) comply with any new audit rules adopted by the PCAOB after April 5, 2012, unless the SEC determines otherwise. The Trust will cease to be an “emerging growth company” upon the earliest of: (i) it having $1.0 billion or more in annual revenues; (ii) at least $700 million in market value of Shares being held by non-affiliates; (iii) it issuing more than $1.0 billion of non-convertible debt over a three-year period; or (iv) the last day of the fiscal year following the fifth anniversary of its initial public offering.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. The Trust is choosing not to “opt out” of such extended transition period, and as a result, the Trust will not be required to comply with new or revised accounting standards until those standards would otherwise apply to private companies. Section 107 of the JOBS Act provides that the Trust’s decision to not opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

Sponsor

Metaurus, a limited liability company formed in the State of Delaware on September 15, 2016, will serve as the Trust’s Sponsor, commodity pool operator and commodity trading advisor. Metaurus Advisors LLC was approved as a commodity pool operator and as a member of National Futures Association (“NFA”) on June 5, 2017. The Sponsor is exempt from registration as a commodity trading advisor with the CFTC under CFTC Rule 4.14(a)(4), as the Sponsor is registered as a commodity pool operator, and the Sponsor’s commodity trading advice is directed solely to, and for the sole use of, the Funds, pools for which it is so registered. The address of Metaurus is 589 Fifth Avenue, Suite 808, New York, NY 10017. The main business telephone number of Metaurus is (212) 634-4250.

The Sponsor will be responsible for making operational decisions necessary to maintain the proper number of investment positions to meet the investment objectives of the Funds, monitor the performance results of the Funds’ portfolios and reallocate assets within the portfolios with a view to causing the performance of each Fund’s portfolio to track that of its Underlying Index over time.

Administrator

SEI Investments Global Fund Services (“SEI” or the “Administrator”), a Pennsylvania corporation, located at One Freedom Valley Drive, Oaks, PA 19456, will serve as the administrator of the Trust and the Funds. The Administrator is unaffiliated with the Sponsor. The Administrator is responsible for the day-to-day administration of the Trust and the Funds, which includes valuing all of the portfolio holdings of the Funds and calculating the NAV of the Funds. The Sponsor may remove the Administrator and appoint a successor administrator pursuant to the provisions set out in the Administration Agreement.

Clearing FCM

The Funds will use [                ] as its Clearing FCM. As such, [                ] will hold the Funds’ positions in futures contracts and Treasury Securities and cash as futures margin. Treasuries Securities not held as futures margin will be held by the Custodian (defined below). The Funds may engage additional and/or other futures commission merchants in the future.

Custodian and Transfer Agent

The Bank of New York Mellon (“BNY”), a corporation authorized to do banking business located at One Wall Street, New York, NY 10286, will serve as registrar and transfer agent for the Funds as well as custodian (the “Custodian”) of that portion of the Funds’ assets not held by the Clearing FCM. As Custodian, BNY will: (1) make receipts and disbursements of money on behalf of the Funds; (2) collect and receive all income and other payments and distributions on account of the Funds’ portfolio investments; (3) respond to correspondence from Shareholders, brokers and others relating to its duties; and (4) make periodic reports to the Funds concerning the Funds’ operations.

Distributor

SEI Investments Distribution Co. (“SIDCO” or the “Distributor”), a wholly-owned subsidiary of SEI, located at One Freedom Valley Drive, Oaks, PA 19456, will serve as the distributor of the Trust and the Funds. SIDCO is unaffiliated with the Sponsor. The duties of the Distributor will include (1) processing orders for the creation and redemption of Baskets; (2) coordinating with the Sponsor the receipt and delivery of the consideration transferred to, or by, the Funds in connection with each issuance and redemption of Baskets; and (3) assisting the Sponsor in marketing the Funds. The Sponsor may remove the Distributor and appoint a successor distributor pursuant to the provisions set out in the Distribution Agreement.

Trustee

Wilmington Trust, N.A., a national banking association, will serve as the trustee of the Trust. The Trustee will not be entitled to exercise any of the powers, or have any of the duties or responsibilities, of the Sponsor. The

Trustee will be a trustee of the Trust for the sole and limited purpose of fulfilling the requirements of the Delaware Statutory Trust Act.

Advisory Committee

The Funds will maintain an advisory committee (the “Advisory Committee”) which, at the Sponsor’s discretion, will be consulted with on various matters concerning the operations of the Funds and any potential conflicts of interest involving the Funds. The Advisory Committee, upon request by the Sponsor, may make recommendations as to any changes in Fund policy. Although the Sponsor is not obligated to consult or follow specific recommendations, the Sponsor intends to consult the Advisory Committee to exercise best practices in the management of each Fund for the benefit of its Shareholders. The Advisory Committee will consist of two or more people including a majority of which are expected to be independent, non-affiliated persons of the Trust. Each Fund will pay the fees and expenses of the independent members of its Advisory Committee as well as certain other direct expenses of its Advisory Committee.

Break-Even Threshold

Assuming the purchase and sale prices for Shares of the Dividend Fund are equal to the value of the Solactive Dividend Index, the performance of the Solactive Dividend Index must be at least 0.00% or higher per year for the Dividend Fund to recover its expenses and for you to break-even on your investment in the Dividend Fund’s Shares.

Assuming the purchase and sale prices for Shares of the Ex-Dividend Fund are equal to the value of the Solactive Ex-Dividend Index, the performance of the Solactive Ex-Dividend Index must be at least 0.00% or higher per year for the Ex-Dividend Fund to recover its expenses and for you to break-even on your investment in the Ex-Dividend Fund’s Shares.

For more information, please see the section “Break-Even Analysis” beginning on page 50.

Investment Objective of the Funds

The Funds will employ a “passive management”—or indexing—investment approach designed to correspond to the performance of each Underlying Index, before fees and expenses.

The Dividend Fund

The Dividend Fund seeks investment results that, before fees and expenses, correspond to the performance of the Solactive Dividend Index over each calendar year so as to provide Shareholders with returns designed to replicate the dividends on constituent companies of the S&P 500, without exposure to the underlying securities. The value of the Solactive Dividend Index and, therefore, the value of the Dividend Fund’s Shares, will be affected by the ordinary cash dividends that have been paid to date and general expectations in the market regarding the future levels of such dividends.

The Dividend Fund intends primarily to invest its assets in the component instruments of the Solactive Dividend Index, as well as in cash and cash equivalents. The component instruments of the Solactive Dividend Index consist of U.S. Treasury Securities (“Treasury Securities”) and long positions in annual futures contracts listed on the Chicago Mercantile Exchange (“CME”) that provide exposure to dividends paid on the S&P 500 constituent companies (“S&P 500 Dividend Futures Contracts”) pro rata for each year of the life of the Dividend Fund. As a result, in addition to the Treasury Securities, cash and/or cash equivalents, the Dividend Fund is initially expected to hold each of the annual S&P 500 Dividend Futures Contracts that are traded and expire during its ten-year term. Each year thereafter, until December 2027 when the Dividend Fund will terminate, the Dividend Fund will hold one less S&P 500 Dividend Futures Contract due to expiry of the prior year’s contract.

The Dividend Fund’s exposure to dividend payments made by S&P 500 constituent companies will be based exclusively on its investments in S&P 500 Dividend Futures Contracts. The value of the S&P 500 Dividend Futures Contracts, on which the value of the Dividend Fund will be based, will tend to increase if the actual dividends paid or expected to be paid by S&P 500 constituent companies in the periods tracked by the S&P 500 Dividend Futures Contracts increase. The value of the S&P 500 Dividend Futures Contracts will tend to decrease if the actual dividends paid or expected to be paid by S&P 500 constituent companies decrease in the periods tracked by the applicable S&P 500 Dividend Futures Contracts.

The Dividend Fund intends to make cash distributions to its Shareholders on a monthly basis that generally track, over a one year period, the actual dividends paid by S&P 500 constituent companies, as reflected in the change in the Dividend Points Index. There is expected to be a timing difference between the Dividend Fund’s distributions and the level of the Solactive Dividend Index. While the Dividend Fund will pay distributions to Shareholders monthly, the value of the annual S&P 500 Dividend Futures Contracts will not decline to reflect the actual payment of dividends until the next annual expiration date of such contracts. As a result of the fact that the Solactive Dividend Index tracks the S&P 500 Dividend Futures Contracts, the values of which do not decline to reflect the payment of accrued dividends paid by S&P 500 constituent companies until maturity of the contract, whereas the Dividend Fund pays out accrued dividends monthly, the market price and the NAV of the Dividend Fund is expected to be lower than the level of the Solactive Dividend Index during the months between the periods between the Dividend Fund’s initial cash distribution during any year and the expiry of the current S&P 500 Dividend Futures Contract at year end. The Funds will use cash on hand and short-term borrowings to make such payments. The Dividend Points Index adjusts daily to reflect dividends that have already been paid up to that date. The payment of such dividends will also be reflected in the price of the S&P 500 Dividend Futures Contracts, and, therefore, the performance of the Solactive Dividend Index on a daily basis, but such S&P 500 Dividend Futures Contracts will not settle until the next futures expiry day. Please see “INVESTMENT OBJECTIVES AND STRATEGIES OF THE FUNDS” on page 32 for more information.

The Ex-Dividend Fund

The Ex-Dividend Fund seeks investment results that, before fees and expenses, correspond to the performance of the Solactive Ex-Dividend Index so as to provide Shareholders with returns that are equivalent to the performance of 0.5 shares of SPY less the value of current and future expected ordinary cash dividends to be paid on the S&P 500 constituent companies over the term of the Ex-Dividend Fund. SPY is an ETF that seeks to track the S&P 500. The value of such current dividends is represented by the Solactive Dividend Index. The Solactive Dividend Index aims to represent the discounted present value of all listed annual S&P 500 Dividend Futures Contracts out to and including the December 2027 S&P 500 Dividend Futures Contracts expiry.

In seeking to track the Solactive Ex-Dividend Index, the Ex-Dividend Fund intends to replicate the returns of SPY through owning long positions in quarterly S&P 500 Index futures contracts traded on the CME (“S&P 500 Index Futures Contracts”) rather than shares of SPY. Additionally, the Ex-Dividend Fund intends to track the performance of the Solactive Ex-Dividend Index by selling annual S&P 500 Dividend Futures Contracts out to the maturity date of the Ex-Dividend Fund. The Ex-Dividend Fund will also hold Treasury Securities, cash and/or cash equivalents. The Ex-Dividend Fund does not intend to hold shares of SPY or any other ETF (other than a money market fund ETF).

Other Investments of the Funds and Leverage

In certain instances, a Fund may invest in futures contracts with alternative maturities if, in the judgment of the Sponsor, investing in such instruments would be in the best interest of the Fund (e.g., due to liquidity, arbitrage pricings or similar market factors).

The Funds will not employ leverage to implement their investment strategies. For these purposes, leverage means the use of loans, borrowings and extensions of credit from third parties for the purchase of investments. The Funds may, however, enter into short-term loans and reverse repurchase agreements for liquidity purposes, including to fund distributions with respect to the Dividend Fund. Although the Funds will not employ the type of investment leverage described above, they will hold investment instruments that are described as having embedded leverage. For example, the futures contracts that the Funds will invest in could be described as having embedded leverage, because the notional amount of the contracts will exceed the cash or assets required to establish or maintain such futures contract positions. Such embedded leverage is expected to be fully defeased by a Fund through its investments in Treasury Securities.

Terms of the Funds

Each Fund expects to terminate on or about December  31, 2027, unless terminated earlier or extended under certain limited circumstances.

Summary of Risks You Should Consider Before Investing in the Fund

The Shares are speculative securities and investing in them involves considerable risk. Read this entire prospectus carefully and consider “Risk Factors” beginning on page 13 before investing.

•	The Funds have no operating history. Therefore, you do not have any performance history to serve as a factor for evaluating an investment in the Shares.

•	In seeking investment results that track the performance of the Underlying Indexes, the Funds will be exposed to the risks of commodity futures prices, which can be volatile and unpredictable and subject to rapid and substantial changes.

•	You could lose all or substantially all of your investment in a Fund.

•	Due to market conditions, the Shares may trade at market prices lower than the Funds’ NAV per Share or than the value of a Fund’s Underlying Index. The Shares of the Dividend Fund are expected to trade at such lower market prices as compared to the value of the Solactive Dividend Index due to the fact that the value of the S&P 500 Dividend Futures Contracts included in the Solactive Dividend Index will not decline to reflect the actual payment of dividends paid by the S&P 500 constituent companies until year-end whereas the Dividend Fund expects to pay monthly distributions. These factors can affect your returns.

•	As a Shareholder, you will not have the same statutory rights normally associated with ownership in certain other investment vehicles. For example, you will not have the right to select the Trustee, vote on certain matters relating to the Funds or take other actions normally associated with ownership of Shares.

•	The past performance of an Underlying Index or its underlying components is not indicative of the future performance of that Underlying Indexes or the Shares.

•	Each Fund may not be able to replicate the return of its respective Underlying Index.

•	There are U.S. federal income tax risks associated with the purchase, ownership and disposition of the Shares.

Use of Proceeds

Proceeds received by the Funds from the issuance and sale of Baskets will consist of: (i) futures contracts, Treasury Securities and other financial instruments designed to track such Fund’s Underlying Index (“Deposit Instruments”), together with the deposit of a specified cash payment (“Cash Component”) in the case of a creation through an EFRP transaction, which is designed to achieve an in-kind creation process, as described below; or (ii) cash, in the case of a cash creation. The Cash Component is the difference between the NAV attributable to a Basket and the aggregate market value of the Deposit Instruments exchanged for the Basket. In the case of a cash creation, the Funds intend to use the cash to purchase Deposit Instruments. The Deposit Instruments and cash received from an in-kind creation will be posted with the Custodian or the Clearing FCM, as necessary. The Deposit Instruments will be held by the Funds in their accounts with the Custodian or with the Clearing FCM until they are liquidated to pay any expenses and liabilities of the Funds.

Who May Subscribe

Baskets may be created and redeemed only by an Authorized Participant that must:

(i)	be a registered broker-dealer;

(ii)	be a registered futures commission merchant and/or clear through a registered futures commission merchant;

(iii)	be a DTC Participant and a member of the NSCC;

(iv)	have entered into an Authorized Participant Agreement with the Trust; and

(v)	be in a position to transfer the required Deposit Instruments and/or the Cash Component to, and take delivery from the Funds.

An Authorized Participant Agreement sets out the procedures for the creation and redemption of Baskets and for the delivery of Deposit Instruments and/or the Cash Component for such creations or redemptions. Holders of the Shares or their brokers that are not Authorized Participants may redeem their Shares only through an Authorized Participant.

Charges

Organizational and Initial Offering Expenses

The Sponsor will pay all necessary and reasonable expenses and liabilities incurred in connection with the organization of the Funds and proposed initial public offering of the Shares.

Management Fee

The Dividend Fund will pay the Sponsor a Management Fee equal to 0.58% per year of the Dividend Fund’s average daily NAV, calculated and payable monthly, subject to a minimum monthly fee of $0.01 per Share. This minimum monthly fee is expected to apply when the Dividend Fund’s average daily NAV for such month is less than $20.69 per Share.

The Ex-Dividend Fund will pay the Sponsor a Management Fee equal to 0.29% per year of the Ex-Dividend Fund’s average daily NAV, calculated and payable monthly.

Administration Fee

Each Fund will pay the Administrator, SEI, an annual fee based on the Fund’s average daily NAV for administration of the Fund and certain other business and shareholder services, subject to a minimum of $75,000 per year. Such fee will decrease for a Fund if the NAV of the Fund exceeds $500 million. The Funds will also reimburse SEI for certain out of pocket fees and expenses. Such fees and expenses are currently estimated at approximately 0.005% of the average daily NAV of each Fund per year, although it is impossible to predict exactly the amount of out of pocket fees and expenses payable by a Fund to the Administrator. The administration fee is in addition to the management fee.

Creation and Redemption Basket Fees

In connection with the creation and redemption of Baskets, Authorized Participants will pay the Funds a transaction fee per Basket equal to $500.00. From this transaction fee, the Funds will pay any transaction costs and fees associated with the purchase or sale of any futures contracts acquired for or sold by the Funds. In addition, to the extent that cash is delivered or received in lieu of any of the Deposit Instruments upon the creation or redemption of Shares by an Authorized Participant, such Authorized Participants will pay an additional variable charge up to 2% of the value of the cash that is delivered or received in lieu of any of the Deposit Instruments to a Fund to pay for any additional transaction costs and fees associated with the purchase or disposition of any of the Deposit Instruments. The transaction fees are expected to cover the fees charged by NFA and compensation to the Clearing FCM, and may be subject to change from time to time. In connection with the initial launch of the Funds, the Sponsor may pay creation fees on behalf of Authorized Participants. There is no guarantee that the Sponsor will elect to do so. Under the terms of the relevant Authorized Participant Agreement, Authorized Participants creating or redeeming Baskets will also be obligated to pay any taxes, governmental charges or stock transfer or similar fees in connection with such creation or redemption.

Trading, Reporting and Transaction Fees

Each Fund will pay (or will reimburse the Clearing FCM if previously paid) any other transaction costs and fees associated with trading of the Fund’s instruments (including floor brokerage, exchange, clearing, give-up, user and NFA fees) that are not related to the creation and redemption of Baskets. Such costs and fees are currently estimated at approximately 0.03% of the NAV of each Fund per year, although it is impossible to predict exactly the amount of transaction costs and fees payable by a Fund.

Custody and Transfer Agency Services Fees

Each Fund will pay BNY fees and expenses for custody and transfer agent services. Each Fund will also pay the Clearing FCM fees and expenses for custody services. Such fees are currently estimated at approximately 0.01% of a Fund’s NAV per year.

Other Fees and Operating Expenses

Each Fund will pay its periodic professional expenses, including, but not limited to the fees of the Trustee, continuous offering expenses, printing and mailing costs, legal, audit, tax, accounting, performance, administrative, filing, reporting and data processing fees and expenses and other operating expenses. These fees and expenses in the aggregate for each Fund are estimated at $150,000 per year. For each Fund, the Sponsor has agreed to pay any professional expenses of each Fund in excess of $150,000 in each of 2018 and 2019. The Funds will be responsible for any extraordinary expenses and liabilities.

Each Fund will also pay Advisory Committee fees and expenses, including annual fees of the independent members of the Advisory Committee. Each Fund will also pay its allocable portion of the premiums for director and officer insurance coverage (which includes coverage of Advisory Committee members) and errors and omissions insurance coverage (together, “Advisory Committee and Officer Expenses”). The Sponsor will also be allocated a portion of such premiums.

The Funds will also pay the Distributor certain out-of-pocket costs, transaction fees and asset-based fees which are accrued daily and paid monthly by the Funds. Such estimated out-of-pocket costs, transaction fees and asset-based fees are expected to be less than 0.001% of a Fund’s NAV per year.

In the event that the Funds are required to pay any such expenses and liabilities, the Funds may be required to liquidate assets, which would reduce the NAV of the Shares and could result in adverse tax consequences to Shareholders. The Sponsor is not responsible for any depreciation or loss incurred by reason of the liquidation of Fund property made in compliance with the Trust Agreement (as defined herein).

Net Asset Value

The NAV per Share for a Fund will be determined by dividing the NAV of the Fund by the number of outstanding Shares. The NAVs of the Funds will be determined as soon as practicable after the close of regular trading of the Shares on the NYSE Arca (normally 4:00 P.M. ET) on each Business Day. Each Fund’s NAV on a Business Day is obtained by subtracting accrued expenses and other liabilities borne by such Fund, if any, from the total value of the assets held by the Fund, in each case, as of the time of calculation. The Administrator will be responsible for making these determinations.

Clearance and Settlement

The Shares will be issued only in book-entry form. Transactions in Shares will clear through the facilities of the Depository Trust Company (“DTC”). You may hold your Shares directly or indirectly through DTC Participants.

Distributions

The Dividend Fund expects to pay distributions to its Shareholders monthly based on the actual dividends accrued in the Dividend Points Index during the preceding month, less an amount necessary to fund such distributions. Such distributions are expected to, on an annual basis, before fees and expenses, equal all or a substantial portion of the Dividend Fund’s NAV attributable to the ordinary cash dividends accumulated by the Dividend Points Index for the year (as reflected in the current year’s S&P 500 Dividend Futures Contracts held by the Dividend Fund). Assuming short-term interest rates remain at current levels, the Sponsor expects the monthly distributions paid by the Dividend Fund to equal at least 99 percent of the actual dividend levels recorded by the Dividend Points Index, before fees and expenses. The NAV of the Dividend Fund (and correspondingly, its market trading price) is expected to be lower than the level of the Solactive Dividend Index during the course of each year due to the fact that the Dividend Fund expects to pay monthly distributions to Shareholders that correspond to the actual dividend amounts that have been paid in the preceding month by the S&P 500 constituent companies. By contrast, the Solactive Dividend Index accrues all dividends reflected in the Dividend Points Index until year-end. Investors, however, should take into account the cumulative cash distributions received by Shareholders during such year when evaluating the returns of the Dividend Fund and when assessing the tracking of the Dividend Fund’s shares to the Solactive Dividend Index. Such distributions may consist of ordinary income, capital gains and/or return of capital. The Dividend Fund’s capital gain dividends, if any, for a calendar year may include any net unrealized appreciation in its futures contracts that expire in future calendar years. The Dividend Fund also reserves the right to declare additional special distributions in its sole discretion.

The Ex-Dividend Fund does not anticipate making any periodic distributions and is under no obligation to make any periodic distributions to you.

Voting Rights

Except in limited circumstances, you will not have voting rights with respect to your Shares.

Termination Events

A Fund may be dissolved by the Sponsor for any reason with notice to the Shareholders. The Sponsor intends to dissolve each Fund on or about December 31, 2027, after which the Fund will be orderly liquidated or extended for limited circumstances.

Limitation on Liability

[It is anticipated that the amended and restated declaration of trust between the Sponsor and the Trustee (the “Trust Agreement”), the Administration Agreement, the Custody TA Agreement, the Futures Account Agreement and the Distribution Agreement (each, as defined herein) will include customary indemnification provisions with respect to each of the Sponsor and the Trustee, the Administrator and the Distributor and their respective managers or directors, employees, affiliates and/or subsidiaries, the material terms of which will be disclosed in this prospectus once the Trust Agreement, the Administration Agreement and the Distribution Agreement are finalized.

To the extent that the Funds are required to indemnify the Sponsor, the Trustee, the Administrator, the Custodian, the Clearing FCM and/or the Distributor, the Funds may have to sell assets in order to cover losses suffered or liabilities incurred by the Trustee, the Sponsor, the Administrator, the Custodian, the Clearing FCM and the Distributor, as applicable, which would reduce the NAV of the Shares and may result in adverse tax consequences to Shareholders. Any loss by Shareholders will be limited to the amount invested in the Shares.]

Certain U.S. Federal Income Tax Consequences

As discussed under “Certain U.S. Federal Income Tax Consequences” herein, the Trust will be classified as a partnership for U.S. federal income tax purposes, and not as an association taxable as a corporation for U.S. federal income tax purposes. Accordingly, the Trust will not incur U.S. federal income tax liability at the entity level. Instead, you generally will be required to take into account your allocable share of the Trust’s items of income, gain, loss, deduction, expense and credit in computing your U.S. federal income tax liability. Please see “Risk Factors—Risk Factors Relating to Taxes” and “Certain U.S. Federal Income Tax Consequences” for information on the potential U.S. federal income tax consequences of the purchase, ownership and disposition of the Shares.

Principal Offices; Location of Records; Fiscal Year

The principal office of the Trust is located at c/o Metaurus Advisors LLC, 589 Fifth Avenue, Suite 808, New York, NY 10017. The main business telephone number of the Trust is (212) 634-4250, and the website of the Trust is www.metaurus.com. The principal office of the Trustee is located at 1100 N. Market Street, Wilmington, DE 19890.

The books and records of the Funds are maintained as follows: all marketing materials are maintained at the offices of SEI, One Freedom Valley Drive, Oaks, Pennsylvania 19456. Basket creation and redemption books and records, certain financial books and records (including accounting records, ledgers with respect to assets, liabilities, capital, income and expenses, the registrar, transfer journals and related details) and certain trading and related documents received from registered futures commission merchants and broker-dealers and banks are maintained by BNY, One Wall Street, New York, NY 10286.

All other books and records of the Funds (including minute books and other general corporate records, trading records and related reports) are maintained at the Trust’s principal office, c/o Metaurus Advisors LLC, 589 Fifth Avenue, Suite 808, New York, NY 10017.

Trust books and records located at the foregoing addresses, are available for inspection and copying (upon payment of reasonable reproduction costs) by Fund shareholders or their representatives for any purposes reasonably related to such shareholder’s interest as a beneficial owner during regular business hours. The Sponsor will maintain and preserve the Trust’s books and records for a period of not less than six years.

The fiscal year of each Fund ends on December 31 of each year.

Forward-Looking Statements

This Prospectus contains forward-looking statements that are subject to risks and uncertainties. Investors can identify these forward-looking statements by the use of expressions such as “may,” “will,” “expect,” “anticipate,” “believe,” “intend,” “plan,” “project,” “should,” “estimate” or any negative or other variations on such expression. These forward-looking statements are based on information currently available to the Sponsor and are subject to a number of risks, uncertainties and other factors, both known, such as those listed in “Risk Factors” in this Summary, described in “Risk Factors” and elsewhere in this Prospectus, and unknown, that could cause the actual results, performance, prospects or opportunities of the Funds to differ materially from those expressed in, or implied by, these forward-looking statements. Except as expressly required by federal securities laws, the Trust assumes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Investors should not place undue reliance on any forward-looking statements.

RISK FACTORS

The Shares are speculative and involve a high degree of risk. You could lose all or a substantial portion of your investment in the Shares. The Funds may not achieve their investment objectives and an investment in a Fund is not by itself a complete or balanced investment program. Before making an investment decision, you should carefully consider the risks described below, as well as the other information included in this prospectus, as well as information found in documents incorporated by reference into this prospectus.

Principal Risks of the Funds

These risk factors may be amended, supplemented or superseded by risk factors contained in any prospectus supplement, post-effective amendment or other prospectus filing filed with the Securities and Exchange Commission (“SEC”) in the future.

Risk Factors Relating to the Funds

New Fund, New Strategy and New Futures Contract Risk.

NEITHER THIS POOL OPERATOR (TRADING MANAGER, IF APPLICABLE) NOR ANY OF ITS TRADING PRINCIPALS HAS PREVIOUSLY OPERATED ANY OTHER POOLS OR TRADED ANY OTHER ACCOUNTS.

As new funds, there can be no assurance that the Funds will grow to or maintain an economically viable size, in which case the Funds could ultimately be forced to liquidate prior to their scheduled maturity date in December 2027. In addition, each Fund is based on a novel investment strategy that has not been tested in the market. No assurance can be given that the strategy will be successful. The success of each Fund is dependent upon its ability to purchase or sell S&P 500 Dividend Futures Contracts. In the event that the S&P 500 Dividend Futures Contracts were to cease trading, a Fund may be required to liquidate prior to its scheduled termination date in December 2027.

You may lose your entire investment in a Fund.

No assurance can be given that the returns of a Fund will adequately compensate you for the risk of investing in the Fund. You should not commit money to a Fund unless you have the resources to sustain the loss of your entire investment in a Fund. Although the amount of any losses to holders in the Dividend Fund will be mitigated by the distributions made by the Fund, Shareholders in such Fund still may lose their entire investments.

The Sponsor is newly formed.

The Sponsor is newly formed, and has not previously managed an investment vehicle. As a result, investors do not have a track record from which to assess the Sponsor, and the Sponsor may not achieve the intended results in managing the Funds.

Deregistration of Metaurus as a commodity pool operator could adversely impact the Funds.

Metaurus is registered with the CFTC as a commodity pool operator. If the CFTC were to terminate, suspend or revoke Metaurus’s registration as a commodity pool operator, for example, Metaurus would withdraw as the Trust’s Sponsor and the Funds’ operations would be disrupted. If Metaurus ceases to be Sponsor of the Trust, then pursuant to the terms of the Trust Agreement, Metaurus would no longer be responsible for paying any of the ordinary expenses and liabilities that it has agreed to pay with respect to the Funds. If the new sponsor does not agree to pay such expenses and liabilities, in such case, the Funds would be required to liquidate their assets in order to pay such expenses. This would reduce the NAV of the Shares and could result in adverse tax consequences to you.

The Trust expects to qualify as an emerging growth company subject to reduced public company reporting requirements.

The Trust expects to qualify as an “emerging growth company” as defined in the JOBS Act. The Trust has elected to make use of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the JOBS Act, which election is irrevocable. For so long as the Trust remains an emerging growth company, it will be subject to reduced public company reporting requirements. Among other things, emerging growth companies are exempt from the auditor attestation requirements under Section 404(b) of the Sarbanes-Oxley Act, are exempt from certain “say on pay” provisions of the Dodd-Frank Act, and are subject to reduced disclosure requirements relating to executive compensation and audited financial statements. The Trust may take advantage of the exemptions and scaled requirements applicable to emerging growth companies.

Investors may be adversely affected by redemption or creation orders that are subject to postponement, suspension or rejection under certain circumstances.

The Sponsor may, in its discretion, suspend the right of creation or redemption of Shares or may postpone the purchase or redemption settlement date of Shares. In addition, a Fund will reject a redemption order if the order is not in proper form as described in the Authorized Participant Agreement or if the fulfillment of the order might be unlawful. Any such postponement, suspension or rejection could adversely affect a redeeming Authorized Participant. For example, the resulting delay may adversely affect the value of the Authorized Participant’s redemption proceeds if the NAV of a Fund declines during the period of delay. The Funds disclaim any liability for any loss or damage that may result from any such suspension or postponement. Suspension of creation and/or redemption privileges may also adversely impact how the Shares are traded and arbitraged on the secondary market, which could cause them to trade at levels materially different (premiums and discounts) from the fair value of their underlying holdings. Suspensions may also affect the willingness of firms to act as Authorized Participants of the Funds, which could affect the Funds’ ability to trade.

Authorized Participants may withdraw from participation in creating and redeeming Shares.

The liquidity of the Shares may also be affected by the withdrawal from participation of Authorized Participants in creating and redeeming Shares, which could adversely affect the market price of the Shares. In the event that one or more Authorized Participants which have substantial interests in the Shares withdraw from participation, the liquidity of the Shares will likely decrease, which could adversely affect the market price of the Shares and result in investors incurring a loss on their investment.

Unanticipated operational or trading problems may arise.

The mechanisms and procedures governing the in-kind creation and redemption of the Shares through EFRPs have been developed specifically for the Funds and are new and untested. Consequently, there may be unanticipated problems or issues with respect to the mechanics that could have a material adverse effect on an investment in the Shares.

Claims to intellectual property rights could result in expenses or damages payable by the Funds.

Competing claims over ownership of and rights to relevant intellectual property could adversely affect the Funds or an investment in the Shares. While the Sponsor believes that it has all of the intellectual property rights necessary to operate the Funds in the manner described in this prospectus, third parties may allege or assert ownership of and rights to intellectual property that may be related to the design, structure and/or operation of the Funds or the Underling Indexes. To the extent any claims of such ownership are brought or any proceedings are instituted to assert such claims, the negotiation, litigation or settlement of such claims, the issuance of any restraining orders or injunctions, or the ultimate disposition of such claims in a court of law may adversely affect the Funds and the value of the Shares, resulting in expenses or damages payable by the Funds or the suspension of activities or termination of the Funds. Invalidation of intellectual property rights of the Sponsor may allow other sponsors to copy the structure of the Funds, which may adversely affect liquidity of the Funds and economics of scale that can result from increases in size of the Funds and which generally benefit Shareholders. Such claims and proceedings can also distract and divert management and key personnel from other tasks important to the success of the Funds’ businesses.

Intellectual property litigation or claims could force the Sponsor to do one or more of the following:

•	cease operations or change the design and/or structure of a Fund or of an Underlying Index, in either case, to the extent such Fund or Underlying Index incorporates the asserted intellectual property, which would adversely affect such Fund’s NAV and the value of the Shares;

•	pay substantial damages for past use of the asserted intellectual property;

•	obtain a license from the holder of the asserted intellectual property, which license may not be available on reasonable terms, if at all; and/or

•	in the case of trademark claims, redesign or rename a Fund or renegotiate a licensing agreement relating to one or more of the Underlying Indexes to avoid infringing on the intellectual property rights of third parties, which may not be possible and could be costly and time-consuming even if it is possible.

An adverse determination in an intellectual property suit or proceeding or a Fund’s failure to license essential technology could harm the Fund’s financial condition and the value of your Shares could decline.

Market prices of futures contracts can be extremely volatile.

It is possible that futures contracts, such as S&P 500 Index Futures Contracts and S&P 500 Dividend Futures Contracts, will experience a high degree of price volatility and are subject to occasional rapid and substantial changes. If this were to occur, the NAV of the Shares could change substantially and in a rapid and unpredictable manner. This would expose your investment in Shares to potential losses if you wanted to sell your Shares at a time when the value of futures contracts held by a Fund or the market price of the Shares were lower than when you made your investment. These fluctuations can affect your investment regardless of the length of time you intend to hold your Shares. You could lose all or substantially all of your investment in a Fund.

Generally, the Trust’s transactions in futures are expected to be executed through EFRP transactions or block or other transactions that are not executed through the applicable exchange’s central order book. That may expose the Funds to price risk.

The market price and NAV of the Shares may differ.

The NAV per Share will change as fluctuations occur in the market value of the instruments held in a Fund’s portfolio. Investors should be aware that the public trading price of the Shares may differ from the NAV of the Shares (i.e., Shares may trade at a premium over, or a discount to, their NAV). Consequently, an Authorized Participant may be able to create or redeem Shares in a Basket at a discount or premium to the public trading price per Share. This price difference may be due, in large part, to the fact that supply and demand forces at work in the trading market for Shares are closely related, but not identical to, the same forces influencing the prices of the Deposit Instruments. You should note that the size of a Fund in terms of total assets is expected to change over the term of the Fund and from time-to-time as Baskets are created and redeemed. In addition, the size of an investment in the Dividend Fund will diminish steadily over its life, as a result of the monthly distributions paid by the Dividend Fund, a portion or all of which will constitute return of principal.

Lack of active trading in the Shares may result in losses.

The lack of an active trading market for the Shares may result in losses on your investment at the time of disposition of your Shares. Although the Sponsor will apply for the Shares to be listed and traded on the NYSE

Arca, no guarantee can be given that an active trading market for the Shares will develop or be maintained. If you need to sell your Shares at a time when no active market for them exists, the price you receive for your Shares, assuming that you are able to sell them, will likely be lower than that which you would receive if an active market existed.

A NYSE Arca trading halt or delisting may make it impossible to sell your Shares.

The NYSE Arca may halt or suspend trading in the Shares or elect to de-list the Shares which would adversely impact your ability to sell your Shares. Trading in Shares may be halted due to market conditions or, in light of NYSE Arca rules and procedures, for reasons that, in the view of the NYSE Arca, make trading in Shares inadvisable. In addition, trading is subject to trading halts caused by extraordinary market volatility pursuant to “circuit breaker” rules that require trading to be halted for a specified period based on a specified market decline. No assurance can be given that the requirements necessary to maintain the listing of the Shares will continue to be met or will remain unchanged. A Fund will likely be terminated if its Shares are delisted.

Speculative position and trading limits may reduce profitability.

The CFTC, the CME and/or other U.S. futures exchanges have established “speculative position limits” on the maximum net long or net short position which any person or group of persons may hold or control in particular futures, options on futures contracts and swaps that perform a significant price discovery function. Most exchanges also limit the amount of fluctuation in commodity futures contract prices on a single trading day. The single month position limit for the (i) annual S&P 500 Dividend Futures Contracts is 28,000 net futures equivalent contracts prior to the spot-month effective date, and (ii) quarterly S&P 500 dividend futures contracts is 7,000 net futures equivalent contracts prior to the spot-moth effective date. The all month limit for S&P 500 Index futures contracts is 60,000 net futures equivalent contracts. The Sponsor believes that established speculative position and trading limits will not materially adversely affect trading for the Funds. The trading instructions of the Sponsor, however, may have to be modified, and positions held by the Funds may have to be liquidated in order to avoid exceeding these limits. Such modification or liquidation could adversely affect the operations and profitability of the Funds by increasing transaction costs to liquidate positions and limiting potential profits on the liquidated positions. Further, in order to comply with such limits, it may be necessary for the Funds to stop issuing Baskets of Shares or to redeem existing Baskets of Shares.

In December 2016, the CFTC re-proposed new rules regarding speculative position limits, replacing a prior proposal from November 2013. These rules, if adopted in substantially the same form, will impose position limits on certain futures and option contracts and physical commodity swaps that are “economically equivalent” to such contracts. If enacted, these rules could require the Sponsor to liquidate positions of the Funds to comply with the limits.

Your ownership rights as a Shareholder are limited.

As a Shareholder, you will not have the rights normally associated with ownership of other types of shares, such as shares issued by a corporation. By acquiring Shares, you are not acquiring the right to select a trustee, to vote on certain matters regarding a Fund, or to take other actions normally associated with the ownership of shares. You will have to rely on the fiduciary duty and judgment of the Sponsor and Trustee in connection with the management of the Funds. You will have only limited statutory rights.

Furthermore, as a Shareholder, you will not have the right to receive, or have any direct rights in, the instruments of a Fund, except with respect to the redemption of one or more Baskets by an Authorized Participant if effected on your behalf and rights to receive distributions on the Shares, including expected monthly distributions (for a portion of the term) of the Dividend Fund. You have no right to redeem your Shares.

No independent experts will represent the Shareholders of the Funds.

The Sponsor has consulted with counsel, accountants and other experts regarding the formation and operation of the Funds. No counsel has been appointed to represent you in connection with the offering of the Shares. Accordingly, you should consult your own legal, tax and financial advisors regarding the desirability of an investment in Shares.

Indemnification obligations of the Funds may result in losses.

It is anticipated that the Trust Agreement will include customary indemnification provisions with respect to each of the Sponsor and the Trustee and their respective managers or directors, employees, affiliates and/or subsidiaries, the material terms of which will be disclosed in this prospectus once the Trust Agreement is finalized. The Funds will also have indemnification obligations pursuant to certain service provider agreements including the Administration Agreement, the Custody TA Agreement and the Distribution Agreement. The value of the Shares will be adversely affected if a Fund is required to indemnify the Trustee, the Sponsor, the Administrator and the Distributor. In such an event, such Fund would be required to liquidate assets in order to pay such expenses, which would reduce the NAV of the Shares and could result in adverse tax consequences to you.

Shareholders will not have any protections provided by the Investment Company Act or the Investment Advisers Act of 1940 (the “Investment Advisers Act”).

You will not have the protections provided to investment companies registered with the SEC under the Investment Company Act. Neither Fund is a mutual fund or other type of “investment company” within the meaning of the Investment Company Act, nor is it subject to regulation under that Act. In addition, Metaurus, which is responsible for managing the Funds, is not, and is not expected to become, registered with the SEC as an investment adviser under the Investment Advisers Act. Therefore, you do not have the protections provided by those statutes.

Concentration of Authorized Participants may not engage in creation or redemption transactions with a Fund.

Only an Authorized Participant may engage in creation or redemption transactions directly with a Fund. Each Fund has a limited number of financial institutions that may act as Authorized Participants. To the extent they cannot or are otherwise unwilling to engage in creation and redemption transactions with a Fund and no other Authorized Participant steps in, Shares of the Funds may trade like closed-end fund Shares at a significant discount to NAV and may face delisting from the NYSE Arca. Because the Funds are new funds that are part of a new fund family, the Funds may have more difficulty than an established fund or fund family in securing Authorized Participants and obtaining Shareholders to spread the costs associated with operating the Funds.

Borrowing by a Fund may affect its Share price.

The Funds do not intend to employ leverage to implement their investment strategies. However, if a Fund borrows money, its share price may be subject to greater fluctuation until the borrowing is paid off.

A counterparty might default on payment obligations to a Fund.

The Funds are subject to the risk that a counterparty to a financial instrument may default on its payment obligation to a Fund. Such a default may cause the value of an investment in a Fund to decrease.

Exchange for related position transactions may expose a Fund to counterparty risk.

Each Fund expects to create and redeem Shares on an in-kind basis. In connection with these creations and redemptions, the Funds would enter into transactions with Authorized Participants where Baskets of Shares of the Fund are exchanged for corresponding futures contracts, together with Treasury Securities and cash, as part of the creation and redemption process. These EFRP transactions may expose a Fund to counterparty risk during the interim period between the exchange of the Shares and the receipt for the corresponding futures contracts, Treasury Securities and cash. Generally, the counterparty risk from the EFRP transaction will exist only for a short period of time on the day of execution until the following business day.

There is no guarantee that a Fund will achieve a high degree of correlation to its Underlying Index and therefore achieve its investment objective.

Market disruptions and regulatory restrictions could have an adverse effect on a Fund’s ability to adjust its exposure to the required levels in order to track an Underlying Index. Errors in index data, index computations and/or the construction of an Underlying Index in accordance with its methodology may occur from time to time and may not be identified and corrected by the provider of the Underlying Index for a period of time or at all, which may have an adverse impact on the Fund and its Shareholders. Further, there is a risk that Solactive could cease to make the index available for use by such Fund, which likely would require the Fund to change the index it tracks.

The futures contracts or other instruments in which the Funds invest may become less liquid.

Investments that are less liquid or that trade less can be more difficult or more costly to buy, or to sell, compared to other more liquid or active investments. This liquidity risk is a factor of the trading volume of a particular investment, as well as the size and liquidity of the market for such an investment. The large size of the positions which a Fund may acquire increases the risk of illiquidity both by making its positions more difficult to liquidate and increasing the losses incurred while trying to do so. Any type of disruption or illiquidity will potentially be exacerbated due to the fact that a Fund will typically invest in financial instruments that are components of one index. A lack of liquidity could have a negative effect on the Fund’s ability to achieve its investment objective and may result in losses to Shareholders. Because the Dividend Fund and the Ex-Dividend Fund invest in opposite sides of the S&P 500 Dividend Futures Contracts and either Fund may, at any point in time, represent a significant amount of the open interest in S&P 500 Dividend Futures Contracts, large redemptions out of one of the Funds may adversely affect the liquidity or market price of the futures contracts held or sold by the other Fund and therefore may affect the holders of the other Fund.

Your investment in a Fund may lose value due to general market decline.

If there is a general decline in the securities and other markets, your investment in a Fund may lose value, regardless of the individual futures contracts and other instruments in which a Fund invests. Market risk is the risk that the markets on which a Fund’s investments or reference assets trade will increase or decrease in value. Prices may fluctuate widely over short or extended periods in response to company, market or economic news. Markets also tend to move in cycles, with periods of rising and falling prices. In addition, there is a risk that policy changes by the U.S. government, Federal Reserve System (the “Federal Reserve”), or other government actors, which could include increasing or decreasing interest rates or taxation of Shares or in the instruments in which the Funds invest, could cause increased volatility in financial markets and could lead to higher levels of redemptions, which could have a negative impact on the Funds.

Risk of investing in a passively managed pooled investment vehicle.

The Funds are passively managed and therefore may not liquidate their positions in a financial instrument due to current or projected underperformance of such instrument.

Shareholders may pay more than NAV when purchasing Shares, and receive less than NAV when selling Shares.

Although it is expected that the market price of the Shares of a Fund will approximate the Fund’s NAV, there may be times when the market price of the Shares is more than the NAV intra-day (premium) or less than the

NAV intra-day (discount). This risk is heightened in times of market volatility or periods of steep market declines.

Investors buying or selling Shares in the secondary market will normally pay brokerage commissions.

Brokerage commissions paid for buying or selling Shares in the secondary market are often a fixed amount and may be a significant proportional cost for investors buying or selling relatively small amounts of Shares. Secondary market trading in Shares may be halted by the NYSE Arca because of market conditions or other reasons. If a trading halt occurs, a shareholder may temporarily be unable to purchase or sell Shares of a Fund. In addition, although the Shares will be listed on the NYSE Arca and trade over-the-counter, there can be no assurance that an active trading market for the Shares will develop or be maintained.

A Fund’s performance may experience tracking error.

Tracking error is the divergence of a Fund’s performance from that of its Underlying Index. Tracking error may occur due to differences between the financial instruments held in a Fund’s portfolio and those included in an Underlying Index. For example, investors in the Ex-Dividend Fund may experience tracking error because a portion of the Solactive Ex-Dividend Index tracks the performance of SPY, an ETF that tracks the S&P 500, whereas the Ex-Dividend Fund invests in S&P 500 Index Futures Contracts (and does not invest in SPY or an instrument tracking SPY). Tracking error may occur, among other reasons, if: (i) SPY does not track the S&P 500 as accurately (e.g., due to advisory fees) as the S&P 500 Index Futures Contracts; (ii) the S&P 500 Index Futures Contracts accrue a different amount of dividend equivalent payments than the Ex-Dividend Fund is required to pay under the short S&P 500 Dividend Futures Contracts; or (iii) the price levels for SPY and of the S&P 500 Index Futures Contracts vary for reasons other than index tracking error (e.g., SPY trades at a premium to the S&P 500 and the S&P 500 Index Futures Contracts trade at a discount to the S&P 500). Based on historical trading patterns for different instruments that track the S&P 500, tracking error with respect to the Ex-Dividend Fund (taking into account both the exposure to SPY and the short exposure to the S&P 500 Dividend Futures Contracts) is expected to be less than five percent during any one year period.

Tracking error may also occur for other reasons, such as differences in the timing of the accrual and payment of distributions, tax gains or losses, changes to the Underlying Index or the costs of complying with various new or existing regulatory requirements. Investors in the Dividend Fund, for example, will experience tracking error during the course of a calendar year because the Dividend Fund intends to make monthly payouts to investors designed to track actual monthly dividend accruals embedded in the S&P 500 Dividend Futures Contracts while the Solactive Dividend Index will not reflect these prior payments until year end. However, the amount of this difference is expected to be directly proportional to the cumulative dividends that have been paid by the Dividend Fund since the prior dividend futures expiry date. Upon expiration of the S&P 500 Dividend Futures Contract for the current year, the Solactive Dividend Index will adjust down by the full value of the current year’s dividends, and the Solactive Dividend Index can be expected to converge with the Dividend Fund’s NAV at that time. Because of this timing difference, the Dividend Fund can be expected to trade at a discount to the Solactive Dividend Index during this interim period each year of the Dividend Fund’s term. Investors purchasing Shares of the Dividend Fund at the beginning of a calendar year are less likely to experience tracking error than those purchasing interests in the Dividend Fund in the last months of the year. Index tracking risks may be heightened during times of increased market volatility or other unusual market conditions. Tracking error may also result because a Fund incurs fees and expenses or makes borrowings, while an Underlying Index does not. Tracking error may negatively affect a Fund’s performance compared to the performance of its Underlying Index.

The characteristics of Treasury Securities may change.

Treasury Securities may differ from other securities in their interest rates, maturities, times of issuance and other characteristics and may provide relatively lower returns than those of other securities. Similar to other issuers, changes to the financial condition or credit rating of the U.S. government may cause the value of the Funds’ Treasury Securities to decline. As a result, the value of Treasury Securities held by the Funds may not always be available to offset the Funds’ obligations under corresponding futures contracts holdings.

Reverse repurchase agreements may cause a Fund to lose money.

A Fund may enter into reverse repurchase agreements involving the Treasury Securities held by the Fund. Reverse repurchase agreements involve the risk that the other party to the agreement may fail to return the securities in a timely manner; or at all. A Fund could lose money if it is unable to recover the Treasury Securities subject to a reverse repurchase agreement and the value of the collateral held by the Fund, including the value of the investments made with cash collateral, is less than the value of such Treasury Securities. These events could also trigger adverse tax consequences to a Fund.

A Fund’s NAV may change rapidly in value.

A Fund may have investments that appreciate or decrease significantly in value over short periods of time. This may cause a Fund’s NAV per share to experience significant increases or declines in value over short periods of time.

As term funds, the Funds are subject to certain risks.

Because the Funds have a designated maturity date, you may lose an investment opportunity that would be possible if you held the Deposit Instruments directly beyond the maturity date of a Fund. Moreover, new investors generally will elect not to invest in a Fund as it nears maturity and existing investors may elect to sell their Shares or redeem through an Authorized Participant. As a result, the size of each Fund is expected to decrease as it nears maturity and the impact of Fund expenses is expected to increase as a result.

Adverse changes in the value or level of the underlying asset or index of a futures contract can result in a loss to a Fund substantially greater than its investment in such derivative.

Adverse changes in the value or level of the referenced asset or index underlying futures contracts, which a Fund will not directly own, can result in a loss to the Fund that is substantially greater than the amount invested in the futures contract itself. In general, a futures contract typically involves embedded leverage, i.e., the futures contract provides exposure to potential gain or loss from a change in the level of the market price of the underlying security, currency, commodity or index in a notional amount that exceeds the amount of cash or assets required to establish or maintain the futures contract. The use of futures contracts also exposes the Funds to additional risks and transaction costs. These instruments have a wide range of potential risks and rewards. Futures contracts are standardized, exchange-traded contracts that obligate a purchaser to take delivery, and a seller to make delivery, of a specific amount of an asset at a specified future date at a specified price. The primary risks associated with the use of S&P 500 Dividend Futures Contracts held by the Funds are: (a) increased volatility as a result of the futures being based on the Dividend Points Index and exposed to the market on which they trade; (b) the possible lack of a liquid secondary market for S&P 500 Dividend Futures Contracts and the resulting inability to close S&P 500 Dividend Futures Contracts when desired; (c) losses caused by unanticipated market movements; (d) trading restrictions or limitations may be imposed by the exchange on which the S&P 500 Dividend Futures Contracts are traded, and government regulations may restrict trading in futures contracts; (e) if the Funds have insufficient cash to meet margin requirements, the Funds may need to sell investments, including at disadvantageous times; (f) the values of the S&P 500 Dividend Futures Contracts may not correlate perfectly with the Dividend Points Index and/or the dividends paid by S&P 500 constituent companies; or (g) the Funds may incur losses due to posting of collateral against futures positions.

The amount of actual and expected dividend payments will vary over time.

The Dividend Points Index amount and the expected amount of such dividend payments reflected in the prices of the S&P 500 Dividend Futures Contracts held by the Funds generally are not constant and will vary from year to year and month to month. Companies and industries that have not historically paid dividends and companies and industries that have decreased their dividend payouts may commence paying dividends or raise their dividend payments. Changes in tax laws or other regulations may make payment of dividends by constituent companies of the S&P 500 and/or receipt of dividends by investors more or less favorable. These changes can happen without warning and the variation in the value of actual dividends and expected dividends from month to month can be significant. Further, as with other financial instruments based on future values, the expected dividend payments reflected in the prices of the Funds’ portfolio holdings may go up or down as a result of uncertainty of information, perceived differences in the value of the instruments over time, changes in supply and demand, and other factors. Each of these factors could have a negative impact on the performance of the Funds and cause the Funds’ returns to vary significantly from period to period.

If the actual dividends paid by S&P 500 constituent companies and the expected amount of future dividend payments reflected in the prices of the Ex-Dividend Fund’s short futures holdings increase, the value of an investment in the Dividend Fund should increase, but the Ex-Dividend Fund is expected to decrease. The value of actual dividend payments made by S&P 500 constituent companies and the expected amount of such dividend payments reflected in the prices of the portfolio holdings of the two Funds may be higher or lower than expected for a variety of reasons, including an actual or potential improvement or decline in the health of the overall economy, higher or lower than expected corporate earnings levels, changes to corporate dividend payout policies, prevailing interest rates, taxation policy related to dividends, other political or regulatory developments and other factors. The value of expected dividend payments reflected in the prices of instruments purchased and sold by the Funds reflects only ordinary dividends, not extraordinary, special or non-cash dividends.

The value of the Funds may decrease due to changes in interest rates.

Interest rate risk refers to the fluctuations in value of a Treasury security resulting from the relationship between price and yield. An increase in general interest rates will tend to reduce the market value of already-issued Treasury Securities and a decline in general interest rates will tend to increase their value. Treasury Securities with longer maturities are usually subject to greater fluctuations in value from interest rate changes than obligations having shorter maturities. For fixed rate debt securities, fluctuations in general interest rates do not affect the amount of interest income received. Fluctuations in the market valuations of Treasury Securities may, however, affect the value of the Funds’ assets. Risks associated with rising interest rates are heightened given that interest rates in the U.S. are near historic lows.

Principal Risks of the Dividend Fund

The Dividend Fund may suffer substantial losses and additional asset reductions as a result of distributions.

It is possible for the Dividend Fund to suffer substantial investment losses and simultaneously experience additional asset reductions as a result of its distributions to Shareholders. The Dividend Fund may borrow cash or engage in reverse repurchase agreements to make these distributions. To the extent the Dividend Fund’s assets decrease significantly, it may be difficult or impossible to manage the Dividend Fund, resulting in an early liquidation of the Dividend Fund.

The amount of actual dividend payments made by S&P 500 constituent companies may vary from the distribution amounts the Dividend Fund will pay.

The Dividend Fund intends to make distributions to Shareholders that, on an annual basis, before fees and expenses, equal all or a substantial portion of the Dividend Fund’s NAV attributable to the ordinary cash dividends accumulated by the Dividend Points Index for the year (as reflected in the current year’s S&P 500 Dividend Futures Contracts held by the Dividend Fund). The amount of actual dividend payments made by S&P 500 constituent companies may, however, vary from the amount the Dividend Fund will pay, including due to fees and expenses associated with such distributions.

The value of the Dividend Fund may decrease due to decreases in actual or expected dividend payments.

The value of an investment in the Dividend Fund is expected to decrease, and your investment may lose money, if the expected or actual dividend payments reflected in the prices of the Dividend Fund’s portfolio holdings decreases. The value of actual dividend payments made by S&P 500 constituent companies and the expected amount of such dividend payments reflected in the prices of the Dividend Fund’s portfolio holdings may be lower than expected for a variety of reasons, including an actual or potential decline in the health of the overall economy, lower corporate earnings levels, changes to corporate dividend payout policies, prevailing interest rates, taxation policy related to dividends, other political or regulatory developments and other factors. In addition, the value of expected dividend payments reflected in the prices of instruments held by the Dividend Fund reflects only ordinary dividends, not special dividends. Therefore, the value of your investment in the Dividend Fund is not expected to increase in response to the issuance of any special dividends paid by S&P 500 constituent companies. The monthly dividends paid by the Dividend Fund may be less than the payment under the S&P 500 Dividend Futures Contracts at year end due to the costs incurred by the Dividend Fund to make such monthly payments before the cash amount has been received.

Inflation may decrease the value of the Dividend Fund’s distributions.

When inflation increases, there is a risk that the value of assets or income from investments, including the value of the Dividend Fund’s distributions, will be less in the future as the value of money decreases. As inflation increases, the value of the Dividend Fund’s assets can decline as can the value of the Dividend Fund’s future distributions.

Principal Risks of the Ex-Dividend Fund

The Ex-Dividend Fund will not invest in shares of SPY.

The Solactive Ex-Dividend Index is designed to track shares of SPY less the present value of dividends out to the Fund’s maturity. However, the Ex-Dividend Fund will not invest in shares of SPY, but, instead, seeks to track SPY’s market exposure by investing in S&P 500 Index Futures Contracts. The S&P 500 Index Futures Contracts may not correlate precisely with shares of SPY. There can be no guarantee, therefore, that such investments by the Ex-Dividend Fund will accurately track shares of SPY specifically or, as a result, the Solactive Ex-Dividend Index generally. See the risk factor titled “A Fund’s performance may experience tracking error.” above.

The Ex-Dividend Fund may be exposed to certain risks associated with selling instruments short.

The Ex-Dividend Fund intends to seek inverse or “short” exposure to the S&P 500 Dividend Futures Contracts or other derivative contracts that provide similar exposure, which may cause the Ex-Dividend Fund to be exposed to certain risks associated with selling these instruments short. These risks include, under certain market conditions, an increase in the volatility and decrease in the liquidity of assets underlying the short position, which may lower the Ex-Dividend Fund’s return, result in a loss or have the effect of limiting the Ex-Dividend Fund’s ability to obtain exposure through financial instruments.

Rolling S&P 500 Index Futures Contracts may have a potential negative impact.

The contractual obligations of a buyer or seller holding a futures contract to expiration may be satisfied by settling in cash as designated in the contract specifications. Alternatively, futures contracts may be closed out prior to expiration by making an offsetting sale or purchase of an identical futures contract on the same or linked exchange before the designated date of settlement. Once this date is reached, the futures contract “expires.” As the S&P 500 Index Futures Contracts held by the Ex-Dividend Fund near expiration, they will generally be closed out and replaced by contracts with a later expiration. This process is referred to as “rolling.” The Ex-Dividend Fund does not intend to hold S&P 500 Index Futures Contracts through expiration, but instead intends to “roll” the respective futures contract positions throughout the life of the Ex-Dividend Fund.

In general, most commodity pools are subject to substantial risks associated with rolling between successive futures contracts expirations. An investor will lose money by rolling a futures contract if the cost for the new contract is higher than the cost of the expiring contract. Conversely, an investor will profit from rolling a futures contract if the cost for the new contract is lower than the cost of the expiring contract. Although the Sponsor will endeavor to minimize negative effects of rolling futures contracts to the Ex-Dividend Fund’s portfolio, the Ex-Dividend Fund nevertheless may endure a cost to “roll” the contracts. However, unlike most other commodity futures contracts whose prices are driven most often by changes in supply and demand for the base commodity, widely-traded financial futures contracts such as the S&P 500 Index Futures Contracts generally trade based on mathematical arbitrage conditions. These arbitrage conditions serve to mitigate, and, at times, eliminate, “roll” risk.

Like other financial futures contracts, the S&P 500 Index Futures Contracts, in which the Ex-Dividend Fund invests, generally trade at or about a price that reflects the fair value of the referenced instruments. No assurance can be made, however, that that pattern will continue. Such futures contracts might not continue to trade at or about fair value if, for example, the liquidity of the broader U.S. stock market were to decline substantially or financial market participants no longer engage in arbitrage between the futures market and the securities market. Specifically, the S&P 500 Index Futures Contracts held by the Ex-Dividend Fund can be expected to trade at or near their futures “fair value” which is determined by both prevailing interest rates out to the next quarterly futures expiry (as reflected by short-term LIBOR rates) and the expected amount of dividends to be paid on the constituent companies of the S&P 500 until the next futures contract expiry. The expected amount of future dividends generally can be observed in the trading value of the matching quarterly S&P 500 Dividend Futures Contract.

The fair value of the next expiring S&P 500 Index Futures Contract is expected to be less than the current S&P 500 Index Futures Contract spot price if the dollar amount of expected dividends until the next futures expiry date is greater than the amount of interest that could be earned on the spot price during the same time period. Alternatively, the fair value of the next expiring S&P 500 Index Futures Contract is expected to be greater than the current S&P 500 Index Futures Contract spot price if the amount of interest that could be earned on the spot price during the period until the next futures expiry date is greater than the dollar amount of expected dividends during the same period.

If, and to the extent that, the futures “roll price” differs from its expected “fair value,” arbitrage conditions would exist. In general, the combined notional value for S&P 500 Index Futures Contracts and e-mini S&P 500 Index Futures Contracts rolling between futures expiry months is in the hundreds of billions of U.S. dollars, making it currently one of the most highly traded and liquid futures contracts.

Other Risks of Investing in the Funds

The following section provides additional information regarding certain additional risks of investing in the Funds.

Fees and expenses of the Funds may be substantial.

The NAV of the Shares will be reduced by fees and expenses of the Funds, which may be substantial. A Fund therefore must make substantial profits on its investments to avoid depletion or exhaustion of its assets from these fees and expenses.

The amount of a Fund’s expenses is subject to a variety of factors, including fluctuations in a Fund’s net assets. Accordingly, actual expenses may be greater or less than those indicated. For example, to the extent that a Fund’s net assets decrease due to market declines, redemptions or return of capital distributions, the Fund’s expenses will increase as a percentage of the Fund’s net assets. During periods of high market volatility, these increases in a Fund’s expense ratio could be significant.

Although the compositions of the Underlying Indexes is intended to remain static, certain conditions may cause a change in the instruments that compose the Underlying Indexes. In this event, these changes could increase portfolio turnover, which may increase a Fund’s brokerage commission costs and negatively impact the Fund’s performance.

Additionally, active market trading of a Fund’s Shares on the NYSE Arca or in the over-the-counter market could cause more frequent creation and redemption activities which could increase the number of portfolio transactions. Frequent and active trading may lead to higher transaction costs to the Funds resulting from such transactions, particularly if a Fund elects to engage in partial or full cash creations and redemptions rather than in-kind creations and redemptions using EFRP transactions.

Regulatory changes could restrict the Funds’ operations and increase their operational costs.

Each Fund is subject to the risk that a change in U.S. law, including tax law, and related regulations may materially and adversely affect a Fund, impacting the way the Fund operates, increasing the particular costs of the Fund’s operations and/or changing the competitive landscape of the Fund.

For example, the regulatory environment for the S&P 500 Dividend Futures Contracts in which the Funds will invest is evolving, and substantial changes in the regulation or taxation of such instruments are likely to materially affect the ability of the Funds to pursue their investment strategies.

Conflicts of interest exist in the structure and operation of each Fund’s business.

Conflicts of interest exist in the structure and operation of each Fund’s business. These conflicts include:

•	the Sponsor, the Funds’ and their principals and/or affiliates may trade for their own accounts or for clients and may take competing positions or positions opposite to or ahead of those taken for a Fund. Trading ahead of a Fund presents a conflict because the trade first executed may receive a more favorable price than the same trade later executed by the Fund; and

•	other funds sponsored by the Sponsor in the future may compete with a Fund in entering into making investments.

A further discussion of the Funds’ conflicts can be found under “Conflicts of Interest” on page 67.

Potential failure of the Funds’ futures commission merchant.

CEA Section 4d(a)(2) requires a registered futures commission merchant to segregate funds deposited in a customer’s commodity futures account. Consistent with CFTC regulations, the Clearing FCM will maintain futures contracts, cash and Treasury Securities, and other money market instruments, if any, in a Fund’s segregated account as customer funds on behalf of such Fund. At any time that the Clearing FCM or its principals or employees own 10% or more of the units of a Fund, the cash deposited will not be segregated as provided in Section 4d(2) of the CEA and CFTC regulations because the Fund’s account will fall within the CFTC’s definition of a proprietary account, and the Fund may be subject to a risk of loss of its funds on deposit in the event of the Clearing FCM’s bankruptcy or insolvency. Further, if the Clearing FCM fails to properly segregate customer funds, a Fund may be subject to a risk of loss of its funds on deposit in the event of the Clearing FCM’s bankruptcy or insolvency. In addition, under certain circumstances, such as the inability of another customer of the Clearing FCM, or the Clearing FCM’s own inability to satisfy substantial deficiencies in such other customer’s account, a Fund may be subject to a risk of loss of its funds on deposit due to the bankruptcy of a fellow customer even if such funds are properly segregated. In the case of any such bankruptcy or customer loss, the Fund might recover only a pro rata portion of the property available for distribution to all of the Clearing FCM’s customers. If no property is available for distribution, a Fund would not recover any of its assets.

The Sponsor, the Funds and their service providers and their respective operations are potentially vulnerable to cyber-security attacks or incidents.

Like other business enterprises, the use of the internet and other electronic media and technology exposes the Sponsor, the Funds and their service providers, and their respective operations, to potential risks from cyber-security attacks or incidents (collectively, “cyber events”). Cyber events may include, for example, unauthorized access to systems, networks or devices, infection from computer viruses or other malicious software code, mishandling or misuse of information and attacks which shut down, disable, slow or otherwise disrupt operations, business processes or website access or functionality. In addition to intentional cyber events, unintentional cyber events can occur. Unintentional cyber events may include, for example, the inadvertent release of confidential information, the mishandling or misuse of information and/or technological limitations or hardware failures (in the markets or otherwise) that constrain a Fund’s ability to gather, process and communicate information efficiently and securely, without interruption.

Any cyber event could adversely affect a Fund’s business, financial condition or results of operations and cause the Fund to incur financial loss and expense, as well as face exposure to regulatory penalties or legal claims, reputational damage and additional costs associated with corrective measures. A cyber-security breach could also jeopardize a Shareholder’s personal, confidential, proprietary or other information processed and stored in, and transmitted through, the Sponsor’s, the Trustee’s, the Calculation Agent’s or a service provider’s computer systems. A cyber event may cause a Fund or its service providers to lose proprietary information, suffer data corruption, lose operational capacity (such as, for example, the loss of the ability to process transactions, calculate a Fund’s NAV, or allow investors to transact business) and/or fail to comply with applicable privacy and other laws. Among other potentially harmful effects, cyber events also may result in theft, unauthorized monitoring and failures in the physical infrastructure or operating systems that support a Fund or its service providers.

The nature of malicious cyber-attacks is becoming increasingly sophisticated and neither the Sponsor nor the Funds can control the cyber systems and cyber-security systems of the advisor or other third-party service providers.

Tax Risk Factors

Tax Risk

A Fund’s investments in derivative instruments, such as S&P 500 Dividend Futures Contracts, will generally not generate income eligible to be treated as qualified dividend income and therefore not be eligible for reduced rates of taxation when received by individual Shareholders or be eligible for the dividends-received deduction when received by corporate Shareholders. Distributions are subject to recharacterization for tax purposes. The Funds can make certain investments, the treatment of which for these purposes is unclear. If, in any year, a Fund were to fail to qualify for tax treatment as a partnership, and was ineligible to or did not to cure such failure, the Fund may become taxed in the same manner as an ordinary corporation subject to U.S. federal income tax on all its income at the fund level. The resulting taxes could substantially reduce a Fund’s net assets.

The federal income tax treatment of a derivative may not be as favorable as a direct investment in an underlying asset. Derivatives may produce taxable income and taxable realized gain. Derivatives may adversely affect the timing, character and amount of income a Fund realizes from its investments. As a result, a larger portion of a Fund’s distributions may be treated as ordinary income rather than as capital gains. In addition, certain derivatives, including futures contracts traded on U.S. exchanges, are subject to mark-to-market or straddle provisions of the Internal Revenue Code of 1986, as amended (the “Code”). If such provisions are applicable, there could be an increase (or decrease) in the amount of taxable dividends paid by a Fund.

Each Fund will annually supply each Shareholder certain tax information, including U.S. Schedule K-1, detailing the Shareholder’s share of the Fund’s income, deduction, gains and losses for the previous year. In preparing this tax information, a Fund may take various tax, accounting and reporting positions with which the Internal Revenue Service at later date may disagree. Investors should consult their tax advisors regarding their tax reporting obligations.

FUND ORGANIZATIONAL DIAGRAM

Public Purchase and Sale of Shares
Public Investors
NYSE Arca, Inc.
Shares
Creation and Redemption of Baskets
Authorized Participants
Baskets
Trustee
Sponsor
Administrator
Management Authority
Distributor
Fund (Listed on NYSE Arca, Inc.)
Pool of Investments
Commodity Brokers
Trading Authority
Futures Markets

FORWARD-LOOKING STATEMENTS

This prospectus includes statements that relate to future events or future performance. In some cases, you can identify these forward-looking statements by words such as “may,” “should,” “expect,” “anticipate,” “intend,” “predict,” “potential” or the negative of these terms or other comparable phrases. All statements, other than statements of historical fact, included in this prospectus that address activities, events or developments that may occur in the future, including matters such as changes in commodity prices and market conditions (for the Funds’ Shares), the Funds’ operations, the Sponsor’s plans and references to the Funds’ future success and other similar matters are forward-looking statements. These statements are only predictions. Actual events or results may differ materially. These statements are based upon assumptions and analyses made by the Sponsor on the basis of its perception of historical trends, current conditions and expected future developments, as well as other factors it believes are appropriate in the circumstances. Whether actual results and developments will conform to the Sponsor’s expectations and predictions, however, is subject to a number of risks and uncertainties, including the special considerations discussed in this prospectus, including under “Risk Factors,” general economic, market and business conditions, changes in laws or regulations, including those concerning taxes, made by governmental authorities or regulatory bodies and other world economic and political developments. Consequently, the forward-looking statements made in this prospectus are qualified by these cautionary statements, and there can be no assurance that the actual results or developments the Sponsor anticipates will be realized or, even if substantially realized, will result in the expected consequences to, or have the expected effects on, the Funds’ operations or the value of the Shares. Moreover, none of the Sponsor, the Trustee, or any other person assumes responsibility for the accuracy or completeness of any forward-looking statements. None of the Funds, the Trustee or the Sponsor is under a duty to update any forward-looking statements to conform the statements to actual results or to a change in the expectations or predictions of these persons.

USE OF PROCEEDS

Proceeds received by the Funds from the issuance and sale of Baskets will consist of Deposit Instruments, together with the deposit of the Cash Component, in the case of an in-kind creation, as described below, or cash, in the case of a cash creation. The Cash Component is the difference between the NAV attributable to a Basket and the aggregate market value of the Deposit Instruments exchanged for the Basket. The cash amount announced by a Fund at the beginning of each day is a Fund’s estimate of the actual cash amount. In the case of a cash creation, the Funds intend to use the cash to purchase Deposit Instruments. All or substantially all of the futures contracts received or purchased by a Fund and a portion of the cash received by a Fund from the issuance of Baskets will be deposited in the Fund’s commodity trading accounts at the Clearing FCM. A majority of the Treasury Securities and all other cash will generally be held by the Custodian, directly or through sub-custodians, broker-dealers or banks, for the benefit of the Fund. It is anticipated that a portion of a Fund’s cash and Treasury Securities will also be held the Clearing FCM. Cash will be used for trading in futures contracts and other commodity interests and Treasury Securities as well as specified other instruments consistent with the Funds’ strategy and the composition of the Underlying Indexes.

Consistent with CFTC regulations, the Clearing FCM will maintain futures contracts, cash and Treasury Securities, and other money market instruments, if any, in the Fund’s segregated account as customer funds on behalf of such Fund. Each Fund’s segregated funds will be used by the Clearing FCM to meet its daily margin requirements related to the Fund’s investments in futures contracts. The daily margin requirements of the Clearing FCM may include variation margin paid to, or received from, the clearinghouse. The funds paid to, or received from, the clearinghouse will be withdrawn from, or deposited in, respectively, the customer segregated account at the Clearing FCM on behalf of the applicable Fund. The segregated funds will be held by the Clearing FCM and the Custodian for the benefit of the Funds, and the Funds will withdraw such funds only in connection with the redemption of Baskets or other liquidation of investments. Please see “Risk Factors—Potential failure of the Funds’ futures commission merchant” for additional disclosure.

In the event that 10% or more of a Fund is owned by the Clearing FCM or its principals or employees, such Fund’s commodity futures accounts with the Clearing FCM will be carried as “proprietary accounts.” Such accounts do not receive the protections afforded by Section 4d(a)(2) of the CEA relating to the segregation of customer funds.

PLAN OF DISTRIBUTION

Initial Purchaser

[●], as the Initial Purchaser of the Dividend Fund, on [●], has agreed to purchase, and on [●], took delivery of [●] Shares of the Dividend Fund, which comprise the initial Baskets of the Dividend Fund, at the purchase price of $[●] per Share ($[●] per Basket). During the continuous offering period, the Initial Purchaser proposes to offer these [●]Shares of the Dividend Fund, and the Initial Purchaser and the Authorized Participants may offer from time to time Shares of the Dividend Fund from any Basket they create, to the public. [●], as the Initial Purchaser of the Ex-Dividend Fund, on [●], has agreed to purchase, and on [●], took delivery of [●] Shares of the Ex-Dividend Fund, which comprise the initial Baskets of the Ex-Dividend Fund, at the purchase price of $[●] per Share ($[●] per Basket). During the continuous offering period, the Initial Purchaser proposes to offer these [●] Ex-Dividend Fund Shares, and the Initial Purchaser and the Authorized Participants may offer from time to time Shares of the Ex-Dividend Fund from any Basket they create, to the public. The Initial Purchaser will, and the Authorized Participants may, offer to the public, from time to time, Shares from any Baskets they purchase from the Funds, including the initial Baskets of each Fund purchased by the Initial Purchaser. Shares offered to the public by the Initial Purchaser or the Authorized Participants may be offered at a per-Share offering price that varies depending on, among other factors, the trading price of the Shares on NYSE Arca, the NAV of the Shares and the supply of, and demand for, the Shares at the time of the offer. Shares initially comprising the same Basket but offered by the Initial Purchaser or Authorized Participants to the public at different times may have different offering prices. Neither the Initial Purchaser nor any Authorized Participant will receive from the Funds, the Sponsor or any of their affiliates, any underwriting fee or other compensation in connection with their purchase of the Shares or their sale of Shares to the public. The Initial Purchaser and any Authorized Participant may receive commissions from brokerage investors who purchase Shares through their brokerage accounts. Financial Advisors may receive fees from investors who purchase Shares through their managed and other fee-based accounts. The Initial Purchaser is a registered broker-dealer and will be acting as a statutory underwriter with respect to the initial Baskets of each Fund. The Initial Purchaser may act as an Authorized Participant with respect to the initial Shares as well as future creation Baskets.

The Funds will not bear any expenses in connection with the offering or sales of the Shares composing the initial Baskets.

The Funds, however, may be required to indemnify the Initial Purchaser under certain circumstances, as described in the distribution agreement.

The initial offering of Baskets to the Initial Purchaser is being made in compliance with Financial Industry Regulatory Authority (“FINRA”) Rule 2310. Accordingly, the Initial Purchaser will not make any sales to any account over which it has discretionary authority without the prior written approval of a purchaser of Shares. The excess, if any, of the price at which an Authorized Participant sells a Share over the price paid by that Authorized Participant in connection with the creation of the Share in a Basket may be deemed to be underwriting compensation. However, such underwriting compensation, together with any other underwriting compensation received in connection with the offering, if any, may not exceed 10% of the gross proceeds plus 0.5% for bona fide due diligence in accordance with FINRA Rule 2310.

There will be no established trading market for the Shares prior to the date of this prospectus. Any Authorized Participant may make a market in the Shares. However, no Authorized Participant is obligated to do so, and any of them may stop doing so at any time without notice. No assurance can be given as to the liquidity of the trading market for the Shares.

The Sponsor will apply for the Shares of the Dividend Fund to be listed on the NYSE Arca under the symbol “IDIV.” The Sponsor will apply for the Shares of the Ex-Dividend Fund to be listed on the NYSE Arca under the symbol “XDIV.”

Continuous Offering Period

Once trading of the Shares commences on the NYSE Arca, each Fund will issue Shares in Baskets to, and redeem Baskets from, Authorized Participants continuously as of 4:00 p.m. Eastern Time on the Business Day immediately following the date on which a valid order to create or redeem the Baskets is received and accepted by the Distributor or another designee selected by the Sponsor in exchange for cash with a value equal to the NAV of 50,000 Shares as determined on the Business Day. The Sponsor may suspend the continuous offering period for any period of time if, among other reasons, such action is deemed necessary or advisable by the Sponsor, in its sole and absolute discretion.

Because new Shares can be created and issued on an ongoing basis, at any point during the life of a Fund, a “distribution”, as such term is used in the Securities Act, will be occurring. Authorized Participants, other broker-dealers and other persons are cautioned that some of their activities may result in their being deemed participants in a distribution in a manner that would render them statutory underwriters, and subject them to the prospectus-delivery and liability provisions of the Securities Act. For example, an Authorized Participant, other broker-dealer firm or its client may be deemed a statutory underwriter, and thus will be subject to the prospectus delivery and liability provisions of the Securities Act, if it purchases a Basket from a Fund, breaks the Basket down into the constituent Shares and sells the Shares to third parties; or if it chooses to couple the creation of a supply of new Shares with an active selling effort involving solicitation of secondary market demand for the Shares. A determination of whether a particular market participant is an underwriter must take into account all the facts and circumstances pertaining to the activities of the broker-dealer or its customers in the particular case, and the examples mentioned above should not be considered a complete description of all the activities that would lead to categorization as an underwriter. It is expected that Authorized Participants will avail themselves of any relief that becomes available with respect to being deemed as a statutory underwriter.

By executing an Authorized Participant Agreement, an Authorized Participant becomes part of the group of parties eligible to purchase Baskets from, and put Baskets for redemption to, the Funds. An Authorized Participant is under no obligation to create or redeem Baskets, and an Authorized Participant is under no obligation to offer to the public Shares of any Baskets it does create.

Authorized Participants that offer to the public Shares from the Baskets they purchase will do so at a per-Share offering price that will vary from the per Share price of the Baskets depending upon, among other factors, the trading price of the Shares on the NYSE Arca, the current NAV per Share and the supply and demand for the Shares at the time of the offer. The market price of the Shares therefore may differ from the NAV per Share of a Fund. In addition, Shares initially comprising the same Basket but offered by Authorized Participants to the public at different times may have different offering prices.

Dealers that are not “underwriters” (including Authorized Participants that are not acting as underwriters) but are participating in a distribution (as contrasted to ordinary secondary trading transactions), and thus dealing with Shares that are part of an “unsold allotment” within the meaning of Section 4(3)(C) of the Securities Act, would be unable to take advantage of the prospectus-delivery exemption provided by Section 4(3) of the Securities Act.

The Sponsor intends that sales of Shares will be made through broker-dealers who are members of FINRA. The Sponsor will apply for the Shares to be listed for trading on the NYSE Arca and such listing would qualify the Shares for a preemption of state securities law registration requirements. Investors intending to create or redeem Baskets through Authorized Participants in transactions not involving a broker-dealer registered in such investor’s state of domicile or residence should consult their legal advisor regarding applicable broker-dealer or securities regulatory requirements under the state securities laws prior to such creation or redemption.

INVESTMENT OBJECTIVES AND STRATEGIES OF THE FUNDS

Investment Objective of the Funds

The Funds will employ a “passive management”—or indexing—investment approach designed to correspond to the performance of each Underlying Index, before fees and expenses.

The Dividend Fund

The Dividend Fund seeks investment results that, before fees and expenses, correspond to the performance of the Solactive Dividend Index over each calendar year so as to provide Shareholders with returns designed to replicate the dividends on constituent companies of the S&P 500, without exposure to the underlying securities. The value of the Solactive Dividend Index and, therefore, the value of the Dividend Fund’s Shares, will be affected by the ordinary cash dividends that have been paid to date and general expectations in the market regarding the future levels of such dividends.

The Dividend Fund intends primarily to invest its assets in the component instruments of the Solactive Dividend Index, as well as in cash and cash equivalents. Cash equivalents are short-term instruments with maturities of less than three months and shall include the following: (i) certificates of deposit issued against funds deposited in a bank or savings and loan association; (ii) bankers’ acceptances, which are short-term credit instruments used to finance commercial transactions; (iii) repurchase agreements and reverse repurchase agreements; (iv) bank time deposits, which are monies kept on deposit with banks or savings and loan associations for a stated period of time at a fixed rate of interest; (v) commercial paper, which are short-term unsecured promissory notes; (vi) Treasury Securities; and (vii) money market funds including ETFs. The component instruments of the Solactive Dividend Index consist of Treasury Securities and long positions in S&P 500 Dividend Futures Contracts pro rata for each year of the life of the Dividend Fund. As a result, in addition to the Treasury Securities, cash and/or cash equivalents, the Dividend Fund is initially expected to hold each of the annual S&P 500 Dividend Futures Contracts that are traded and expire during its ten-year term. Each year thereafter, until December 2027 when the Dividend Fund will terminate, the Dividend Fund will hold one less S&P 500 Dividend Futures Contract due to expiry of the prior year’s contract.

The Sponsor will manage the Dividend Fund utilizing a replication strategy. A replication strategy is an indexing strategy that involves investing in securities and other financial instruments of an index in approximately the same proportions as the index. In certain instances, however, the Dividend Fund may invest in quarterly S&P 500 Dividend Futures Contracts, which are not included in the Solactive Dividend Index, rather than annual, S&P 500 Dividend Futures Contracts if, in the judgment of Metaurus, utilizing such alternative maturity instruments would be in the best interest of the Dividend Fund (e.g., due to liquidity, pricing or similar market factors).

The Dividend Fund’s exposure to dividend payments made by S&P 500 constituent companies will be based exclusively on its investments in S&P 500 Dividend Futures Contracts. The value of the S&P 500 Dividend Futures Contracts, on which the value of the Dividend Fund will be based, will tend to increase if the actual dividends paid or expected to be paid by S&P 500 constituent companies in the periods tracked by the S&P 500 Dividend Futures Contracts increase. The value of the S&P 500 Dividend Futures Contracts will tend to decrease if the actual dividends paid or expected to be paid by S&P 500 constituent companies decrease in the periods tracked by the applicable S&P 500 Dividend Futures Contracts. Actual dividends paid by S&P 500 constituent companies are measured in the current year by the Dividend Points Index.

Although the Solactive Dividend Index and the NAV of the Dividend Fund are expected to increase as the price of S&P 500 Dividend Futures Contracts increase, the Dividend Fund will also hold Treasury Securities that correspond to the Treasury Securities used in the calculation of the Solactive Dividend Index. In general, it is expected that a rise in interest rates with respect to the Treasury Securities used to compute the value of the Solactive Dividend Index and held by the Dividend Fund will cause the value of the Treasury Securities, and, therefore, the value of the Solactive Dividend Index and the NAV of the Dividend Fund to decline.

Within the index year, the value of the actual dividends paid daily during the year is captured each day by the Dividend Points Index. However, the S&P 500 Dividend Futures Contracts for such year are not settled until expiry on the third Friday in December. The payment of such dividends will also be reflected in the price of the S&P 500 Dividend Futures Contracts, and, therefore, the performance of the Solactive Dividend Index on a daily basis, but such S&P 500 Dividend Futures Contracts will not settle until the next futures expiry day.

The Dividend Fund, unlike the Solactive Dividend Index, intends to make cash distributions on a monthly basis that generally track, over a one year period, the actual dividends paid by S&P 500 constituent companies (as reflected in the change in the Dividend Points Index). This results in a timing difference between the Dividend Fund’s distributions and the level of the Solactive Dividend Index.

Correspondingly, it can be expected that after monthly distributions have been made by the Dividend Fund, the NAV of the Dividend Fund will be below, or lag, the Solactive Dividend Index until the next expiration date of the annual S&P 500 Dividend Futures Contracts. The amount of this difference, or lag, can be expected to be greater throughout a given calendar year as more monthly distributions are paid by the Dividend Fund. At the expiration date of any annual S&P 500 Dividend Futures Contract, the value of the Solactive Dividend Index will decline to reflect the total dividends that have been paid by the constituent companies of the S&P 500 during the entire contract year (as calculated by Standard & Poor’s) and reflected in the Dividend Points Index. At such time, the value of the Solactive Dividend Index can be expected to converge with the NAV of the Dividend Fund. As a result of the fact that the Solactive Dividend Index tracks the S&P 500 Dividend Futures Contracts, which do not reflect the payment of accrued dividends paid by S&P 500 constituent companies until maturity of the contracts, whereas the Dividend Fund pays monthly distributions, the market price and the NAV of the Dividend Fund is expected to be lower than the level of the Solactive Dividend Index during the months between the periods between the Dividend Fund’s initial cash distribution during any year and the expiry of the current S&P 500 Dividend Futures Contract at year end.

HISTORICAL VALUE OF S&P 500 INDEX AND S&P 500 DIVIDEND POINTS INDEX*

Year*	S&P Dividend Points Index*	S&P 500 Index*
2007	28.31	1484.46
2008	27.71	887.88
2009	22.81	1102.47
2010	22.69	1242.87
2011	26.22	1219.66
2012	31.59	1430.15
2013	34.52	1818.32
2014	39.44	2070.65
2015	43.23	2005.55
2016	45.35	2258.07

*	Year ending on futures expiry date on the third calendar Friday of each December

The Dividend Fund does not track the S&P 500. The Dividend Fund’s performance will not be based on appreciation or depreciation of the stocks of S&P 500 constituent companies. The S&P 500, which establishes the constituent companies on which the Dividend Points Index is based, is currently made up primarily of large-capitalization companies that represent a broad spectrum of the U.S. economy and a substantial part of the U.S. stock market’s total capitalization. There is no guarantee that the composition of the S&P 500 will not change.

The Dividend Fund is expected to benefit investors who are looking for a steady stream of payments similar to a fixed-term, cash annuity that is benchmarked to actual ordinary cash dividends paid by S&P 500 constituent companies. The Dividend Fund may also benefit investors who believe that ordinary cash dividend levels for S&P 500 constituent companies will exceed current market expectations. The dollar amount of dividends paid by S&P 500 constituent companies has increased approximately 75% over the 10 years ending December 2016, based on information published by Standard and Poor’s. However, no assurance can be given that such appreciation will continue or that such appreciation can be realized through an investment in the Dividend Fund.

Term of Dividend Fund; Distributions. The Dividend Fund is a term fund that will terminate in December 2027. The Dividend Fund will make monthly distributions to Shareholders on a continuous basis, similar to a fixed-term annuity, that should cause substantially all of the Dividend Fund’s assets to be distributed by the end of 2027, when the Fund’s term ends and the Fund is liquidated. The distributions are designed to track the dividends paid by constituent companies in the S&P 500 during the Fund’s life, as measured by the Dividend Points Index.

The Dividend Fund expects to pay monthly cash distributions to its Shareholders throughout each calendar year. Such distributions shall, on an annual basis, before fees and expenses, equal all or a substantial portion of the Dividend Fund’s NAV attributable to the ordinary cash dividends accumulated by the Dividend Points Index for the year (as reflected in the current year’s S&P 500 Dividend Futures Contracts held by the Dividend Fund). The Dividend Fund does not pay a fixed payment of dividends any month or throughout the year. In addition, the amount of the periodic distributions is expected to be less than the total amount reflected in the Dividend Points Index for the particular monthly or annual periods, as described below. The Sponsor is responsible for making determinations relating to distributions. The Dividend Fund may change its distribution policy and will provide notice to Shareholders in advance of any change in distribution policy. Any loss in value of the Dividend Fund’s net assets resulting solely from distributions paid will be reflected in the Dividend Fund’s NAV but is not expected to reduce future distributions paid by the Dividend Fund.

Because cash distributions are paid monthly to Shareholders and the annual S&P 500 Dividend Futures Contracts do not expire until December of each year, the Sponsor must account for such cash flow timing mismatch. The Sponsor will generally sell a ratable portion of the Dividend Fund’s short-term Treasury Securities to fund monthly distributions to Shareholders and to pay expenses of the Dividend Fund. If the value of the short-term Treasury Securities held by the Dividend Fund decreases due to a rise in short-term interest rates or other reasons, the amount of cash available to pay monthly distributions to Shareholders in the current month would likewise decrease, and the monthly cash distribution can be expected to decrease proportionally. As a result of these factors and any fees and expenses of the Dividend Fund, it is anticipated that the cumulative distributions paid by the Dividend Fund during the year may be less than 100% of actual dividends paid by the constituent companies of the S&P 500, but, assuming short-term interest rates remain at current levels, the Sponsor expects, before fees and expenses the aggregate monthly distributions paid by the Dividend Fund to equal at least 99 percent of the actual dividend levels recorded by the Dividend Points Index. The NAV of the Dividend Fund (and correspondingly its market trading price) is expected to be lower than the level of the Solactive Dividend Index during the course of each year due to the fact that the Dividend Fund expects to pay monthly distributions to Shareholders that correspond to the actual dividend amounts that have been paid in the preceding month by the S&P 500 constituent companies. By contrast, the Solactive Dividend Index accrues all dividends reflected in the Dividend Points Index until year-end. Investors, however, should take into account the cumulative cash distributions received by Shareholders during such year when evaluating the returns of the Dividend Fund and when assessing the tracking of the Dividend Fund’s shares to the Solactive Dividend Index.

The Dividend Fund’s distributions will be returns of capital for tax purposes, generally not taxable when received, but such distributions would decrease (but not below zero) the Shareholder’s basis in Shares of the Dividend Fund, and therefore, may increase the shareholder’s tax liability for capital gains upon sale of shares.

The NAV of the Dividend Fund is expected to decline year-over-year even if all of the futures contracts and Treasury Securities held by the Dividend Fund increase in value, and the aggregate amount of assets of the Dividend Fund is expected to decline over many or all time periods even if additional investments are made into the Dividend Fund. This is because the Dividend Fund’s policy of making monthly distributions may require it to make return of capital distributions absent income from gains on the S&P 500 Dividend Futures Contracts. Gains will be available to offset future losses on, and corresponding reductions in value of, such S&P 500 Dividend Futures Contracts. The Dividend Fund expects to reinvest gains in the Dividend Fund. Due to the monthly distributions to Shareholders, however, it is expected that substantially all assets of the Dividend Fund will be fully distributed to the Dividend Fund’s Shareholders by the end of the Dividend Fund’s term in December 2027.

Certain Investment Policies. The Dividend Fund may borrow cash through the use of reverse repurchase agreements with respect to Treasury Securities or a revolving credit facility with a bank or other lender to pay the Dividend Fund’s monthly distributions. Reverse repurchase agreements involve the sale of securities held by the Dividend Fund with an agreement to repurchase the securities at an agreed-upon price, date and interest payment. Promptly after expiration of any S&P 500 Dividend Futures Contract held by the Dividend Fund, the Dividend Fund intends to close out most reverse repurchase agreements, if any, and repay any revolving credit facility at that time.

The Ex-Dividend Fund

The Ex-Dividend Fund seeks investment results that, before fees and expenses, correspond to the performance of the Solactive Ex-Dividend Index so as to provide Shareholders with returns that are equivalent to the performance of 0.5 shares of SPY less the value of current and future expected ordinary cash dividends to be paid on the S&P 500 constituent companies over the term of the Ex-Dividend Fund. SPY is an ETF that seeks to track the S&P 500. The value of such current dividends is represented by the Solactive Dividend Index. The Solactive Dividend Index aims to represent the discounted present value of all listed annual S&P 500 Dividend Futures Contracts out to and including the December 2027 S&P 500 Dividend Futures Contracts expiry.

In seeking to track the Solactive Ex-Dividend Index, the Ex-Dividend Fund intends to replicate the returns of SPY through owning long positions in S&P 500 Index Futures Contracts rather than shares of SPY. Additionally, the Ex-Dividend Fund intends to track the performance of the Solactive Ex-Dividend Index by selling annual S&P 500 Dividend Futures Contracts out to the maturity date of the Ex-Dividend Fund. The Ex-Dividend Fund will also hold Treasury Securities, cash and/or cash equivalents. The Ex-Dividend Fund does not intend to hold shares of SPY or any other ETF (other than a money market fund ETF).

In certain instances, however, the Ex-Dividend Fund may invest in (i) annual, rather than quarterly, S&P 500 Index futures contracts, (ii) quarterly, rather than annual, S&P 500 Dividend Futures Contracts and (iii) E-mini S&P 500 Futures, in each case, if, in the judgment of Metaurus, utilizing such instruments would be in the best interest of the Ex-Dividend Fund (e.g., due to liquidity, pricing or similar market factors).

As the futures contracts held by the Ex-Dividend Fund near expiration, they are generally closed out and replaced by contracts with a later expiration. This process is referred to as “rolling.” The Ex-Dividend Fund does not intend to hold futures contracts through expiration, but instead it intends to “roll” its respective positions. Like other financial futures contracts, the S&P 500 Index Futures Contracts and the S&P 500 Dividend Futures Contracts, in which the Funds invest, generally trade at or about a price that reflects the fair value of the referenced instruments. No assurance can be made, however, that such pattern will continue. Such futures contracts might not continue to trade at or about fair value if, for example, the liquidity of the broader U.S. stock market were to decline substantially or financial market participants no longer engage in arbitrage between the futures market and the securities market. The presence of contango, which exists when the price of a futures contract is higher than the current spot price of the referenced commodity, in certain futures contracts at the time of rolling would be expected to adversely affect the Ex-Dividend Fund’s long positions, and positively affect the Ex-Dividend Fund’s short positions. Similarly, the presence of backwardation, which exists when the price of a futures contract is lower than the current spot price of the referenced commodity, in certain futures contracts at the time of rolling such contracts would be expected to adversely affect the Ex-Dividend Fund’s short positions and positively affect the Ex-Dividend Fund’s long positions. Please see “Risk Factors—Rolling S&P 500 Index Futures Contracts may have a potential negative impact.”

The expected ordinary cash dividends of the constituent companies of the S&P 500 are reflected in the fair value of the long S&P 500 Index Futures Contracts in which the Ex-Dividend Fund invests. Such expected amounts may differ from the actual ordinary dividend amounts paid by S&P 500 constituent companies. In addition, while the actual dividends paid by S&P 500 constituent companies will be factored into the price of the futures contracts, the Ex-Dividend Fund will not receive an actual dividend payment as a result of its ownership of S&P 500 Index Futures Contracts. Further, investors in the Ex-Dividend Fund are not entitled to receive the value of any such ordinary cash dividends because the value of the dividend stream received by the Ex-Dividend Fund through the price of the S&P 500 Index Futures Contracts is paid out by the Ex-Dividend Fund to its counterparty (i.e., the futures clearinghouse) on the S&P 500 Dividend Futures Contracts in which the Ex-Dividend Fund invests at expiry of the S&P 500 Dividend Futures Contracts. The Ex-Dividend Fund expects to hedge its obligation to pay out such amounts to its counterparties through investment in long S&P 500 Index Futures Contracts. There is no guarantee that the Ex-Dividend Fund will be able to effectively hedge its obligations under the short S&P 500 Dividend Futures Contracts. In 2027, after the expiration of the final S&P 500 Index Futures Contracts held by the Ex-Dividend Fund and expiration of the S&P 500 Dividend Futures Contracts, the Ex-Dividend Fund will hold only cash, Treasury Securities, and cash equivalents. At this time, the Ex-Dividend Fund will pay any remaining accrued but unpaid liabilities, fees and expenses and then distribute all of its remaining cash to Shareholders and liquidate.

The Ex-Dividend Fund does not try to “beat” the Solactive Ex-Dividend Index and does not seek temporary defensive positions when markets decline or appear overvalued. The Sponsor seeks for the Ex-Dividend Fund to have a tracking error relative to the performance of the Solactive Ex-Dividend Index of less than five percent during a one year period.

Term of Ex-Dividend Fund; Distributions. The Ex-Dividend Fund is a term fund that will terminate in December 2027. The Ex-Dividend Fund does not anticipate making any periodic distributions and is under no obligation to make any periodic distributions to you.

Certain Investment Policies. The Ex-Dividend Fund may enter into reverse repurchase agreements. Reverse repurchase agreements involve the sale of securities held by the Ex-Dividend Fund with an agreement to repurchase the securities at an agreed-upon price, date and interest payment.

DESCRIPTION OF THE SOLACTIVE DIVIDEND INDEX

The following is a summary of the Solactive Dividend Index.

The Solactive Dividend Index is owned, maintained, calculated and distributed by Solactive.

The Solactive Dividend Index aims to represent the discounted present value of all listed S&P 500 Dividend Futures Contracts out to and including the December 2027 S&P 500 Dividend Futures Contract. To accomplish this, each S&P 500 Dividend Futures Contract market price will be discounted by using the computed yield of a specified Treasury Security with a similar or prior maturity date as the corresponding S&P 500 Dividend Futures Contract expiry. After annual expiry of an S&P 500 Dividend Futures Contract, such futures contract and its corresponding Treasury Security will be removed from the Solactive Dividend Index during the annual rebalancing of the Solactive Dividend Index.

The value of the Solactive Dividend Index is affected by the ordinary cash dividends that have been paid to date by constituent companies in the S&P 500 in the applicable period and the expectations of investors regarding the dividends to be paid by constituent companies in the S&P 500. The S&P 500 Dividend Futures Contracts use the Dividend Points Index to track the cumulative amount of ordinary dividends paid by constituent companies in the S&P 500 in the current yearly period. The Dividend Points Index resets to zero on the third Friday of each December contemporaneously with the expiration of the applicable S&P 500 Dividend Futures Contract. The Solactive Dividend Index is a price-only index.

The initial value of the Solactive Dividend Index was $24.77 based on the close of trading on the start date, December 30, 2016. The Solactive Dividend Index is published in USD via the price marketing services of Boerse Stuttgart AG based on the prices of the components (“Index Components”) on the applicable listing exchanges posted by quotation services or otherwise as determined by Solactive.

The Solactive Dividend Index is widely disseminated every 15 seconds on each Business Day by major market data vendors during the NYSE Arca’s Core Trading Session, or otherwise as determined by Solactive. Each vendor decides on an individual basis as to whether such vendor will distribute/display the Solactive Dividend Index via its information systems. The most recent prices of all Index Components are used. Should there be no current price posted on the applicable price source, such as Reuters, Solactive will use the most recent price shown for such investment on Reuters for the preceding trading day in making the calculation.

In the event that pricing information is not available, in the judgment of Solactive, the Solactive Dividend Index will not be distributed.

The Solactive Dividend Index does not weigh the values of its Index Components.

The Solactive Dividend Index is intended to be a static index in that the composition of the Solactive Dividend Index should not be expected to change after the Solactive Dividend Index has been originally constituted. A committee composed of staff from Solactive is responsible for decisions regarding the composition of the Solactive Dividend Index as well as any amendments to the index calculation methodology.

Members of the committee can recommend changes to the index calculation methodology for calculating the Solactive Dividend Index and submit them to the committee for approval.

All or a portion of the methodologies and algorithms used to calculate the Solactive Dividend Index are covered by one or more pending U.S. patents. The Sponsor developed the algorithm on which the Solactive Dividend Index is based and licensed it to Solactive. Solactive is not affiliated with the Sponsor and is solely responsible for calculating the Solactive Dividend Index.

All specifications and information relevant for calculating the Solactive Dividend Index are made available at http://www.solactive.de.

The financial instruments described herein are not sponsored, promoted, sold or supported in any other manner by Solactive nor does Solactive offer any express or implicit guarantee or assurance either with regard to the results of using the Solactive Dividend Index and/or Solactive Dividend Index trade mark or the Solactive index pricing level at any time or in any other respect. The Solactive Dividend Index is calculated and published by Solactive. Solactive uses its best efforts to ensure that the Solactive Dividend Index is calculated correctly. Irrespective of its obligations towards the Fund, Solactive has no obligation to point out errors in the Solactive Dividend Index to third parties including but not limited to investors and/or financial intermediaries of financial instruments that reference the Solactive Dividend Index. Neither publication of the Solactive Dividend Index by Solactive nor the licensing of the Solactive Dividend Index or any trade mark associated with the Solactive Dividend Index for the purpose of use in connection with any financial instrument constitutes a recommendation by Solactive to invest capital in said financial instrument nor does it in any way represent an assurance or opinion of Solactive with regard to any investment in any financial instrument.

DESCRIPTION OF THE SOLACTIVE EX-DIVIDEND INDEX

The following is a summary of the Solactive Ex-Dividend Index.

The Solactive Ex-Dividend Index is owned, maintained, calculated and distributed by Solactive.

The Solactive Ex-Dividend Index aims to represent the current value of 0.5 shares of SPY, less the current value of ordinary cash dividends expected to be paid on the S&P 500, until the Ex-Dividend Fund’s maturity as represented by the Solactive Dividend Index. The Solactive Dividend Index aims to represent the discounted present value of all listed S&P 500 Dividend Futures Contracts out to and including the December 2027 S&P 500 Dividend Futures Contract expiry.

The Solactive Ex-Dividend Index is a price-only index.

The Solactive Ex-Dividend Index includes shares of SPY and short positions in S&P 500 Dividend Futures Contracts for each year from the Ex-Dividend Fund’s launch date through December 2027.

The initial value of the Solactive Ex-Dividend Index was $86.99 based on the close of trading on the start date, December 30, 2016. The Solactive Ex-Dividend Index is published in USD via the price marketing services of Boerse Stuttgart AG based on the prices of the Index Components on the applicable listing exchanges posted by quotation services or otherwise as determined by Solactive.

The Solactive Ex-Dividend Index is widely disseminated every 15 seconds on each Business Day by major market data vendors during the NYSE Arca’s Core Trading Session, or otherwise as determined by Solactive. Each vendor decides on an individual basis as to whether such vendor will distribute/display the Solactive Ex-Dividend Index via its information systems. The most recent prices of all Index Components are used. Should there be no current price posted on the applicable price source, such as Reuters, Solactive will use the most recent price shown for such investment on Reuters for the preceding trading day in making the calculation.

In the event that pricing information is not available, in the judgment of Solactive, the Solactive Ex-Dividend Index will not be distributed.

Because the Solactive Ex-Dividend Index tracks the performance of 0.5 shares of SPY and sums up the discounted values of the S&P 500 Dividend Futures Contracts, no weighting is applied.

The Solactive Ex-Dividend Index is intended to be a static index in that the composition of the Solactive Ex-Dividend Index should not be expected to change after the Solactive Ex-Dividend Index has been originally constituted. A committee composed of staff from Solactive is responsible for decisions regarding the composition of the Solactive Ex-Dividend Index as well as any amendments to the index calculation methodology.

Members of the committee can recommend changes to the index calculation methodology for calculating the Solactive Ex-Dividend Index and submit them to the committee for approval.

All or a portion of the methodologies and algorithms used to calculate the Solactive Ex-Dividend Index are covered by one or more pending U.S. patents. The Sponsor developed the algorithm on which the Solactive Ex-Dividend Index is based and licensed it to Solactive. Solactive is not affiliated with the Sponsor and is solely responsible for calculating the Solactive Ex-Dividend Index.

All specifications and information relevant for calculating the Solactive Ex-Dividend Index are made available at http://www.solactive.de.

The financial instruments described herein are not sponsored, promoted, sold or supported in any other manner by Solactive nor does Solactive offer any express or implicit guarantee or assurance either with regard to the results of using the Solactive Ex-Dividend Index and/or Solactive Ex-Dividend Index trade mark or the Solactive index pricing level at any time or in any other respect. The Solactive Ex-Dividend Index is calculated and published by Solactive. Solactive uses its best efforts to ensure that the Solactive Ex-Dividend Index is calculated correctly. Irrespective of its obligations towards the Fund, Solactive has no obligation to point out errors in the Solactive Ex-Dividend Index to third parties including but not limited to investors and/or financial intermediaries of the financial instruments that reference the Solactive Ex-Dividend Index. Neither publication of the Solactive Ex-Dividend Index by Solactive nor the licensing of the Solactive Ex-Dividend Index or any trade mark associated with the Solactive Ex-Dividend Index for the purpose of use in connection with any financial instrument constitutes a recommendation by Solactive to invest capital in said financial instrument nor does it in any way represent an assurance or opinion of Solactive with regard to any investment in any financial instrument.

ACTIVITIES OF THE TRUST AND THE FUNDS

The activities of the Trust and the Funds will be limited to:

(1) issuing and selling Shares to the Initial Purchaser;

(2) issuing, selling and redeeming Shares to and from Authorized Participants, including effecting the initial public offering and listing of the Shares on the NYSE Arca;

(3) supporting the continuous offering of the Shares, including maintaining a prospectus for the Shares, entering into the Authorized Participant Agreements, issuing Baskets upon receipt of purchase orders from Authorized Participants, and redeeming Baskets upon receipt of redemption orders from Authorized Participants pursuant to the Trust Agreement;

(4) establishing, closing out and holding instruments with the Clearing FCM pursuant to the Trust Agreement to meet the stated investment objectives of the Funds;

(5) bringing or defending, paying, collecting, compromising, arbitrating, settling or otherwise adjusting any claims or demands of or against the Funds;

(6) taking any action that may be necessary or appropriate for the preservation and the continuation of the Trust’s valid existence, rights, franchises and privileges as a statutory trust under the laws of the State of Delaware and of each other jurisdiction in which such existence is necessary to protect the limited liability of the Shareholders or enable a Fund to effect the purposes for which the Fund was created; and

(7) taking any action, not inconsistent with applicable law or the Trust Agreement, that the Trustee or the Sponsor determines in its sole discretion may be necessary or desirable in carrying out the purposes and functions of the Fund, as set out in, or contemplated by, the Trust Agreement.

Other than issuing Shares, the Funds will not issue or sell any certificates or other obligations or otherwise incur, assume or guarantee any indebtedness for money borrowed, provided that the Funds may borrow cash through the use of reverse repurchase agreements with respect to Treasury Securities or a revolving credit facility with a bank or other lender for liquidity purposes, such as to pay the Dividend Fund’s monthly distributions. The Funds will not engage in any activities designed to obtain a profit from, or to ameliorate losses caused by, decreases in the value of instruments held by the Funds, any of the underlying indices represented by the Solactive Dividend Index, the Solactive Ex-Dividend Index or other assets, if any, held by or on behalf of the Fund.

Metaurus will act as the Sponsor for the Funds and will be responsible for making operational decisions necessary to maintain the proper number of investment positions to meet the investment objectives of the Funds, monitor the performance results of each Fund’s portfolio and reallocate assets within the portfolio with a view to causing the performance of the Fund’s portfolio to track that of the Underlying Index over time. All futures positions held by a Fund as well as all or a portion of the cash held by the Fund will be maintained in a Fund’s account with the Clearing FCM and Treasury Securities will be held in a securities account in each Fund’s name at the Fund’s Custodian.

The Funds will enter into a commodity brokerage agreement with the Clearing FCM that provides for the execution, reporting and clearing of transactions in futures, including EFRP transactions, payment of commissions, custody of assets and other standard provisions. The Funds will enter into a commodity brokerage agreement with the Clearing FCM that provides for the execution, reporting and clearing of transactions in futures, payment of commissions, custody of assets and other standard provisions.

The books and records of the Funds are maintained as follows: all marketing materials are maintained at the offices of SEI, One Freedom Valley Drive, Oaks, Pennsylvania 19456. Basket creation and redemption books and records, certain financial books and records (including accounting records, ledgers with respect to assets, liabilities, capital, income and expenses, the registrar, transfer journals and related details) and certain trading and related documents received from futures commission merchants and/or sub-custodians, broker-dealers and banks are maintained by The Bank of New York Mellon (“BNY”), One Wall Street, New York, NY 10286.

All other books and records of the Funds (including minute books and other general corporate records, trading records and related reports) are maintained at the Trust’s principal office, c/o Metaurus Advisors LLC, 589 Fifth Avenue, Suite 808, New York, NY 10017.

Trust books and records located at the foregoing addresses, are available for inspection and copying (upon payment of reasonable reproduction costs) by Fund shareholders or their representatives for any purposes reasonably related to such shareholder’s interest as a beneficial owner during regular business hours. The Sponsor will maintain and preserve the Trust’s books and records for a period of not less than six years.

The fiscal year of each Fund ends on December 31 of each year.

DESCRIPTION OF THE SHARES AND THE TRUST AGREEMENT

The Trust is a statutory trust formed under the laws of the State of Delaware on September 28, 2016, pursuant to a short-form declaration of trust between the Sponsor and the Trustee. An amended and restated Trust Agreement will be entered into between the Sponsor and the Trustee prior to the commencement of the offering of the Shares. The Trust was organized in separate series rather than as separate statutory trusts in order to achieve administrative efficiencies. The offering of the Funds’ shares will be registered under the Securities Act. The principal office of the Trust is located at c/o Metaurus Advisors LLC, 589 Fifth Avenue, Suite 808, New York, NY 10017, and the Trust’s telephone number is 212-634-4250.

Each Share represents a unit of fractional undivided beneficial interest in and ownership of a Fund. Neither Fund is an investment company registered under the Investment Company Act and neither Fund is required to register under that Act.

The Trust and the Funds are governed by the Trust Agreement, which sets out the rights of the registered holders of the Shares and the rights and obligations of the Sponsor and the Trustee. Delaware law governs the Trust Agreement, the Trust, the Funds and the Shares. The following is a summary of material provisions of the Trust Agreement. It is qualified by reference to the entire Trust Agreement, which will be filed as an exhibit to the registration statement of which this prospectus is a part.

Certificates Evidencing the Shares

The Shares will be evidenced by certificates executed and delivered by the Trustee on behalf of the Funds. The Sponsor expects that DTC will accept the Shares for settlement through its book-entry settlement system. So long as the Shares are eligible for DTC settlement, there will be one or more certificates evidencing Shares that will be registered in the name of a nominee of DTC. You will be able to own Shares only in the form of book-entry security entitlements with DTC or direct or indirect participants in DTC. You will not be entitled to receive a separate certificate evidencing Shares. Because Shares can be held only in the form of book-entries through DTC and its participants, you must rely on DTC, a DTC participant and any other financial intermediary through which they hold Shares to receive the benefits and exercise the rights described in this section. You should consult with your broker or financial institution to find out about the procedures and requirements for instruments held in DTC book-entry form.

Cash and Other Distributions

The Dividend Fund expects to pay distributions to its Shareholders monthly. The Dividend Fund may make distributions on a more frequent basis.

The Ex-Dividend Fund does not anticipate making any cash or other distributions and has no obligation to make periodic distributions to you.

In the event that a Fund makes a cash or other distribution, as a registered holder of such Fund’s Shares, you will receive these distributions in proportion to the number of Shares that you own. Before making a distribution, the Trustee will deduct any applicable withholding taxes and any fees and expenses of such Fund that have not been paid. It will distribute only whole United States dollars and cents and will round fractional cents down to the nearest whole cent. The Trustee is not responsible if it decides that it is unlawful or impractical to make a distribution available to you.

Share Splits

If requested by the Sponsor, the Trustee will declare a split or a reverse split in the number of Shares outstanding. The Trustee is not required to distribute any fraction of a Share in connection with a split or reverse split of the Shares. The Trustee may sell the aggregated fractions of Shares that would otherwise be distributed in a split or reverse split of the Shares or liquidate the amount of Fund property that would be represented by those Shares and distribute to you the net proceeds of those Shares or that Fund property.

Voting Rights

The shareholders of the Funds take no part in the management or control, and have no voice in the Trust’s operations or business. Shares do not have any voting rights except in the limited circumstances as described below under “Amendment of the Trust Agreement.”

Payment of Taxes

The Sponsor may deduct the amount of any taxes owed from any distributions it makes. However, the Funds are under no obligations to do so. The Sponsor may also sell Fund assets, by public or private sale, to pay any taxes owed. Shareholders will remain liable if the proceeds of the sale are not enough to pay the taxes.

Valuation of Fund Assets

Valuation of the Funds’ assets are described under “Creations and Redemptions - Computation of Funds’ Net Asset Value; Valuation of Fund Investments.”

Limitations on Obligations and Liability

The Trust Agreement expressly limits the obligations of the Sponsor and the Trustee. It also limits the liability of each of the Sponsor and the Trustee. The Sponsor and the Trustee:

•	are obligated to take only the actions specifically set out in the Trust Agreement without negligence or bad faith;

•	are not liable if either of them is prevented or delayed by law or circumstances beyond their control from performing their obligations under the Trust Agreement;

•	are not liable if they exercise discretion permitted under the Trust Agreement;

•	have no obligation to prosecute a lawsuit or other proceeding related to the Shares or Fund property on behalf of any Shareholders or on behalf of any other person; and

•	may rely upon any documents they believe in good faith to be genuine and to have been signed or presented by the proper party.

The Trustee will be indemnified by the Sponsor for any loss, liability or expense it incurs without gross negligence or bad faith. The material terms of the indemnification provisions with respect to each of the Sponsor and the Trustee and their respective managers or directors, employees, affiliates and/or subsidiaries will be disclosed in this prospectus once the Trust Agreement is finalized.

Amendment of the Trust Agreement

The Sponsor and the Trustee may agree to amend the Trust Agreement without your consent; provided that the shareholders have the right to vote only if expressly required under Delaware or federal law or rules or regulations of the NYSE Arca, or if submitted to the shareholders by the Sponsor in its sole discretion. No amendment affecting the Trustee shall be binding upon or effective against the Trustee unless consented to by the Trustee in writing.

Dissolution and Termination

The Trust Agreement permits the termination of the Trust or of any Fund by the Sponsor for any reason with notice to Shareholders.

The Sponsor intends to dissolve each Fund on or about December 31, 2027, after which the Fund will be orderly liquidated or extended for limited circumstances.

The Trustee will notify DTC as soon as reasonably practicable prior to dissolution of a Fund. After dissolution, the Sponsor and its agents will do the following but nothing else: (1) collect distributions pertaining to Fund property; (2) liquidate such Fund’s holdings in securities in the amount necessary to cover all expenses of liquidation and to pay any outstanding liabilities in connection with the Fund not paid by the Sponsor; and (3) deliver any remaining Fund property, or proceeds thereof, upon surrender and cancellation of Shares. Such Fund’s property may be disposed of in a public or private sale, and the uninvested net proceeds of any such sale, together with any other cash, will be held for the pro rata benefit of Shareholders who have not surrendered their Shares for cancellation for a period pending distribution of such proceeds. The Sponsor has no liability for interest with respect to such proceeds. The Trustee’s only obligations will be to account for the money and other cash, after deduction of applicable fees, Fund expenses and taxes and governmental charges.

Requirements for Trustee/Sponsor Actions

Before the Trustee will deliver or register a transfer of Shares, make a distribution on Shares, or permit the withdrawal of Fund property, the Trustee may require:

•	payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any Shares or Fund property;

•	satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and

•	compliance with regulations it may establish, from time to time, consistent with the Trust Agreement, including the presentation of transfer documents.

The creation and redemption of Baskets may be suspended generally for any period of time, or refused with respect to specific orders, during any period in which: (i) a market disruption event occurs such that the Sponsor determines, in its discretion, that any component instruments in the Underlying Indexes are unavailable for investment or their prices are not available or not representative or the Underlying Indexes are unavailable or have been suspended, (ii) the transfer books of the Trustee are closed or (iii) any such action is deemed necessary or advisable by the Sponsor, in its sole discretion, for any reason at any time or from time to time.

Delegation by the Sponsor to an Agent

The Sponsor may delegate all or some of its duties under the Trust Agreement to an administrator or agent without consent of the Trustee or any Authorized Participant. The Sponsor may terminate such delegation to any agent at any time and is not required to appoint a new agent.

Limitation on Liability

The assets of any particular Fund include only those funds and other assets that are paid to, held by or distributed to the Fund on account of and for the benefit of that Fund, including, without limitation, funds delivered to the Trust for the purchase of Shares in a Fund. This limitation on liability is referred to as the “Inter-Series Limitation on Liability.” The Inter-Series Limitation on Liability is expressly provided for under the Delaware Statutory Trust Act, which provides that if certain conditions (as set forth in Section 3804(a)) are met, then the debts of any particular series will be enforceable only against the assets of such series and not against the assets of any other Fund or the Trust generally.

In furtherance of the Inter-Series Limitation on Liability, every party providing services to the Trust, any Fund or the Sponsor on behalf of the Trust or any Fund, will acknowledge and consent in writing to:

•	the Inter-Series Limitation on Liability with respect to such party’s Claims;

•

voluntarily reduce the priority of its Claims against the Funds or their respective assets, such that its Claims are junior in right of repayment to all other parties’ Claims against the Funds or their respective assets, except that Claims against the Trust where recourse for the payment of such Claims was, by agreement, limited to the assets of a particular Fund, will not be junior in right of repayment, but will receive repayment from the assets of such particular Fund (but not from the assets of any other Fund or the Trust generally) equal to the treatment received by all other creditors and Shareholders that dealt with such Fund; and

•	a waiver of certain rights that such party may have under the United States Bankruptcy Code, if such party held collateral for its Claims, in the event that the Trust is a debtor in a chapter 11 case under the United States Bankruptcy Code, to have any deficiency Claim (i.e., the difference, if any, between the amount of the Claim and the value of the collateral) treated as an unsecured Claim against the Trust generally or any Fund.

No special custody arrangements are applicable to any Fund, and the existence of a trustee should not be taken as an indication of any additional level of management or supervision over any Fund. To the greatest extent permissible under Delaware law, the Trustee acts in an entirely passive role, delegating all authority over the operation of the Trust to the Sponsor.

CHARGES

Organizational and Initial Offering Expenses

The Sponsor will pay all necessary and reasonable expenses and liabilities incurred in connection with the organization of the Funds and proposed initial public offering of the Shares, including: all necessary and reasonable expenses and liabilities incurred in connection with the organization of the Funds and proposed public offering of the Shares, including underwriting discounts on the Shares, all registration and FINRA fees and expenses, all printing expenses in respect of the Shares and the Registration Statement and, if applicable, all fees and expenses of the Fund’s auditors and attorneys.

Management Fee

The Dividend Fund will pay the Sponsor a Management Fee equal to 0.58% per year of the Dividend Fund’s average daily NAV, calculated and payable monthly, subject to a minimum monthly fee of $0.01 per Share. This minimum monthly fee is expected to apply when the Dividend Fund’s average daily NAV per Share is less than $20.69 for any month.

The Ex-Dividend Fund will pay the Sponsor a Management Fee equal to 0.29% per year of the Ex-Dividend Fund’s average daily NAV, calculated and payable monthly.

Administration Fee

Each Fund will pay the Administrator, SEI, an annual fee based on the Fund’s daily NAV for administration of the Fund and certain other business and shareholder services, subject to a minimum of $75,000 per year. Such fee will decrease for a Fund if the Fund’s NAV exceeds $500 million. The Funds will also reimburse SEI for certain out of pocket fees and expenses. Such fees and expenses are currently estimated at approximately 0.005% of the average daily NAV of each Fund per year, although it is impossible to predict exactly the amount of out of pocket fees and expenses payable by a Fund to the Administrator. The administration fee is in addition to the management fee.

Creation and Redemption Basket Fees

In connection with the creation and redemption of Baskets, Authorized Participants will pay the Funds a transaction fee per Basket equal to $500.00. From this transaction fee, the Funds will pay any transaction costs and fees associated with the purchase or sale of any futures contracts acquired for or sold by the Funds. In addition, to the extent that cash is delivered or received in lieu of any of the Deposit Instruments upon the creation or redemption of Shares by an Authorized Participant, such Authorized Participants will pay an additional variable charge up to 2% of the value of the cash that is delivered or received in lieu of any of the Deposit Instruments to a Fund to pay for any additional transaction costs and fees and price changes associated with the purchase or disposition of any of the Deposit Instruments. The transaction fees are expected to cover the fees charged by NFA and compensation to the Clearing FCM, and may be subject to change from time to time. In connection with the initial launch of the Funds, the Sponsor may pay creation fees on behalf of Authorized Participants. There is no guarantee that the Sponsor will elect to do so. Under the terms of the relevant Authorized Participant Agreement, Authorized Participants creating or redeeming Baskets will also be obligated to pay any taxes, governmental charges or stock transfer or similar fees in connection with such creation or redemption.

Other Transaction Costs and Fees

Each Fund will pay (or will reimburse the Clearing FCM if previously paid) any other transaction costs and fees associated with trading of the Fund’s instruments (including floor brokerage, exchange, clearing, give-up, user and NFA fees) that are not related to the creation and redemption of Baskets. Such costs and fees are currently estimated at approximately 0.03% of the NAV of each Fund per year, although it is impossible to predict exactly the amount of transaction costs and fees payable by a Fund.

Custody and Transfer Agency Services Fees

Each Fund will pay BNY fees and expenses for custody and transfer agency services. Each Fund will also pay the Clearing FCM fees and expenses for custody services. Such fees are currently estimated at approximately 0.01% of a Fund’s NAV per year.

Other Fees and Operating Expenses

Each Fund will pay its periodic professional expenses, including, but not limited to the fees of the Trustee, continuous offering expenses, printing and mailing costs, legal, audit, tax, accounting, performance, administrative, filing, reporting and data processing fees and expenses and other operating expenses. These fees and expenses in the aggregate for each Fund are estimated at $150,000 per year. For each Fund, the Sponsor has agreed to pay any professional expenses of each Fund in excess of $150,000 in each of 2018 and 2019. The Funds will be responsible for any extraordinary expenses and liabilities.

Each Fund will also pay Advisory Committee fees and expenses, including annual fees of the independent members of the Advisory Committee. Each Fund will also pay its allocable portion of the premiums for director and officer insurance coverage (which includes coverage of Advisory Committee members) and errors and omissions insurance coverage. The Sponsor will also be allocated a portion of such premiums.

The Funds will also pay the Distributor certain out-of-pocket costs, transaction fees and asset-based fees which are accrued daily and paid monthly by the Funds. Such estimated out-of-pocket costs, transaction fees and asset-based fees are expected to be less than 0.001% of a Fund’s NAV per year.

In the event that the Funds are required to pay any such expenses and liabilities, the Funds may be required to liquidate assets, which would reduce the NAV of the Shares and could result in adverse tax consequences to Shareholders. The Sponsor is not responsible for any depreciation or loss incurred by reason of the liquidation of Fund property made in compliance with the Trust Agreement.

Break-Even Analysis

Dividend Fund

This break-even analysis refers to the redemption of baskets by Authorized Participants and is not related to any gains an individual investor would have to achieve in order to break-even. The break-even analysis is an approximation and is presented for illustrative purposes only.

The break-even analysis below indicates the approximate dollar returns required for the redemption value of a Share of the Fund, including cash distributions paid, to be equal to an initial investment in such Share over a twelve-month period after the investment is made. For purposes of this break-even analysis, an initial selling price of $29.20 per share is assumed based on the projected index value and projected model portfolio on August 22, 2017. It is also assumed that the NAV of the Shares, will equal the value of the Solactive Dividend Index at all times. In this instance, an investor would be projected to break-even in twelve months so long as the Dividend Fund does not have a negative return.

Assumed initial selling price per share*	$29.20
	$	%
Management Fee (1)	0.169	0.58%
Other Transactions Costs and Fees (2)	0.015	0.05%
Administration Fee (3)	0.030	0.10%
Advisory Committee and Officer Expenses (4)	0.003	0.01%
Distribution Fees and Expenses (5)	0.000	0.00%
Professional Expenses (6)	0.020	0.07%
Creation Basket Fee (7)	0.000	0.00%
Custody Fees (8)	0.005	0.02%
Interest Income (9)	(0.511)	(1.75)%
Amount of Trading Income Required for the Fund’s NAV at the End of One Year to Equal the Initial Selling price (10)
Percentage of initial selling price to break-even (10)		0.00%

*	You may pay customary brokerage commissions to your broker, including related fees and expenses, in connection with purchases of Shares during the continuous offering period. Because such brokerage commission rates will vary from investor to investor, they have not been included in the break-even table. You should review the terms of your brokerage accounts for details on applicable charges.
1	The Dividend Fund is contractually obligated to pay the Sponsor a Management Fee equal to 0.58% per year of the Dividend Fund’s average daily NAV, calculated and payable monthly, subject to a minimum monthly fee of $0.01 per Share per month. This monthly minimum fee is expected to apply when the Dividend Fund’s average daily NAV per Share is less than $20.69 for any month. Average daily NAV will be calculated by the Administrator.
2	This amount is estimated based on projected trading fees and expenses that are not related to the creation or redemption of Baskets.
3	The Dividend Fund will pay SEI an annual fee based on the Dividend Fund’s average daily NAV for administration of the Dividend Fund and certain other business and shareholder services. This fee will decrease if the NAV of the Dividend Fund exceeds $500 million. The Dividend Fund will also reimburse SEI for certain out of pocket fees and expenses, which are currently estimated at approximately 0.005% of the average daily NAV of the Dividend Fund per year.
4	Advisory Committee and Officer Expenses include annual fees paid to members of the Advisory Committee and the Dividend Fund’s allocable portion of the premiums for director and officer insurance coverage (which includes coverage of Advisory Committee Members) and errors and omissions insurance coverage. The Sponsor will also be allocated a portion of such premiums.
5	The Sponsor will pay the Distributor certain transaction fees, which are currently estimated to be less than 0.01% of the Dividend Fund’s NAV per year, to act as distributor for the Dividend Fund.

6	Estimated Professional Expenses include expenses for legal, audit, tax accounting, preparation and printing. The Sponsor has agreed to pay any professional expenses of the Dividend Fund in excess of $150,000 in each of 2018 and 2019.
7	Authorized Participants are required to pay a (i) fee of $500.00 to the Dividend Fund for each order they place to create or redeem one or more baskets and (ii) to the extent cash is delivered or received in lieu of any of the Deposit Instruments, an additional variable charge to compensate the Dividend Fund for any additional transaction costs associated therewith. For purposes of this analysis, the Basket fee is presented net of any estimated transaction related expenses associated with acquiring the instruments to be held by the Dividend Fund.
8	The Dividend Fund will pay the Custodian, a base fee equal to 0.01% of the Dividend Fund’s NAV per year, plus certain transaction fees, to act as custodian, transfer agent and registrar for the Dividend Fund.
9	The Dividend Fund will earn interest on the cash and Treasury Securities held by the Dividend Fund. The projected amount of interest earned is based on the weighted average yield to maturity of these securities. The amount of interest per year can be expected to decline as securities mature and cash distributions are made to Shareholders.
10	Based on certain interest rate, expense and other assumptions, the sum of expenses and interest income is a negative number (an expense of (1.75)% of the estimated per Share price, or expressed as a dollar amount, $(0.511) of the estimated per Share price), implying a negative amount for the twelve-month break-even. As a result the twelve-month break-even has accordingly been set to zero.

Ex-Dividend Fund

This break-even analysis refers to the redemption of baskets by Authorized Participants and is not related to any gains an individual investor would have to achieve in order to break-even. The break-even analysis is an approximation and is presented for illustrative purposes only.

The break-even analysis below indicates the approximate dollar returns required for the redemption value of a Share of the Fund to be equal to an initial investment in such Share over a twelve month period after the investment is made. For purposes of this break-even analysis, an initial selling price of $93.52 per share is assumed based on the projected index value and projected model portfolio on August 22, 2017. It is also assumed that the NAV of the Shares, will equal the value of the Solactive Ex-Dividend Index at all times. In this instance, an investor would be projected to break-even in twelve months so long as the Ex-Dividend Fund does not have a negative return.

Assumed initial selling price per share*	$93.52
	$	%
Management Fee (1)	0.271	0.29%
Other Transactions Costs and Fees (2)	0.028	0.03%
Administration Fee (3)	0.096	0.10%
Advisory Committee and Officer Expenses (4)	0.010	0.01%
Distribution Fees and Expenses (5)	0.000	0.00%
Professional Expenses (6)	0.064	0.07%
Creation Basket Fee (7)	0.000	0.00%
Custody Fees (8)	0.016	0.02%
Interest Income (9)	(1.029)	(1.10)%
Amount of Trading Income Required for the Fund’s NAV at the End of One Year to Equal the Initial Selling price (10).
Percentage of initial selling price to break-even (10)		0.00%

Footnotes:

*	You may pay customary brokerage commissions to your broker, including related fees and expenses, in connection with purchases of Shares during the continuous offering period. Because such brokerage commission rates will vary from investor to investor, they have not been included in the break-even table. You should review the terms of your brokerage accounts for details on applicable charges.
1	The Ex-Dividend Fund is contractually obligated to pay the Sponsor a Management Fee based on average daily net assets and paid monthly at an annual rate of 0.29% of the Ex-Dividend Fund’s average daily NAV per annum. Average daily NAV will be calculated by the Administrator.
2	This amount is estimated based on projected trading fees and expenses that are not related to the creation or redemption of Baskets.
3	The Ex-Dividend Fund will pay SEI an annual fee based on the Ex-Dividend Fund’s average daily NAV for administration of the Ex-Dividend Fund and certain other business and shareholder services. This fee will decrease if the NAV of the Ex-Dividend Fund exceeds $500 million. The Ex-Dividend Fund will also reimburse SEI for certain out of pocket fees and expenses, which are currently estimated at approximately 0.005% of the average daily NAV of the Ex-Dividend Fund per year.
4	Advisory Committee and Officer Expenses include annual fees paid to members of the Advisory Committee and the Ex-Dividend Fund’s allocable portion of the premiums for director and officer insurance coverage (which includes coverage of Advisory Committee Members) and errors and omissions insurance coverage. The Sponsor will also be allocated a portion of such premiums.
5	The Sponsor will pay the Distributor plus certain transaction fees, which are currently estimated to be less than 0.01% of the NAV of the Ex-Dividend Fund per year, to act as distributor for the Ex-Dividend Fund.
6	Estimated Professional Expenses include expenses for legal, audit, tax accounting, preparation and printing. The Sponsor has agreed to pay any professional expenses of the Ex-Dividend Fund in excess of $150,000 in each of 2018 and 2019.

7	Authorized Participants are required to pay a (i) fee of $500.00 to the Ex-Dividend Fund for each order they place to create or redeem one or more baskets and (ii) to the extent cash is delivered or received in lieu of any of the Deposit Instruments, an additional variable charge to compensate the Ex-Dividend Fund for any additional transaction costs associated therewith. For purposes of this analysis, the Basket fee is presented net of any estimated transaction related expenses associated with acquiring the instruments to be held by the Ex-Dividend Fund.
8	The Ex-Dividend Fund will pay the Custodian a base fee equal to 0.01% of the Ex-Dividend Fund’s NAV per year, plus certain transaction fees, to act as custodian, transfer agent and registrar for the Ex-Dividend Fund.
9	The Ex-Dividend Fund will earn interest on the cash and Treasury Securities held by the Ex-Dividend Fund. The projected amount of interest earned is based on the weighted average yield to maturity of these securities. The amount of interest per year can be expected to decline as securities mature.
10	Based on certain interest rate, expense and other assumptions, the sum of expenses and interest income is a negative number (an expense of (1.00)% of the estimated per Share price, or expressed as a dollar amount, $(0.935) of the estimated per Share price), implying a negative amount for the twelve-month break-even. As a result the twelve-month break-even has accordingly been set to zero.

WHO MAY SUBSCRIBE

Only Authorized Participants may create or redeem Baskets. The Funds will issue and redeem Shares, in one or more Baskets, to Authorized Participants. Each Authorized Participant must: (1) be a registered broker-dealer; (2) be a registered futures commission merchant and/or clear through a registered futures commission merchant; (3) be a member of the DTC and the NSCC; (4) have entered into an Authorized Participant Agreement with the Trust; and (5) be in a position to transfer the required Deposit Instruments and/or the Cash Component to, and take delivery from, the applicable Fund, unless the Sponsor has elected to carry out a cash creation or redemption.

An Authorized Participant Agreement sets out the procedures for the creation and redemption of Baskets and for the delivery of cash, for a cash creation or redemption, or Deposit Instruments and/or the Cash Component for such creations or redemptions. Holders of the Shares or their brokers that are not Authorized Participants may redeem their Shares only through an Authorized Participant.

CREATIONS AND REDEMPTIONS

PURCHASE AND ISSUANCE OF BASKETS

General. The Trust will issue and sell Shares of a Fund on a continuous basis through the Distributor, without a sales load, at the Fund’s NAV next determined after receipt, on any Business Day, of an order in proper form. The Sponsor reserves the right to declare a split or a consolidation in the number of Shares outstanding of a Fund. The Sponsor may also change the size of a Basket.

Portfolio Deposit. The consideration for purchase of a Basket of Shares of a Fund will generally be conducted on an in-kind basis through an EFRP transaction. The EFRP transaction will consist of the exchange between the Funds and their Authorized Participants of Deposit Instruments (comprised of futures contracts and Treasury Securities) and the Cash Component for Shares. Together, the Deposit Instruments and the Cash Component constitute the “Portfolio Deposit,” which represents the minimum initial and subsequent investment amount for a Basket of a Fund. Because the Funds hold futures contracts, the exchange of these instruments will be conducted in accordance with the rules governing exchanges of related instruments for a corresponding futures position issued by the CME. CME rules provide for exchanges of futures contracts, Treasury Securities and cash, as contemplated by the Funds, through an EFRP transaction. The futures leg of the EFRP transaction will consist of the futures contracts, and the related position leg of the EFRP transaction will consist of the Shares, the Treasury Securities and the Cash Component. The EFRP transaction will be conducted in accordance with applicable CME rules. In connection with an EFRP transaction, the Authorized Participant would be required to deliver to a Fund, through the Fund’s Clearing FCM, futures contracts and Treasury Securities replicating a pro rata slice of the Fund’s portfolio invested in those instruments and the Cash Component, together having a value equal to the NAV of the Basket, in exchange for delivery to the Authorized Participant, through DTC, of the Basket of Shares.

The Cash Component is the difference between the NAV attributable to a Basket and the aggregate market value of the Deposit Instruments exchanged for the Basket. The party conveying instruments with the lower value will pay to the other such difference. A difference may occur where the market value of the Deposit Instruments, as applicable, changes relative to the NAV of a Fund due to the fact that a position cannot be transferred in kind, instruments cannot be broken up, minor differences due to rounding or due to a rebalancing of the Fund to match the Underlying Index.

The Funds reserve the right to permit or require the substitution of an amount of cash (that is a “cash in lieu” amount) to be added to the Cash Component to replace any Deposit Instrument that: (i) is not available in sufficient quantity for delivery; (ii) is not eligible for transfer through an EFRP transaction, which results in a type of in-kind creation and redemption because Shares are exchanged for the related futures, Treasury Securities and cash positions; or (iii) the Authorized Participant is restricted from trading. In this case, a Fund will utilize the cash in lieu amount to purchase the missing Deposit Instruments, which, in the case of the futures contracts, will generally be effected through a purchase on the CME, if permissible under CME rules for the futures contracts comprising the missing futures instruments and through purchases through banks, government securities dealers and broker-dealers, in the case of the Treasury Securities.

The Funds will make available through the NSCC on each Business Day, prior to the opening of business on the relevant exchange (currently 9:30 a.m., Eastern Time), the list of the names and the required amount of each Deposit Instrument to be included in the current Portfolio Deposit (based on information at the end of the previous Business Day) for the Funds. Such Deposit Instruments are applicable, subject to any adjustments as described below, to purchases of Baskets of the Funds until such time as the next-announced Deposit Instruments composition is made available.

The identity and number of futures contracts and Treasury Securities, if any, comprising the Deposit Instruments required for a Portfolio Deposit for each Fund will change pursuant to changes in the composition in the

Underlying Indexes and as rebalancing adjustments and corporate action events are reflected from time to time in the Underlying Indexes by the Sponsor with a view to the investment objective of the Fund. The composition of the Deposit Instruments may also change in response to adjustments to the weighting or composition of the instruments constituting the applicable Underlying Index.

In addition to the list of names and numbers of instruments constituting the current Deposit Instruments of a Portfolio Deposit, on each Business Day, the Cash Component effective through and including the previous Business Day, per outstanding Basket of the Fund, will be made available. The Cash Component represents the difference between the NAV of a Fund and the market value of the Deposit Instruments.

Delivery of Exchange of Futures Contracts for Related Position Futures Contracts. In the event that the Sponsor shall have determined to permit an Authorized Participant to transfer futures contracts pursuant to an EFRP transaction, as well as to deliver cash in the creation process, futures contracts required for settlement must be transferred to the Fund’s account at the Clearing FCM. The exchange is expected to occur on the day the purchase order is submitted. If the Deposit Instruments and the Cash Component are not received by the market close on the first Business Day following the purchase order date (T+1), such order may be charged interest for delayed settlements or cancelled. In the event a purchase order is cancelled, the Authorized Participant will be responsible for reimbursing a Fund, the Sponsor, the Transfer Agent or the Distributor for all costs associated with cancelling the order including costs for repositioning the portfolio. At its sole discretion, the Sponsor may agree to a delivery date other than T+1. The Basket will be delivered to the Authorized Participant upon the Custodian’s receipt of the Portfolio Deposit.

Cash Purchase and Cash Redemption Method. The Funds may permit a partial or full cash purchase or redemption of Baskets rather than a purchase or redemption of Baskets through an exchange for the Portfolio Deposit on any Business Day in its sole discretion. These purchases and redemptions will be effective in essentially the same manner as a purchase or redemption in exchange for the Deposit Instruments, and the Authorized Participant must pay the cash equivalent of the Deposit Instruments it would otherwise exchange for a Basket. The Authorized Participant will also be required to pay certain transaction fees and charges for cash purchases and redemptions and, if transacting as broker or futures commission merchant for a Fund, may be required to cover brokerage, tax, execution and price movement costs. Please see the subsection entitled “Purchase Transaction Fee” below.

Role of the Authorized Participant. Baskets of Shares may be purchased only by or through an Authorized Participant that is a member of DTC and the NSCC and either is a member of CME Clearing or clears through a futures commission merchant that is a member of CME Clearing. An authorized Participant also must have entered into an Authorized Participant Agreement with the Distributor. Such Authorized Participant will agree pursuant to the terms of such Authorized Participant Agreement on behalf of itself or any investor on whose behalf it will act, as the case may be, to certain conditions, including that such Authorized Participant will make available in advance of each purchase of Baskets an amount of cash sufficient to pay the Cash Component, once the NAV of a Basket is next determined after receipt of the purchase order in proper form, together with the transaction fee. The Authorized Participant may require the investor to enter into an agreement with such Authorized Participant with respect to certain matters, including payment of the Cash Component. Investors who are not Authorized Participants must make appropriate arrangements with an Authorized Participant. Investors should be aware that their particular broker may not be a DTC Participant, or a member of the NSCC, or a participant of, or a customer of, CME Clearing. Such broker also may not have executed an Authorized Participant Agreement. Orders to purchase Baskets, therefore, may have to be placed by the investor’s broker through a broker that is an Authorized Participant. As a result, purchase orders placed through an Authorized Participant may result in additional charges to such investor. A list of the current Authorized Participants may be obtained from the Distributor.

Purchase Order. To initiate an order for a Basket, an Authorized Participant must submit to the Distributor an irrevocable order to purchase shares of a Fund. With respect to the Fund, the Distributor will notify the Sponsor and the Custodian of such order. The Custodian will then provide such information to the appropriate local sub-custodian(s). The Custodian shall cause the appropriate local sub-custodian(s) of such Fund to maintain an account into which the Authorized Participant shall deliver, on behalf of itself or the party on whose behalf it is acting, the instruments included in the designated Portfolio Deposit (or the cash value of all or a part of such instruments, in the case of a permitted or required cash purchase or cash in lieu amount), with any appropriate adjustments as advised by the Trust. Deposit Instruments must be delivered to an account maintained at the applicable local sub-custodian. Those placing orders to purchase Baskets through an Authorized Participant should allow sufficient time to permit proper submission of the purchase order to the Distributor by the Cut-Off Time (as defined below) on such Business Day.

The Authorized Participant must also make available on or before the contractual settlement date, by means satisfactory to the Trust, immediately available or same day funds in U.S. dollars estimated by the Trust to be sufficient to pay the Cash Component next determined after acceptance of the purchase order, together with the applicable purchase transaction fee. Those placing orders should ascertain the applicable deadline for cash transfers by contacting the operations department of the broker or depositary institution effectuating the transfer of the Cash Component. This deadline is likely to be significantly earlier than the closing time of the regular trading session on the NYSE Arca.

Investors should be aware that an Authorized Participant may require orders for purchases of Shares placed with it to be in the particular form required by the individual Authorized Participant and by the Fund’s Sponsor.

Timing of Submission of Purchase Orders. An Authorized Participant must submit an irrevocable purchase order no later than the earlier of (i) 2:00 p.m., Eastern Time or (ii) two hours prior to the scheduled closing time of the trading session on the relevant Fund’s primary listing exchange (together, the “Cut-Off Time”), on any Business Day in order to receive that Business Day’s NAV.

Acceptance of Purchase Order. Subject to the conditions that (i) an irrevocable purchase order has been submitted by the Authorized Participant (either on its own or another investor’s behalf) and (ii) arrangements satisfactory to the Trust are in place for payment of the Cash Component and any other cash amounts which may be due, the Trust will accept the order, subject to its right (and the right of the Distributor and the Sponsor) to reject any order until acceptance.

Once the Trust has accepted an order, upon next determination of the NAV of the Shares, the Trust will confirm the issuance of a Basket of such Fund, against receipt of payment, at such NAV. The Distributor will then transmit a confirmation of acceptance to the Authorized Participant that placed the order.

The Trust reserves the absolute right to reject or revoke acceptance of a purchase order transmitted to it by the Distributor in respect of a Fund if (a) the order is not in proper form; (b) the Deposit Instruments delivered do not conform to the identity disseminated through the facilities of the NSCC for that date by the Sponsor, as described above; (c) acceptance of the Deposit Instruments and/or transfer of the Deposit Instruments in the manner proposed would have adverse tax consequences to the Fund; (d) the acceptance of the Portfolio Deposit would, in the opinion of counsel, be unlawful; (e) the acceptance of the Portfolio Deposit would otherwise, in the discretion of the Trust or the Sponsor, have an adverse effect on the Trust or the rights of beneficial owners; or (f) in the event that circumstances outside the control of the Trust, the Distributor and the Sponsor make it for all practical purposes impossible to process purchase orders. Examples of such circumstances include acts of God; public service or utility problems resulting in telephone, telecopy or computer failures; fires, floods or extreme weather conditions; market conditions or activities causing trading halts; systems failures involving computer or other informational systems affecting the Trust, the Distributor, DTC, NSCC, CME Clearing, the Sponsor, the Custodian, a sub-custodian or any other participant in the creation process; and similar extraordinary events. The Trust shall notify a prospective purchaser and/or the Authorized Participant acting on behalf of such person of its rejection of the order of such person. The Trust, the Custodian, any sub-custodian and the Distributor are under no duty, however, to give notification of any defects or irregularities in the delivery of Portfolio Deposits nor shall either of them incur any liability for the failure to give any such notification.

Issuance of a Basket. Except as provided herein, a Basket will not be issued until the transfer of good title to the Trust of the Deposit Instruments and the payment of the Cash Component have been completed in connection with an in-kind creation or cash equal to the value of the Deposit Instruments plus the Cash Component and the transaction amount have been delivered to Custodian. When the applicable futures commission merchant for a Fund has confirmed to the Custodian that the required instruments included in the Portfolio Deposit (or the cash value thereof) have been delivered to the account of the Fund in connection with an in-kind creation or the Custodian has confirmed to the Fund the delivery of sufficient cash in connection with a cash creation, the Distributor and the Sponsor shall be notified of such delivery, and the Trust will issue and cause the delivery of the Basket. Baskets typically are issued on a “T+1 basis” (that is, one Business Day after trade date). However, the Funds reserve the right to settle Basket transactions on a basis other than T+1 in certain other circumstances.

To the extent contemplated by an Authorized Participant’s agreement with the Distributor, the Trust will issue Baskets to such Authorized Participant notwithstanding the fact that the corresponding Portfolio Deposits have not been received in part or in whole, in reliance on the undertaking of the Authorized Participant to deliver the missing Deposit Instruments as soon as possible, which undertaking shall be secured by such Authorized Participant’s delivery to the Fund and maintenance of cash collateral in immediately available funds with the Fund having a value equal to 115% (or some other amount as the Sponsor requires) of the value of the missing Deposit Instruments in accordance with the Trust’s then-effective procedures. Such collateral must be delivered no later than 2:00 p.m., Eastern Time, on the contractual settlement date (i.e., T+1). The only collateral that is acceptable to the Trust is cash in U.S. Dollars in immediately available funds. The value of the cash collateral will be marked to market daily and the Authorized Participant will be required to deliver additional cash to maintain collateral value at the designated levels. The cash collateral posted by the Authorized Participant may be invested at the risk of the Authorized Participant, and income, if any, on invested cash collateral will be paid to the Fund. Information concerning the Trust’s current procedures for collateralization of missing Deposit Instruments is available from the Distributor. The Authorized Participant Agreement will permit the Funds to buy the missing Deposit Instruments using the cash collateral any time and will subject the Authorized Participant to liability for any shortfall between the cost to the Funds of purchasing such instruments and the cash collateral.

In certain cases, Authorized Participants will create and redeem Baskets on the same trade date.

Purchase Transaction Fee. A standard creation transaction fee is imposed to offset the transfer, processing and other transaction costs associated with the issuance of Baskets. The standard creation transaction fee is charged on each Basket created by an Authorized Participant on the day of the transaction. The standard creation transaction fee is generally fixed at the amount shown in the table below regardless of the number of Baskets being purchased, but may be reduced by a Fund if transfer and processing expenses associated with the creation are anticipated to be lower than the stated fee. In the case of cash creations or where a Fund permits or requires an Authorized Participant to substitute cash in lieu of depositing a portion of the Deposit Instruments, the Authorized Participant may be assessed an additional variable charge to compensate the Fund for the costs associated with purchasing the applicable instruments. In such cases the Authorized Participant will reimburse the Fund for, among other things, any difference between the market value at which the instruments and/or financial instruments were purchased by the Fund and the cash in lieu amount, applicable registration fees, brokerage commissions, execution costs and certain taxes. In connection with the initial launch of the Funds, the Sponsor may pay creation fees on behalf of Authorized Participants. There is no guarantee that the Sponsor will elect to do so. Authorized Participants are also responsible for the costs of transferring the Deposit Instruments to the Funds. Investors who use the services of a broker or other financial intermediary to acquire Shares may be charged a fee, such as a commission and/or a mark-up/mark-down for such services. The following table sets forth each Fund’s standard creation transaction fees. The fees may be waived for a Fund until it reaches a certain asset size. In addition to the standard transaction fee and any additional variable charges, in connection with each in-kind and cash creation the Authorized Participant will be required to pay the Cash Component, as described above. Payment of any stamp duty or other similar fees and expenses payable upon transfer of beneficial ownership of the Deposit Instruments and establishment of the futures contract positions held by a Fund are the sole responsibility of the Authorized Participant purchasing the Basket.

Fund	Standard Fee for In-Kind and Cash Purchases	Maximum Additional Variable Charges*
U.S. Equity Cumulative Dividends Fund—Series 2027	$500.00	2.0%
U.S. Equity Ex-Dividend Fund—Series 2027	$500.00	2.0%

*	As a percentage of the NAV per Basket.

REDEMPTION OF BASKETS

Shares of the Funds may be redeemed only in Baskets at their NAV next determined after receipt of a redemption request in proper form by the Distributor. The Trust will not redeem Shares in amounts less than Baskets. Beneficial owners also may sell Shares in the secondary market, but must accumulate enough Shares to constitute a Basket in order to have such Shares redeemed by the Trust. There can be no assurance, however, that there will be sufficient liquidity in the public trading market at any time to permit assembly of a Basket. Authorized Participants should expect to incur brokerage and other costs in connection with assembling a sufficient number of Shares to constitute a redeemable Basket.

The manner by which redemptions are made is dictated by the terms of the Authorized Participant Agreement. By placing a redemption order, an Authorized Participant agrees to (1) deliver the redemption Basket to be redeemed through DTC’s book-entry system to the Fund’s account with the Custodian not later than 3:00 p.m. Eastern Time on the Business Day following the effective date of the redemption order, and (2) if required by the Sponsor in its sole discretion, enter into or arrange an EFRP transaction or similar in-kind transaction (through itself or a designated acceptable broker) with the Fund for the exchange of a number and type of futures contracts at the closing settlement price for such contracts on the effective date of the redemption order for a Basket of the Shares.

The Funds will make available through the NSCC prior to the opening of business on the NYSE Arca (currently 9:30 a.m., Eastern Time) on each Business Day, the identity and number of Deposit Instruments that will be applicable (subject to possible amendment or correction) to redemption requests received in proper form on that day. Deposit Instruments received on redemption may not be identical to Deposit Instruments that are applicable to creation of Baskets. Unless cash redemptions are available or specified for the Fund, the redemption proceeds for a Basket generally will consist of Deposit Instruments on the Business Day of the request for redemption, plus the Cash Component (i.e. cash in an amount equal to the difference between the NAV of the Shares being redeemed, as next determined after a receipt of a request in proper form, and the value of the Deposit Instruments), less the redemption transaction fee described below. The redemption transaction fee described below is deducted from such redemption proceeds.

A fixed redemption transaction fee payable to the Custodian is imposed on each redemption transaction. Redemptions of Baskets for cash are required to pay an additional variable charge to compensate the relevant Fund for brokerage and market impact expenses plus price slippage relating to disposing of Deposit Instruments. The redemption transaction fee for redemptions in kind and for cash and the additional variable charge for cash redemptions (when cash redemptions are available or specified) are listed in the table below. Authorized Participants will also bear the costs of transferring the Portfolio Deposit from the Fund to their account or on their order. Authorized Participants who use the services of a broker or other such intermediary may be charged a fee for such services. Investors other than Authorized Participants may not create or redeem Shares.

Fund	Standard Fee for In-Kind and Cash Redemptions	Maximum Additional Variable Charge *
U.S. Equity Cumulative Dividends Fund—Series 2027	$500.00	2.0%
U.S. Equity Ex-Dividends Fund—Series 2027	$500.00	2.0%

*	As a percentage of the NAV per Basket.

Redemption requests in respect of Baskets must be submitted to the Distributor by or through an Authorized Participant. Investors other than Authorized Participants are responsible for making arrangements for a redemption request through an Authorized Participant. An Authorized Participant must submit an irrevocable redemption request no later than the earlier of (i) 2:00 p.m., Eastern Time or (ii) two hours prior to the scheduled closing time of the trading session on the relevant Fund’s primary listing exchange, on any Business Day in order to receive that Business Day’s NAV.

The Distributor will provide a list of current Authorized Participants upon request. The Authorized Participant must transmit the request for redemption, in the form required by the Trust, to the Distributor in accordance with procedures set forth in the Authorized Participant Agreement. Investors should be aware that their particular broker may not have executed an Authorized Participant Agreement, and that, therefore, requests to redeem Baskets may have to be placed by the investor’s broker through an Authorized Participant who has executed an Authorized Participant Agreement. At any given time there will be only a limited number of broker-dealers that have executed an Authorized Participant Agreement. Investors making a redemption request should be aware that such request must be in the form specified by such Authorized Participant. Investors making a request to redeem Baskets should allow sufficient time to permit proper submission of the request by an Authorized Participant and transfer of the shares to the Trust’s Transfer Agent; such investors should allow for the additional time that may be required to effect redemptions through their banks, brokers or other financial intermediaries if such intermediaries are not Authorized Participants.

Investors other than Authorized Participants are responsible for making arrangements for a redemption request to be made through an Authorized Participant. An order to redeem Baskets of a Fund is deemed received by the Trust on the Business Day if: (i) such order is received by the Fund’s Distributor not later than the closing time of the applicable exchange on the applicable Business Day; (ii) such order is accompanied or followed by the requisite number of Shares of the Fund specified in such order, which delivery must be made through DTC to the Fund’s Custodian no later than 10:00 a.m., Eastern Time, on the next Business Day following the day the order was transmitted; and (iii) all other procedures set forth in the Authorized Participant Agreement are properly followed. Deliveries of Fund instruments to redeeming investors generally will be made within one Business Day.

A redemption request will only be accepted if in “proper form” and will generally be considered to be in “proper form” if (i) an Authorized Participant has transferred or caused to be transferred to the Trust’s Transfer Agent the Basket being redeemed through the book-entry system of DTC so as to be effective by 3:00 p.m. Eastern Time on the Business Day following the day on which the order was tendered on any Business Day; and (ii) a request in form satisfactory to the Trust is received by the Distributor from the Authorized Participant on behalf of itself or another redeeming investor within the time periods specified above. If the Transfer Agent does not receive the investor’s Shares or collateral through DTC’s facilities by 3:00 p.m., Eastern Time, on the Business Day next following the day that the redemption request is received, the redemption request shall be rejected. Those making redemption requests should ascertain the deadline applicable to transfers of shares through the DTC system, by contacting the operations department of the broker or depositary institution effecting the transfer of the Shares.

If a redemption request is cancelled by the Sponsor, the Authorized Participant will be solely responsible for all expenses and costs incurred by the Trust, the Sponsor, the Transfer Agent or the Distributor related to the cancelled redemption request.

Upon receiving a redemption request, the Distributor shall notify the Trust and the Trust’s Transfer Agent of such redemption request. The Funds expect that the tender of a Basket by an Authorized Participant for redemption will generally be exchanged for Deposit Instruments and cash through an EFRP transaction, conducted through a Fund’s FCM in coordination with DTC. The exchange will be recorded on the book-entry system of DTC and reported to the CME.

In connection with taking delivery of futures contracts and Treasury Securities upon redemption of Shares, a redeeming beneficial owner of Shares (“Beneficial Owner”), or Authorized Participant acting on behalf of such Beneficial Owner, must maintain appropriate security arrangements with a qualified futures commission merchant (with respect to the futures contracts), broker-dealer, government securities dealer, bank or other custody providers in each jurisdiction in which any of the Deposit Instruments are customarily traded, to which account such Deposit Instruments will be delivered.

Deliveries of Deposit Instruments in the event of an in-kind redemption will generally be made within one Business Day (that is “T+1”). However, a Fund reserves the right to settle redemption transactions and deliver redemption proceeds on a basis other than T+1 in certain circumstances.

Deliveries of redemption proceeds by a Fund in the case of a redemption for cash generally will be made within one Business Day (that is “T+1”). However, a Fund reserves the right to settle redemption transactions and deliver redemption proceeds on a basis other than T+1 in certain circumstances.

If neither the redeeming Beneficial Owner nor the Authorized Participant acting on behalf of such redeeming Beneficial Owner has appropriate arrangements to take delivery of the Deposit Instruments in the applicable jurisdiction and it is not possible to make other such arrangements, or if it is not possible to effect deliveries of the Deposit Instruments in such jurisdiction, a Fund may in its discretion redeem such Shares in cash (i.e., U.S. dollars or non U.S. currency), and the redeeming Beneficial Owner will be required to receive its redemption proceeds in cash. In addition, an Authorized Participant may request a redemption in cash that a Fund may, in its sole discretion, permit. In either case, the Authorized Participant will receive a cash payment equal to NAV of its Shares based on the NAV of Shares of the relevant Fund next determined after the redemption request is received in proper form (minus a redemption transaction fee and additional variable charge for cash redemptions, to offset the Fund’s brokerage and other transaction costs associated with the disposition of Deposit Instruments). A Fund may also, in its sole discretion, upon request of an Authorized Participant, provide such Authorized Participant, through an EFRP transaction, a portfolio of instruments that differs from the exact composition of the Deposit Instruments but does not differ in NAV. Redemptions of Shares for Deposit Instruments will be subject to compliance with applicable law and the Funds (whether or not it otherwise permits cash redemptions) reserve the right to redeem Baskets for cash to the extent that a Fund could not lawfully deliver specific Deposit Instruments upon redemptions.

In the event that cash redemptions are permitted or required by a Fund, proceeds will be paid to the Authorized Participant redeeming Shares as soon as practicable after the date of redemption.

To the extent contemplated by an Authorized Participant’s agreement with the Distributor, in the event the Authorized Participant that has submitted a redemption request in proper form is unable to transfer all or part of the Baskets to be redeemed to the applicable Fund, at or prior to 3:00 p.m., Eastern Time, on the Business Day after the date of submission of such redemption request, the Distributor will nonetheless accept the redemption request in reliance on the undertaking by the Authorized Participant to deliver the missing Shares as soon as possible. Such undertaking shall be secured by the Authorized Participant’s delivery to the Fund and maintenance of cash collateral in immediately available funds with the Fund having a value equal to 115% of the value of the missing Shares (or some other amount as the Sponsor requires that is greater than 100% of the value of the missing Shares), which the Sponsor may change from time to time, of the value of the missing Shares in accordance with the Trust’s then-effective procedures. The only collateral that is acceptable to the Trust is cash in U.S. dollars in immediately available funds. The value of the cash collateral will be marked to market daily and the Authorized Participant will be required to deliver additional cash to maintain collateral value at the designated levels. The Trust’s current procedures for collateralization of missing Shares require, among other things, that any cash collateral shall be held by the Trust’s Custodian, and that the fees of the Custodian and any sub-custodians in respect of the delivery, maintenance and redelivery of the cash collateral shall be payable by the Authorized Participant. The cash collateral posted by the Authorized Participant may be invested at the risk of the Authorized Participant, and income, if any, on invested cash collateral will be paid to the Fund. The Authorized Participant Agreement permits a Fund to purchase the missing Shares at any time and subjects the Authorized Participant to liability for any shortfall between the cost to the Fund of purchasing such Shares and the cash collateral.

Because the Deposit Instruments of the Funds may trade on the relevant exchange(s) on days that the exchange is closed or are otherwise not Business Days for the Funds, Shareholders may not be able to redeem their Shares, or to purchase or sell Shares on the NYSE Arca, on days when the NAV of the Funds could be significantly affected by events in the relevant markets.

The right of redemption may be suspended or the date of payment postponed with respect to a Fund by the Sponsor in its discretion.

Secondary Market Trading

The NAV per Share will change as fluctuations occur in the market value of the instruments held in a Fund’s portfolio. Investors should be aware that the public trading price of a Share may be different from the NAV of a Share (i.e., Shares may trade at a premium over, or a discount to, the NAV of a Share). Similarly, the public trading price of a Share may be different from the per-Share NAV of the Basket in which it was created (i.e., Shares may trade at a premium over, or a discount to, NAV of a Share in any particular Basket) and from the public trading price of other Shares created in the same Basket. Consequently, an Authorized Participant may be able to create or redeem a Basket at a discount or a premium to the public trading price per Share. This price difference may be due, in large part, to the fact that supply and demand forces at work in the secondary trading market for Shares are closely related, but not identical to, the same forces influencing the prices of the instruments held in a Fund’s portfolio trading on the exchanges. Investors also should note that the size of a Fund in terms of total assets held may change substantially over time and from time-to-time as Baskets are created and redeemed. The market value of the Shares of the Dividend Fund is not expected to be the same or to be correlated to the market value of the Shares of the Ex-Dividend Fund.

In order to provide updated information relating to a Fund for use by investors and market professionals, an updated “Indicative Fund Value” (“IFV”) will be calculated and disseminated by a third party service provider in accordance with the rules of the NYSE Arca. The IFV will be calculated by using the prior day’s closing NAV per Share of a Fund as a base and updating that value throughout the trading day to reflect changes in the most recently reported trade prices for the instruments traded by a Fund. The IFV will be disseminated on a per Share basis for each Fund every 15 seconds during the NYSE Arca’s Core Trading Session.

The amount of the discount or premium in the trading price relative to the NAV may be influenced by non-concurrent trading hours between the NYSE Arca on which the Shares trade and the exchanges on which the Funds’ investments trade.

COMPUTATION OF FUNDS’ NET ASSET VALUE; VALUATION OF FUND INVESTMENTS

On each Business Day, as soon as practicable after the close of regular trading of Shares on the NYSE Arca (normally, 4:00 P.M., Eastern Time), the Administrator will determine the NAV of each Fund as of that time.

A Fund’s NAV is obtained by subtracting accrued expenses and other liabilities borne by the Fund, if any, from the total value of the assets held by the Fund, in each case, as of the time of calculation. The Administrator will also determine the NAV per Share by dividing the NAV of a Fund by the number of Shares outstanding at the time the computation is made.

The NYSE Arca is typically closed on weekends and most national holidays.

THE SECURITIES DEPOSITORY; BOOK-ENTRY-ONLY SYSTEM; GLOBAL SECURITY

DTC will act as securities depository for the Shares. DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (“Exchange Act”). DTC was created to hold securities of its participants and to facilitate the clearance and settlement of transactions in those securities among DTC Participants through electronic book-entry changes. This eliminates the need for physical movement of securities certificates. DTC Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations, some of whom (and/or their representatives) own DTC. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly. DTC agrees with and represents to its participants that it will administer its book-entry system in accordance with its rules and by-laws and requirements of law.

Individual certificates will not be issued for the Shares. Instead, one or more global certificates will be signed by the Trustee on behalf of each Fund, registered in the name of Cede & Co., as nominee for DTC, and deposited by the Trustee with DTC for the benefit of all Shareholders of the Fund. The global certificate(s) will represent all of the Shares of each Fund outstanding at any time.

Upon the settlement date of any creation or transfer, DTC will credit or debit, on its book-entry registration and transfer system, the amount of the Shares so created or transferred to the accounts of the appropriate DTC Participants.

Beneficial ownership of the Shares will be limited to DTC Participants, entities that have access to the DTC clearing system by clearing securities through, or maintaining a custodial relationship with, a DTC Participant (“Indirect Participants”), and persons holding interests through DTC Participants and Indirect Participants. Owners of beneficial interests in the Shares will be shown on, and the transfer of ownership will be affected only through, records maintained by DTC, with respect to DTC Participants, the records of DTC Participants, with respect to Indirect Participants, and the records of Indirect Participants with respect to beneficial owners that are not DTC Participants or Indirect Participants. Beneficial owners are expected to receive from or through a DTC Participant a written confirmation relating to their purchase of the Shares.

Beneficial owners may transfer Shares through DTC by instructing the DTC Participant or Indirect Participant through which they hold their Shares to transfer the Shares. Transfers will be made in accordance with standard securities industry practice.

DTC may decide to discontinue providing its service for the Shares by giving notice to the Sponsor. Under these circumstances, the Sponsor will either find a replacement for DTC to perform its functions at a comparable cost or, if a replacement is unavailable, the applicable Fund will terminate.

Your rights as a Shareholder generally must be exercised by DTC Participants acting on your behalf in accordance with the rules and procedures of DTC.

The Trust Agreement provides that, as long as the Shares are represented by a global certificate registered in the name of DTC or its nominee, as described above, the Sponsor will be entitled to treat DTC as the holder of the Shares.

THE SPONSOR

The Sponsor

The Sponsor is Metaurus Advisors LLC, a limited liability company formed in the State of Delaware on September 15, 2016. The Sponsor is a wholly owned subsidiary of Metaurus LLC and serves as the commodity pool operator and commodity trading advisor of the Fund. The Sponsor’s principal office is located at 589 Fifth Avenue, Suite 808, New York, New York 10017. The registration of Metaurus Advisors LLC as a commodity pool operator and its membership with NFA was approved on June 5, 2017. The Sponsor is exempt from registration as a commodity trading advisor with the CFTC under CFTC Rule 4.14(a)(4), as the Sponsor is registered as a commodity pool operator, and the Sponsor’s commodity trading advice is directed solely to, and for the sole use of, the Funds, pools for which it is so registered. Between its formation date (September 15, 2016), and the date it became registered as a commodity pool operator (June 5, 2017), the Sponsor’s primary business activities were limited to organizing the business and legal infrastructure of the Sponsor, developing the algorithms on which the Underlying Indexes are based and preparing for the launch of the Funds.

The Sponsor has or will arrange for the: (1) formation of the Trust and establishment of the Funds; (2) the appointment of the Trustee and the Clearing FCM; (3) the registration of Shares with the SEC; and (4) the listing of the Shares on the NYSE Arca.

The Sponsor will make operational decisions necessary to maintain the proper number of investment positions to meet the investment objectives of the Funds, monitor the performance results of the Funds’ portfolios and reallocate assets within the portfolio with a view to causing the performance of each Fund’s portfolio to track that of each Underlying Index over time. In addition, the Sponsor will be responsible for accepting (or delivering), or causing the Clearing FCM to accept (or deliver), consideration for the Baskets from Authorized Participants to establish (or transfer out) positions on behalf of a Fund.

The Sponsor will not exercise day-to-day oversight over the Trustee. The Sponsor may remove the Trustee and appoint a successor Trustee in its discretion any time.

The Sponsor may at any time delegate all or a portion of its duties and responsibilities to another entity, including an affiliate of the Sponsor.

The Trust and the Sponsor will enter into an agreement setting forth, among other things, the Sponsor’s compensation for its services as Sponsor of the Trust.

Principals of the Sponsor

The Sponsor is a wholly owned subsidiary of Metaurus LLC. Metaurus LLC has been listed as a principal of the Sponsor since April 13, 2017.

Each of Richard Sandulli and Jamie Greenwald is a Co-Chief Executive Officer of the Sponsor.

Richard Sandulli. Mr. Sandulli is a co-founder of the Sponsor, and has served as its Co-Chief Executive Officer since September 2016. In his capacity at the Sponsor, Mr. Sandulli is primarily responsible for product development, business development, finance and operations. Effective June 5, 2017, Mr. Sandulli was listed as a principal, and registered with the CFTC as an Associated Person, of the Sponsor. Mr. Sandulli has served as Chief Executive Officer of Metaurus LLC, the parent of the Sponsor, since June 2012. In this capacity, Mr. Sandulli is responsible for product development, shareholder relations, finance, supervision of employees and general operations.

Prior to his position with Metaurus LLC, from June 2010 to June 2012, Mr. Sandulli served as President of Fore Research Management, a private multi-strategy hedge fund based in New York. In this capacity, Mr. Sandulli managed the day to day operations of the funds including marketing, operations, treasury and compliance. From July 2005 to June 2010, Mr. Sandulli was Managing Director and head of Derivative Securities and Structured Products at Wells Fargo Securities LLC, Wachovia Securities LLC. From March 1995 until June 2005, Mr. Sandulli was Managing Director and Head of US Structured Equity Derivative Products responsible for global product innovation for Morgan Stanley & Co. Incorporated in New York. Mr. Sandulli was registered as an Associated Person of Morgan Stanley & Co LLC from December 17, 1996 until July 10, 2005. Mr. Sandulli also served as a Director of Equity Derivatives for Merrill Lynch, Pierce, Fenner & Smith, Inc. (“Merrill Lynch”) in New York from March 1992 to March 1995.

Jamie Greenwald. Mr. Greenwald is a co-founder of the Sponsor, and has served as its Co-Chief Executive Officer since September 2016. In his capacity at the Sponsor, Mr. Greenwald is primarily responsible for product development, business development, finance and operations. Effective June 2, 2017, Mr. Greenwald was listed as a principal of the Sponsor and, effective [        ], 2017, registered with the CFTC as an Associated Person, of the Sponsor. Mr. Greenwald has served as President of Metaurus LLC since June 2015. In this capacity, Mr. Greenwald is responsible for hiring and supervising service providers as well and managing the day-to-day business of Metaurus LLC.

Prior to his position with Metaurus LLC, from June 2005 to June 2015, Mr. Greenwald was self-employed. From March 1995 to June 2005, Mr. Greenwald was a Managing Director in charge of the Global Structured Product and Global Product Innovation businesses within the equity division of Morgan Stanley & Co. Incorporated. From March 1990 to March 1995, he was also a Managing Director of the U.S.-based Structured Product group at Merrill Lynch, and from July 1986 to March 1990 a vice president in the multi-asset class Structured Products group at Bankers Trust. From November 2006 to November 2012, Mr. Greenwald was a board member of Network Hardware Resale. Since July 2008, Mr. Greenwald has been a founding board member of Transcend Global PTE Ltd., a commodity-focused investment fund based in Singapore. He has also spent substantial time investing in both the commercial real estate markets and the global equity markets.

The Sponsor and its principals and affiliates may trade commodity interests and other instruments for their own accounts. Records of proprietary trading and written policies related to such trading will not be available for inspection by Shareholders. A detailed discussion of such actual and potential conflicts of interest is set forth under the heading “Conflicts of Interest” on page 67.

CONFLICTS OF INTEREST

General

Shareholders are dependent on the good faith of the Sponsor to resolve conflicts equitably. Although the Sponsor will attempt to monitor conflicts, no assurances can be provided that the Sponsor will be able to ensure that inherent conflicts will not result in adverse consequences to the Funds or the Shareholders.

One of the primary conflicts inherent in the structure relates to development of the Underlying Indexes. The Sponsor developed the algorithms on which the Underlying Indexes are based. Metaurus LLC, the parent of the Sponsor, licensed the Underlying Indexes to Solactive, which is the Index Sponsor of the Underlying Indexes. Metaurus LLC pays a licensing fee to Solactive with respect to the use of the Underlying Indexes. Solactive pays a portion of such licensing fee to Metaurus LLC to license the algorithms on which the Underlying Indexes are based. Metaurus LLC will sub-license the Underlying Indexes to the Funds for free. Although Solactive independently created the methodology on which the Underlying Indexes are based, there is a possible conflict of interest inherent in the fact that the Underlying Indexes are established based on the Sponsor’s algorithms, based on the fact that the Sponsor will earn licensing fees from the Solactive with respect to such algorithms, will be able to influence the structure of the Underlying Indexes, and will have the right to license the algorithms to other third parties, which will benefit the Sponsor and not the Funds. Such licensing fees paid by Solactive to the Sponsor are de minimis.

The Sponsor in its capacity as the Trust’s commodity pool operator has chosen itself to serve as the Trust’s commodity trading advisor. The Sponsor may be deemed as having a conflict of interest concerning its ability to exercise independent judgment in respect of the selection or retention of a trading advisor for the Funds. Neither the Sponsor nor its principals currently holds any ownership or beneficial interest in the Funds. In the future, the Sponsor and/or its principals may hold an ownership or beneficial interest in the Funds, not to exceed, in the aggregate, 5% of the NAV of any Fund.

Control of Other Accounts by the Sponsor and its Principals

The Sponsor and its trading principals may manage and/or operate the accounts of clients other than the Funds, which may include other commodity pools. They intend to manage and operate other accounts in the future. In addition, the Sponsor and its principals and affiliates may also trade for their own proprietary accounts. Conflicts that may arise from this trading include:

•	The Sponsor or certain of its principals or affiliates may sometimes take positions in other client or proprietary accounts that are opposite to or ahead of a Fund. Trading ahead of a Fund presents a conflict because the trade first executed may receive a more favorable price than the same trade later executed for such Fund.

•	Other individual and pooled accounts traded by the Sponsor and its principals in the future may compete with a Fund in entering into and liquidating contracts for a Fund to the extent they trade in the same instruments. When similar orders are entered at the same time, the prices at which a Fund’s trades are filled may be less favorable than the prices allocated to the other accounts. Some orders may be difficult or impossible to execute in markets with limited liquidity where prices may rise or fall sharply in response to orders entered. Furthermore, if the price of a futures contract has moved to and is locked at its permitted one-day price move limit, the Sponsor may be unable to liquidate positions without incurring additional losses. The Sponsor and its principals are required to use an allocation methodology that is fair to all of their customers. The Sponsor will attempt to minimize the impact of different prices received on orders.

•

The Sponsor may be required to revise trading orders as a result of the aggregation for speculative position limit purposes of all accounts traded, owned or controlled by the Sponsor. The more assets the Sponsor has under management, the more likely it is to be constrained by position limits. In this case, the Sponsor will modify its orders in a manner that will not substantially disproportionately affect any Fund.

As a Shareholder, you will not have access to the trading records of any other accounts that may be managed by the Sponsor and its principals through the Clearing FCM, if any, nor the records of trading accounts that may be managed by the Sponsor and its principals at other commodity brokers, if any.

Resolution of Certain Conflicts of Interest

The Trust Agreement provides that in the case of a conflict of interest between the Trustee and the Sponsor and its affiliates, on the one hand, and the Shareholders, on the other, the Trustee and Sponsor will resolve such conflict considering the relevant interests of each party (including their own interests) and related benefits and burdens, any customary or accepted industry practices, and any applicable generally accepted accounting practices or principles. The Trust Agreement provides that in the absence of bad faith by the Sponsor or Trustee, such resolution of a conflict of interest will not constitute a breach of the Trust Agreement or any duty or obligation of the Sponsor or Trustee.

LEGAL ACTIONS

There have been no administrative, civil or criminal actions, whether pending or concluded, against Metaurus or any of its individual principals during the past five years which would be considered “material” as that term is defined in Section 4.24(l)(2) of the Regulations of the CFTC.

[There have been no administrative, civil or criminal actions, whether pending or concluded, against the Clearing FCM or any of its individual principals during the past five years which would be considered “material” as that term is defined in Section 4.24(l)(2) of the Regulations of the CFTC.]

THE ADMINISTRATOR, CLEARING FCM, CUSTODIAN, DISTRIBUTOR

AND TRANSFER AGENT

Administrator

SEI, located at One Freedom Valley Drive, Oaks, PA 19456, serves as Administrator to the Fund. As Administrator, SEI will provide the Funds with all required general administrative services, including, without limitation, office space, equipment, and personnel; clerical and general back office services; bookkeeping, internal accounting and secretarial services; the calculation of NAV; and the coordination or preparation and filing of all reports, registration statements, proxy statements and all other materials required to be filed or furnished by the Funds under federal and state securities laws. As compensation for these services, the Administrator receives certain out-of-pocket costs, transaction fees and asset-based fees which are accrued daily and paid monthly by the Sponsor from its fees.

A summary of the material terms of the Administration Agreement is disclosed in the “Material Contracts” section.

Clearing FCM

The Fund’s property will be held by the Clearing FCM or, in the case of Treasury Securities, by the Custodian.

A summary of the material terms of the Futures Account Agreement is disclosed in the “Material Contracts” section.

Custodian and Transfer Agent

BNY, located at One Wall Street, New York, NY 10286, serves as Custodian and transfer agent of the Funds’ assets. In its capacity as Custodian, BNY has agreed to: (1) make receipts and disbursements of money on behalf of the Funds; (2) collect and receive all income and other payments and distributions on account of the Funds’ portfolio investments; (3) respond to correspondence from shareholders, security brokers and others relating to its duties; and (4) make periodic reports to the Funds concerning the Funds’ operations. BNY does not exercise any supervisory function over the purchase and sale of securities. As compensation for these services, the Custodian receives certain out-of-pocket costs, transaction fees and asset-based fees which are accrued daily and paid monthly by the Funds.

As registrar and transfer agent, BNY has agreed to: (1) issue and redeem shares of the Funds; (2) make dividend and other distributions to Shareholders; (3) respond to correspondence by shareholders and others relating to its duties, (4) maintain shareholder accounts; and (5) make periodic reports to the Funds. As compensation for these services, the Transfer Agent receives certain out-of-pocket costs, transaction fees and asset-based fees which are accrued daily and paid monthly by the Fund.

A summary of the material terms of the Custody and Transfer Agent Agreement is disclosed in the “Material Contracts” section.

Distributor

The Trust has entered into a Distribution Agreement under which SIDCO, with principal offices at One Freedom Valley Drive Oaks, PA 19456, as agent, receives orders to create and redeem shares in Basket Aggregations and transmits such orders to the Trust’s Custodian and Transfer Agent. The Distributor has no obligation to sell any specific quantity of shares of the Funds. SIDCO bears the following costs and expenses relating to the distribution of shares: (i) the costs of processing and maintaining records of creations of Baskets; (ii) all costs of maintaining the records required of a registered broker/dealer; (iii) the expenses of maintaining its registration or qualification as a dealer or broker under federal or state laws; and (iv) all other expenses incurred in connection with the distribution services as contemplated in the Distribution Agreement. The Distribution Agreement provides that the Trust will indemnify SIDCO against certain liabilities relating to untrue statements or omissions of material fact except those resulting from the reliance on information furnished to the Trust by SIDCO, or those resulting from the willful misfeasance, bad faith or gross negligence of SIDCO, or SIDCO’s reckless disregard of its duties and obligations under the Distribution Agreement. The Distributor, its affiliates and officers have no role in determining the investment policies or which instruments are to be purchased or sold by the Trust or the Funds. The Distributor is not affiliated with the Trust, the Sponsor or any stock exchange.

Additionally, the Sponsor may, from time to time, and from its own resources, pay, defray or absorb costs relating to distribution, including payments out of its own resources to the Distributor or to otherwise promote the sale of shares.

A summary of the material terms of the Distribution Agreement is disclosed in the “Material Contracts” section.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a general summary of certain of the U.S. federal income tax aspects of an investment in the Funds based upon the Code, Treasury Regulations promulgated thereunder and existing judicial and Internal Revenue Service (“IRS”) interpretations relating thereto, as of the date hereof, any of which could be changed at any time (possibly on a retroactive basis). A complete discussion of all federal, state, local and foreign tax aspects of an investment in a Fund is beyond the scope of this summary, and prospective investors must consult their own tax advisors on such matters.

If an investor is considering the purchase of Shares, the Trust urges investors to consult their own tax advisor concerning the particular U.S. federal income tax consequences to investors of the purchase, ownership and disposition of Shares, as well as any consequences to investors arising under the laws of any other taxing jurisdiction.

Status of the Funds

Each Fund expects to be classified as a publicly traded partnership under section 7704 of the Code. Each Fund expects to meet the qualifying income exception described below and be treated as a partnership and not as an association taxable as a corporation for U.S. federal income tax purposes. However, no assurance can be provided that the IRS will agree with the conclusions in these opinions or that at least 90 percent of the Funds’ income will be qualifying income.

Section 7704 of the Code defines a “publicly traded partnership” as any partnership in which the interests are (i) traded on an established securities market or (ii) readily tradable on a secondary market or the substantial equivalent thereof. The Code treats certain publicly traded partnerships as associations taxable as corporations. A publicly traded partnership may nonetheless be treated as a partnership if at least 90 percent of its gross income for each taxable year in “qualifying income.” Generally, qualifying income includes, among other things, interest, dividends, real property rents, gains from the sale of capital assets, gains from options, futures, or other forward contracts held in relation to the business of investing in securities, and, for certain partnerships, gains from commodities and from futures, forwards, and options with respect to commodities.

If a Fund were classified as an association taxable as a corporation, the Fund would be subject to federal income tax on any taxable income at regular corporate tax rates, reducing the amount of cash available for distribution to the Shareholders. In that event, the Shareholders would not be entitled to take into account their distributive shares of such Fund’s deductions in computing their taxable income, nor would they be subject to tax on such Fund’s income. Distributions to a Shareholder would be treated as dividends to the extent of such Fund’s current or accumulated earnings and profits, would then be treated as a return of basis to the extent of each Shareholder’s basis in its Shares and would be treated as gain to the extent any remaining distributions exceeded the Shareholder’s basis in its Shares. Overall, treatment of a Fund as an association taxable as a corporation would substantially reduce the anticipated benefits of an investment in such Fund. Each Fund must meet the qualifying income exception annually to avoid classification as an association taxable as a corporation.

Each Fund: (i) has not elected nor will elect to be treated as a corporation for U.S. federal income tax purposes; (ii) is not and will not be registered under the Investment Company Act; and (iii) will have at least 90 percent of its income derived from interest, dividends, real property rents, gains from the sale of capital assets, gains from options, futures, or other forward contracts held in relation to the business of investing in securities, and, if applicable, gains from commodities and from futures, forwards, and options with respect to commodities.

The remainder of this discussion assumes that each Fund will qualify to be taxed as a partnership for U.S. federal income tax purposes.

U.S. Shareholders

For purposes of this discussion, the term “U.S. Shareholder” means a beneficial owner of Shares of either of the Funds that is: (i) an individual citizen or resident of the United States; (ii) a corporation, created in or organized under the laws of the United States, or organized under the laws of any political subdivision thereof; (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source; (iv) a trust if either (a) a court within the United States is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of such trust or (b) the trust has a valid election in effect to be treated as a U.S. person for U.S. federal income tax purposes; or (v) any other person or entity that is treated for U.S. federal income tax purposes as if it were one of the foregoing.

If an entity classified as a partnership for U.S. federal income tax purposes is a Shareholder in either Fund, the tax treatment of each partner depends on the U.S. federal income tax classification of each partner.

The summary provided below is for informational purposes only. U.S. Shareholders and potential investors should consult their own tax advisors.

U.S. Tax Treatment of Fund and U.S. Shareholder Income

As partnerships, the Funds generally will not be subject to U.S. federal income tax. The Funds will file annual partnership information returns with the IRS that report the taxable income, gain, loss and deductions resulting from each Fund’s operations. Each U.S. Shareholder will be required to report separately on its U.S. federal income tax return its distributive share of the Fund’s ordinary income or loss, net long-term capital gain or loss, and net short-term capital gain or loss. Each Shareholder will receive a Schedule K-1 usually before March 31, each calendar year with respect to the previous year detailing the tax information necessary to complete these returns. Each U.S. Shareholder must report this information, if required, to the IRS regardless of whether the U.S. Shareholder has received or will receive a distribution of cash or other property from the Funds. Accordingly, a U.S. Shareholder may have a U.S. tax liability on its distributive share of a Fund’s income even if the U.S. Shareholder does not receive any distributions from the Fund. Because U.S. Shareholders will be taxed based on the allocations of income and gain from the Funds (for a further discussion of allocations to Shareholders, see Allocations of Fund Income, Gain, Loss and Deduction below), distributions of cash and marketable securities are generally not taxable to U.S. Shareholders to the extent of their tax basis in their Shares. Distributions in excess of tax basis are generally treated as gain from the deemed sale or exchange of Shares (see Tax Basis in Fund Shares and Distributions from a Fund below). In addition, a U.S. Shareholder is deemed to allow brokers and other financial institutions through which the U.S. Shareholder holds its Shares to provide identifying information to the Funds.

Interest income received by the Funds is taxed as ordinary income. The Funds may hold debt obligations with “original issue discount.” In such case, the Funds would be required to include amounts in taxable income on a current basis even though receipt of such amounts may occur in a subsequent year. The Funds may also acquire debt obligations with “market discount.” Upon disposition of such an obligation by either Fund, it generally would be required to treat gains realized as interest income to the extent of the market discount which accrued during the period the debt obligation was held by the Fund.

Code Section 1256 contracts, such as futures, most options traded on U.S. exchanges and certain foreign currency contracts, are taxed on a mark-to-market basis. The gain or loss on these contracts will be 60% long-term capital gain or loss and 40% short-term capital gain or loss. Generally, an individual taxpayer can carry back net capital losses on Section 1256 contracts three years to offset earlier gains on Section 1256 contracts. Generally, to the extent the taxpayer cannot offset past Section 1256 contract gains, he or she can carry forward such losses indefinitely.

Additionally, U.S. Shareholders who are individuals with income exceeding $200,000 ($250,000 if married filing jointly) and certain estates and trusts are subject to a Medicare contribution tax. This 3.8% tax is imposed on “net investment income,” which includes, among other things, potential income sources of the Funds such as interest, dividends and gross income and capital gains derived from passive activities and trading in securities or commodities.

Allocations of Fund Income, Gain, Loss and Deduction

A Shareholder’s distributive share of a Fund’s income, gain, loss, deduction or credit for U.S. federal income tax purposes is usually determined in accordance with the allocation provisions of the Fund’s organizational documents, such as the Trust Agreement between the Trustee and the Sponsor.

The Trust Agreement allocates the Fund’s taxable income, gain, loss and deduction to the Shareholders using a monthly convention. By investing in the Funds, a U.S. Shareholder agrees to report tax information to the IRS consistently with the income, gain, loss and deduction under the monthly convention and other tax reporting methods used by the Funds. Generally, Shareholders with Shares in each Fund as of the close of the last trading day of a month are allocated a proportionate share of the Fund’s income, gains, losses and deductions from the following month. Because of this one-month delay, Shareholders may be allocated items of a Fund’s income, gain, loss and deduction after having disposed of their Shares. Shareholders owning Shares at the close of the Funds’ first month of operations will be allocated a proportionate share of income, gain, loss and deduction from that first month. Each Fund generally will use a monthly convention for purposes of certain reverse section 704(c) allocations as well. Treasury Regulations generally require that the “book” capital accounts will be adjusted based on the fair market value of partnership property on the date of adjustment and do not explicitly allow the adoption of a monthly revaluation convention. This may result in a Shareholder being allocated unrealized gain in a Fund’s assets at the time of acquisition or not being allocated a full share of losses.

However, it is possible for the IRS to challenge the allocations outlined in the Trust Agreement. Under Section 704(b) of the Code, an allocation will not be respected if it lacks “substantial economic effect” or is not determined in accordance with the Shareholders’ capital interests in the Funds. If an allocation contained in the Trust Agreement does not meet this test, the IRS will make the allocation in accordance with its own determination of each Shareholder’s interest in a Fund. The Regulations under Section 704(b) of the Code are extremely complex and in many respects subject to varying interpretations. The Trust Agreement allocations may be deemed not to comply in all respects with the Regulations’ requirements for having substantial economic effect or for being deemed to be in accordance with the partners’ interests in the partnership. In such an event, some Shareholders’ distributive shares of a Fund’s taxable income may increase, while others’ may decrease. The Sponsor may use the remedial method of tax allocations as set forth in the Treasury Regulations. The Funds expect to have in effect an election under section 754 of the Code, which allows for adjustments to harmonize a Shareholder’s tax basis in a Fund’s assets with the Shareholder’s tax basis in Fund Shares. Under this election, when a Shareholder or Authorized Participant transfers, sells or otherwise disposes of Shares in a Fund, the recipient’s tax basis in the Fund’s assets must be adjusted to the fair market value or purchase price of the Shares at the time of the transfer. These adjustments to a Shareholder’s tax basis in the Funds’ assets may increase or decrease the Shareholder’s tax liability. Because Shareholders and the Authorized Participants will transfer, sell or otherwise dispose of their Shares on a regular basis, the Funds will employ the monthly convention described above to determine ownership of Shares when making adjustments to basis. The section 754 election is irrevocable unless the IRS consents to revocation.

A Fund may make an election under section 709 of the Code to deduct a defined portion of start-up expenses from its income in the first taxable year of operations. A Fund may then deduct any remaining start-up expenses ratably over the 180-month period beginning with the first month of Fund operations.

Limitations on Deductibility of Certain Losses and Expenses

Investment expenses of an individual, a trust and an estate are considered miscellaneous itemized deductions. Such items are deductible only to the extent they exceed 2% of the taxpayer’s adjusted gross income. The Code restricts the ability of an individual with an adjusted gross income in excess of a specified amount to deduct itemized deductions such that miscellaneous itemized deductions in excess of 2% of adjusted gross income, together with an individual’s other itemized deductions, will be reduced by the lesser of (i) 3% of the excess of the individual’s adjusted gross income over the specified amount or (ii) 80% of the amount of certain itemized deductions otherwise allowable for the taxable year. This limitation applies only to individuals with adjusted gross income over a “specified amount,” which amount is adjusted annually for inflation. For 2017, the specified amount is approximately $262,000 for individuals or $314,000 if married filing jointly. Moreover, miscellaneous itemized deductions are not deductible by a noncorporate taxpayer in calculating alternative minimum tax liability. For U.S. federal income tax purposes, certain organizational expenses incurred by the Funds may be amortized over a 180-month period. Other organizational and offering expenses must be capitalized. Neither the Funds nor any Shareholder will be entitled to any deduction for syndication expenses, nor may these expenses be amortized by the Funds or any Shareholder. The Code restricts the deductibility of losses from a “passive activity” against certain income that is not derived from a passive activity. This restriction applies to individuals, personal service corporations and certain closely held corporations. The Funds’ income and loss are not expected to be from passive activity under the Code.

Tax Basis in Fund Shares and Distributions from a Fund

A Shareholder’s tax basis in Shares of a Fund may affect the tax consequences to the Shareholder from a disposition of Shares, a distribution from a Fund or an allocation of taxable loss from the Fund. A Shareholder’s tax basis in its Shares is initially the sum of any cash and the Shareholder’s tax basis in securities or other property that it contributes to a Fund. Certain positive and negative adjustments are later made to a Shareholder’s initial tax basis of its Shares. A Shareholder’s tax basis increased principally by (i) any additional contributions made by the Shareholder to the Fund, (ii) the Shareholder’s distributive share of any Fund income, and (iii) the amount, if any, of the Shareholder’s share of such Fund’s indebtedness. A Shareholder’s tax basis is decreased, but not below zero, principally by (w) actual distributions of cash from the Fund to the Shareholder, (x) the tax basis of other property actually distributed from the Fund to the Shareholder, (y) the amount of the Shareholder’s distributive share of the Fund’s losses, and (z) any reduction in the Shareholder’s share of such Fund’s nonrecourse indebtedness. Special rules apply in determining the basis of an interest in a partnership which has been transferred in a taxable transaction or by reason of death. Each prospective investor should consult with its own tax advisor with regard to such transfers. Generally, a cash distribution to a U.S. Shareholder will be taxable only to the extent it exceeds the U.S. Shareholder’s basis in its Shares. In such case, the excess of cash over tax basis would generally be treated as gain from the deemed sale or exchange of Shares and be taxable as capital gain. Distributions of property other than cash (or certain ordinary income type assets) are generally not taxable, although any unrealized gain (the excess of the distributed property’s fair market value over its tax basis) with respect to such property may be taxable upon the subsequent disposition of such property.

Creation and Redemption of Baskets of Shares

Authorized Participants will regularly create and redeem Baskets of Shares in each Fund. These transactions will generally not trigger any tax consequences to Shareholders. However, the Funds expect to have in effect an election under section 754 of the Code (for a discussion of the section 754 election, see Allocations of Fund Income, Gain, Loss and Deduction above). Accordingly, an Authorized Participant’s creation or redemption of Baskets of Shares may impact a Shareholder’s tax basis in a Fund’s assets and such tax basis could impact the amount of gain or loss allocated to a Shareholder when the Fund disposes of assets. In addition, if a Fund must sell or otherwise dispose of Fund assets to honor a redemption request from an Authorized Participant, the gain or loss triggered by the sale of the Fund’s underlying assets will be allocated to the Shareholders.

Disposition of Shares

A U.S. Shareholder generally will recognize capital gain or loss on the sale or other taxable disposition of Shares or upon a complete withdrawal from a Fund. The amount of gain or loss recognized is the amount of cash, the fair market value of other property received, and the U.S. Shareholder’s pro rata share of a Fund’s liabilities less the U.S. Shareholder’s adjusted tax basis (see Tax Basis in Fund Shares and Distributions from a Fund, above for a discussion of adjustments to tax basis) in its Shares. Capital gain from Shares held for more than one year is considered long-term capital gain and may be eligible for reduced tax rates. U.S. Shareholders should, however, note that under certain circumstances, such as a disposition of Shares by a corporate U.S. Shareholder, all or a portion of the gain may be ineligible for the reduced capital gain tax rates or may be taxable as ordinary income. Lending Shares of the Funds pursuant to a securities lending program may result in negative tax consequences for a Shareholder, including a deemed disposal of the Shares for U.S. federal income tax purposes.

Technical Termination of the Funds

Either Fund could be considered technically terminated for U.S. federal income tax purposes if within a 12-month period there is a sale or exchange of 50 percent or more of the total interest in Fund capital and profits. Such a termination could cause a Shareholder with a taxable year different than a Fund’s taxable year to recognize a distributive share of Fund income relating to more than a twelve-month period in a single taxable year.

Audits and Adjustments to Tax Liability

Each Fund’s tax returns are subject to review by the IRS and other taxing authorities, which may dispute the Fund’s tax positions. There can be no assurance that these authorities will not adjust the tax figures reported in the Funds’ returns. Any recharacterizations or adjustments resulting from an audit may require each Shareholder to pay additional income taxes and interest and possibly result in an audit of other items on the Shareholder’s own return, and any audit of a Shareholder’s return could result in adjustments of the Fund’s income and deductions. Any adjustment would give rise to interest and could give rise to penalties.

Generally, upon an IRS audit, the tax treatment of Fund items will be determined at the Fund level pursuant to administrative or judicial proceedings conducted at the Fund level. In the event of an IRS audit, Shareholders will not participate in the proceedings. Rather, the Sponsor will act as the “tax matters partner,” as that term is defined in section 6231 of the Code, to represent the Fund on behalf of the Shareholders in any proceedings. Each Shareholder generally will be required to file its tax returns in a manner consistent with the information returns filed by the Fund or be subject to possible penalties, unless the Shareholder files a statement with its return on IRS Form 8082 describing any inconsistency. Pursuant to the Trust Agreement, the Sponsor will be the “tax matters partner” of the Funds. The Sponsor will be able to extend the statute of limitations on behalf of all Shareholders with respect to each Fund’s items. For tax years beginning before January 1, 2018, a Shareholder may file with the IRS a statement that the Sponsor does not have the authority to enter into a settlement agreement on behalf of that Shareholder.

Pursuant to new legislation effective for tax years beginning on or after January 1, 2018, audits of the Funds generally will continue to be conducted at the Fund level. Under the new audit procedures, the Sponsor will act as the “partnership representative,” as that term is defined in section 6223 of the Code, and have the authority to act on behalf of the Funds. Any adjustment that results in additional tax under these procedures (including interest and penalties thereon) will be assessed and collected at the Fund level in the current taxable year, with the Shareholders indirectly bearing such cost, unless the Fund makes an election to issue adjusted K-1s to those Shareholders that were Shareholders in the taxable year subject to audit. Therefore, unless a Fund elects otherwise, such Fund may be directly responsible in the current taxable year for the income tax liability resulting from an audit adjustment that relates to a prior taxable year in which a Shareholder did not own an interest in the Fund or in which the Shareholder’s ownership percentage has since changed. The full implications of these new rules are not yet known and Shareholders should consult their tax advisers regarding the potential implications of this new audit regime.

Tax Shelter Disclosure Rules

As part of its campaign against abusive tax shelter activity, the U.S. Treasury Department has adopted regulations which may require special filings and record retention for numerous transactions that are not conventionally regarded as tax shelters. There are significant penalties imposed on an investor for failing to comply with the filing and recordkeeping requirements. Depending upon the nature of transactions effected by a Fund that result in losses, when the Fund files its tax return it may be required to make a special report of its transactions to the IRS on Form 8886. These reporting requirements may also apply to U.S. Shareholder. For example, a U.S. Shareholder who is an individual, an S corporation or a trust (or a partnership with one of the foregoing as a partner), and whose allocable share of Fund losses equals or exceeds $2,000,000 in any year or an aggregate of $4,000,000 in any six year period, will also be required to file an IRS Form 8886 with his tax return. For corporate Shareholders the thresholds are $10,000,000 in any one year or $20,000,000 over a six-year period.

If a Fund effects a transaction that it believes is reportable, it will advise the affected investors. An investor should consult his own tax advisors about his filing obligations with respect to his investment in the Fund and should keep a copy of this document and other information supplied to him in connection with his investment, as he may be required to report the name and address of all persons to whom he paid a fee and who either promoted, solicited or recommended his investment in the Fund or to whom he paid a fee for tax advice regarding the investment.

If an investment in a Fund or a Fund’s transactions are “reportable transactions,” the Sponsor is required to maintain records, including investor lists containing identifying information, and to furnish those records to the IRS upon demand. The Sponsor may also be required to file an information return with the IRS with respect to a reportable transaction. Under the above rules, a Shareholder’s recognition of a loss of $2,000,000 for a Shareholder that is an individual, an S corporation or a trust or $10,000,000 for a Shareholder that is a corporation upon its disposition of its Shares could also constitute a “reportable transaction” for such Shareholder. Investors should consult with their advisors concerning the application of these reporting obligations to their specific situations.

There are significant penalties imposed on both an investor and the Sponsor for failing to comply with the filing and record keeping requirements. The Sponsor intends to comply with any applicable disclosure requirements and to maintain any required investor lists and other records. U.S. Shareholders should consult their own tax advisors regarding any tax reporting or filing obligations they may have as a result of their acquisition, ownership or disposition of Shares.

Tax-Exempt Organizations or Retirement Accounts

Generally, an exempt organization (including, but not limited to, a qualified pension or profit sharing plan exempt under Section 501(a) of the Code or a charitable organization) is exempt from U.S. federal income tax on its passive investment income, such as dividends, interest and capital gains, whether realized by the organization directly or indirectly through a partnership in which it is a partner. This general exemption from tax, however, does not apply to the “unrelated business taxable income” (“UBTI”) of an exempt organization. UBTI includes income that is not substantially related to its exempt purpose or function and “unrelated debt-financed income,” which generally consists of (i) income derived by an exempt organization (directly or through a partnership) from income-producing property with respect to which there is “acquisition indebtedness” at any time during the taxable year, and (ii) gains derived by an exempt organization (directly or through a partnership) from the disposition of property with respect to which there is “acquisition indebtedness” at any time during the twelve-month period ending with the date of such disposition. Acquisition indebtedness arises when (i) property is acquired using debt, or (ii) if debt obligation is not contemporaneous with the acquisition, the debt would not have been incurred except for the acquisition and, in the case of debt incurred after the acquisition, the debt obligation was reasonably foreseeable by the acquiring party. To the extent a Fund recognizes income (e.g., dividends, interest, and income from futures contracts, forwards, or other derivatives) from securities with respect to which there is acquisition indebtedness during a taxable year, the proportion of such income that will be treated as UBTI by a tax exempt organization generally will be equal to the proportion by which the “average acquisition indebtedness” incurred with respect to such securities bears to the “average amount of the adjusted basis” of such securities during the taxable year. To the extent a Fund recognizes capital gains from securities with respect to which there is acquisition indebtedness at any time during the twelve-month period ending with the date of their disposition, the percentage of such gain which will be treated as UBTI will be based on the percentage which the highest amount of such acquisition indebtedness is of the “average amount of the adjusted basis” of such securities during the taxable year. In determining the unrelated debt-financed income of the Fund, an allocable portion of deductions directly connected with the Fund’s debt-financed property is taken into account. Thus, for instance, a percentage of capital losses from debt-financed securities (based on the debt/basis percentage calculation described above) would offset gains treated as UBTI.

As the calculation of a Fund’s “unrelated debt-financed income” is complex and will depend in large part on the amount of leverage used by the Fund from time to time, it is impossible to predict what percentage of the Fund’s income and gains will be treated as UBTI for a Shareholder which is an exempt organization. An exempt organization’s share of the income or gains of the Shareholder which is treated as UBTI may not be offset by losses of the exempt organization either from the Shareholder or otherwise, unless such losses are treated as attributable to an unrelated trade or business (e.g., losses from securities for which there is acquisition indebtedness). To the extent that the Fund generates UBTI, the applicable federal tax rate for such a Shareholder generally would be either the corporate or trust tax rate depending upon the nature of the particular exempt organization. An exempt organization may be required to support, to the satisfaction of the IRS, the method used to calculate its UBTI. The Funds will be required to report to a Shareholder which is an exempt organization information as to the portion of its income and gains from the Fund for each year which will be treated as UBTI. The calculation of such amount with respect to transactions entered into by a Fund is highly complex, and there is no assurance that the Funds’ calculation of UBTI will be accepted by the IRS. In general, if UBTI is allocated to an exempt organization such as a qualified retirement plan or a private foundation, the portion of a Fund’s income and gains which is not treated as UBTI will continue to be exempt from tax, as will the organization’s income and gains from other investments which are not treated as UBTI. Therefore, the possibility of realizing UBTI from its investment in the Funds generally should not affect the tax-exempt status of such an exempt organization. However, a charitable remainder trust will be subject to a 100% U.S. federal excise tax on any UBTI it recognizes. Moreover, the charitable contribution deduction for a trust under Section 642(c) of the Code may be limited for any year in which the trust has UBTI. A prospective investor should consult its tax advisor with respect to the tax consequences of receiving UBTI from the Funds.

Non-U.S. Shareholders

For purposes of this discussion, the term “Non-U.S. Shareholder” means a beneficial owner of Shares of the Funds that is not a U.S. Shareholder as defined above. Prospective non-U.S. investors are urged to consult with their U.S. tax advisors regarding the U.S. federal income, state and local tax consequences before investing in the Funds.

A Non-U.S Shareholder is generally subject to U.S. federal income tax on any income that is “effectively connected” with a U.S. trade or business (“ECI”). If the Fund were engaged in a U.S. trade or business, each Non-U.S. Shareholder would in turn be deemed to be engaged in a U.S. trade or business, and the Non-U.S. Shareholder’s distributive share (for a discussion of a Shareholder’s distributive share from a Fund, see U.S. Shareholders—Allocations of Fund Income, Gain, Loss and Deduction above) of Fund income would be ECI. ECI is subject to net basis withholding, and the Funds would generally be required to withhold from any allocations or distributions of ECI to a Non-U.S. Shareholder an amount calculated based on the Non-U.S. Shareholder’s net income using the highest U.S. federal income tax rate (or the lower rate specified by an applicable income tax treaty). Additionally, a corporate Non-U.S. Shareholder could be subject to an additional branch profits tax at a rate of 30% (or the lower rate specified by an applicable income tax treaty) on effectively connected net earnings and profits that are not retained in the U.S. branch. The Funds, however, do not expect to be engaged in a U.S. trade or business and accordingly do not anticipate that any Non-U.S. Shareholder will be allocated any ECI. Any amounts withheld from a non-U.S. Shareholder by the Fund will be treated as a distribution to the Non-U.S. Shareholder.

A Non-U.S. Shareholder is additionally subject to U.S. federal income tax on its distributive share of income from U.S. sources that are fixed, determinable, annual or periodic, such as interest, dividends, rents, and royalties but is not connected with any U.S. trade or business (“FDAP”). FDAP income is subject to 30% withholding on a gross basis. Any amount withheld by the Funds from a non-U.S. Shareholder’s FDAP income will be treated as a distribution to the Non-U.S. Shareholder. The Fund expects that all or a portion of a Non-U.S. Shareholder’s distributive share of interest income from the Fund will be eligible for the so-called “portfolio interest exemption,” which generally exempts a Non-U.S. Shareholder from U.S. federal tax withholding on interest income from paid on a debt obligation that is in “registered form,” as defined in the Code. The Funds will not withhold on a Non-U.S. Shareholder’s distributive share of interest income eligible for the portfolio interest exemption if the Non-U.S. Shareholder provides a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable form) certifying its non-U.S. status and certain other identifying information.

A Non-U.S. Shareholder will generally not be subject to U.S. federal income tax withholding on gain recognized upon the sale, disposition or taxable exchange of Shares or its distributive share of Fund gains. However, an individual Non-U.S. Shareholder will be subject to U.S. federal income tax at the rate of 30% (or a lower tax treaty rate) if (i) such individual is present in the United States for 183 days or more during the taxable year (on a calendar year basis unless the individual has previously established a different taxable year) and (ii) such gain is derived from U.S. sources. Generally, the source of gain upon the sale, disposition or taxable exchange Shares is determined by the place of residence of the Shareholder. For purposes of determining the source of gain, however, the Code defines residency in a manner that may result in an individual who is otherwise a non-resident alien with respect to the U.S. being treated as a U.S. resident. Each potential individual Non-U.S. Shareholder who anticipates being present in the U.S. for 183 days or more in any taxable year should consult his tax advisor with respect to the possible application of this rule. Additionally, special rules may apply to a Non-U.S. Shareholder that (i) has an office or other fixed place of business in the United States to which such a dividend or gain is attributable or (ii) is subject to tax as a U.S. expatriate, a controlled foreign corporation, a passive foreign investment company, or a corporation that accumulates earnings to avoid U.S. federal income tax. These persons in particular are urged to consult their U.S. tax advisers before investing in a Fund.

The Foreign Account Tax Compliance Act, as codified in sections 1471 through 1474 of Code, imposes a 30% withholding tax on U.S.-source dividends, interest and other income items, and, after December 31, 2018, on the gross proceeds from the disposition of property producing U.S.-source dividends and interest, paid to (i) foreign financial institutions unless they agree to collect and disclose to the IRS information regarding their direct and indirect U.S. account holders and (ii) certain other foreign entities, unless they certify certain information regarding their direct and indirect U.S. owners. To avoid withholding, foreign financial institutions will need to (i) enter into agreements with the IRS that state that they will provide the IRS information, including the names, addresses and taxpayer identification numbers of direct and indirect U.S. account holders, comply with due diligence procedures with respect to the identification of U.S. accounts, report to the IRS certain information with respect to U.S. accounts maintained, agree to withhold tax on certain payments made to non-compliant foreign financial institutions or to account holders who fail to provide the required information, and determine certain other information as to their account holders, or (ii) in the event that an applicable intergovernmental agreement and implementing legislation are adopted, provide local revenue authorities with similar account holder information. Other foreign entities will need to either provide the name, address, and taxpayer identification number of each substantial U.S. owner or certifications of no substantial U.S. ownership unless certain exceptions apply. Prospective non-U.S. investors should discuss the potential consequences of the Foreign Account Tax Compliance Act with their U.S. tax advisors before investing in the Funds.

Certain U.S. State and Local Taxation Matters

In addition to the U.S. federal income tax consequences described above, all prospective investors should consider potential state and local tax consequences of an investment in a Fund. State and local tax laws often differ from U.S. federal income tax laws with respect to the treatment of specific items of income, gain, loss, deduction and credit. A Shareholder’s distributive share of the taxable income or loss of a Fund generally will be required to be included in determining its reportable income for state and local tax purposes in the U.S. jurisdiction in which it is a resident, if any. In addition to being taxed in its own state or locality of residence, a Shareholder may be subject to tax return filing obligations and income, franchise and other taxes in jurisdictions in which a Fund or the entities in which the Fund invests that are treated as partnerships, if any, are considered to be doing business. Prospective investors should consult with their own advisors as to the applicability of such rules in jurisdictions that may require or impose a filing requirement.

Backup Withholding

A Fund will be required to withhold at a 28% rate and remit to the Treasury Department (“backup withholding”) such amounts withheld from any distributions paid to a Shareholder who: (i) has failed to provide a correct taxpayer identification number; (ii) is subject to back-up withholding by the IRS; (iii) has failed to certify to the Fund that such shareholder is not subject to backup withholding; or (iv) has not certified that such shareholder is a U.S. person (including a U.S. resident alien). Backup withholding is not an additional tax and any amount withheld may be credited against a Shareholder’s U.S. federal income tax liability.

ACCORDINGLY, PROSPECTIVE INVESTORS IN THE TRUST MUST CONSULT THEIR INDEPENDENT TAX ADVISORS WITH SPECIFIC REFERENCE TO THEIR OWN PARTICULAR TAX SITUATION UNDER U.S. FEDERAL LAW AND THE PROVISIONS OF APPLICABLE STATE, LOCAL, FOREIGN AND OTHER LAWS BEFORE SUBSCRIBING FOR SHARES.

ERISA AND RELATED CONSIDERATIONS

General

[The following section sets forth certain consequences under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the Code, which a fiduciary of an “employee benefit plan” as defined in and subject to ERISA or of a “plan” as defined in and subject to Section 4975 of the Code who has investment discretion should consider before deciding to invest the plan’s assets in a Fund (such “employee benefit plans” and “plans” being referred to herein as “Plans,” and such fiduciaries with investment discretion being referred to herein as “Plan Fiduciaries”). The following summary is not intended to be complete, but only to address certain questions under ERISA and the Code which are likely to be raised by the Plan Fiduciary’s own counsel.

In general, the terms “employee benefit plan” as defined in and subject to Title I of ERISA and “plan” as defined in Section 4975 of the Code together refer to any plan or account of various types which provide retirement benefits or welfare benefits to an individual or to an employer’s employees and their beneficiaries. Such plans and accounts include, but are not limited to, corporate pension and profit-sharing plans, “simplified employee pension plans,” plans for self-employed individuals (including partners), individual retirement accounts described in Section 408 of the Code and medical plans.

Each Plan Fiduciary must give appropriate consideration to the facts and circumstances that are relevant to an investment in a Fund, which may include, among other things, the role that such an investment would play in the Plan’s overall investment portfolio. Each Plan Fiduciary, before deciding to invest in a Fund, must be satisfied that such investment is prudent for the Plan, that the investments of the Plan, including the investment in a Fund, are diversified so as to minimize the risk of large losses and that an investment in a Fund complies with the Plan documents and that the purchase will not result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code.

EACH PLAN FIDUCIARY CONSIDERING ACQUIRING SHARES ON BEHALF OF A PLAN MUST CONSULT WITH ITS OWN LEGAL AND TAX ADVISORS BEFORE DOING SO. AN INVESTMENT IN A FUND IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK. NEITHER FUND IS INTENDED AS A COMPLETE INVESTMENT PROGRAM.

“Plan Assets”

ERISA and a regulation issued thereunder by the U.S. Department of Labor contain rules for determining when an investment by a Plan in an equity interest of an entity will result in the underlying assets of such entity being considered to constitute assets of the Plan for purposes of ERISA and Section 4975 of the Code (i.e., “plan assets”). Those rules provide that assets of an entity will not be considered assets of a Plan which purchases an equity interest in the entity if one or more exceptions apply, including (1) an exception applicable if the equity interest purchased is a “publicly-offered security” (the “Publicly-Offered Security Exception”), and (2) an exception applicable if equity interests purchased by a plan are not significant.

The Publicly-Offered Security Exception applies if the equity interest is a security that is (1) “freely transferable,” (2) part of a class of securities that is “widely held” and (3) either (a) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act, or (b) sold to the Plan as part of a public offering pursuant to an effective registration statement under the Securities Act of 1933 and the class of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer in which the offering of such security occurred.

The Trust expects that the Publicly-Offered Security Exception should apply with respect to the Shares of each Fund.

Ineligible Purchasers

Among other considerations, Shares generally may not be purchased with the assets of a Plan if the Sponsor, the Clearing FCM or any of their respective affiliates, any of their respective employees or any employees of their respective affiliates: (1) has investment discretion with respect to the investment of such plan assets; (2) has authority or responsibility to give or regularly gives investment advice with respect to such plan assets, for a fee, and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such plan assets and that such advice will be based on the particular investment needs of the Plan; or (3) is an employer maintaining or contributing to such Plan. A party that is described in clause (1) or (2) of the preceding sentence would be a fiduciary under ERISA and the Code with respect to the Plan, and unless an exemption applies, any such purchase might result in a “prohibited transaction” under ERISA and the Code.

Except as otherwise set forth, the foregoing statements regarding the consequences under ERISA and the Code of an investment in Shares of the Funds are based on the provisions of the Code and ERISA as currently in effect, and the existing administrative and judicial interpretations thereunder. No assurance can be given that administrative, judicial or legislative changes will not occur that will not make the foregoing statements incorrect or incomplete.

THE PERSON WITH INVESTMENT DISCRETION SHOULD CONSULT WITH HIS OR HER ATTORNEY AND FINANCIAL ADVISORS AS TO THE PROPRIETY OF AN INVESTMENT IN SHARES IN LIGHT OF THE CIRCUMSTANCES OF THE PARTICULAR PLAN AND CURRENT TAX LAW.]

LEGAL MATTERS

Willkie Farr & Gallagher LLP has advised the Sponsor in connection with the Shares being offered hereby. Willkie Farr & Gallagher LLP also advises the Sponsor with respect to its responsibilities as Sponsor, and with respect to matters relating to, the Trust and each Fund. The validity of the Shares will be passed upon for the Sponsor by [●]. Willkie Farr & Gallagher LLP has prepared the sections “Certain U.S. Federal Income Tax Consequences” and “ERISA And Related Considerations.”

No counsel has been engaged to act on behalf of the shareholders with respect to matters relating to the Trust or any Fund. Certain opinions of counsel will be filed with the SEC as exhibits to the Registration Statement of which this Prospectus is a part.

EXPERTS

Cohen & Company, Ltd. will audit the Statement of Financial Condition of the Funds as of [●]. The Statement of Financial Condition of the Fund appears in this Prospectus in reliance on their report thereon, given on their authority as experts in accounting and auditing.

MATERIAL CONTRACTS

Administration Agreement

SEI serves as the Fund’s administrator pursuant to the terms of an administration agreement among the Trust, on behalf of itself and the Funds, the Administrator and the Sponsor (the “Administration Agreement”). As Administrator, SEI performs or supervises the performance of services necessary for the operation and administration of the Funds (other than making investment decisions or providing services provided by other service providers), including the NAV calculations, accounting and other fund administrative services.

The Administration Agreement has an initial term of three years and, after the initial term, will continue in effect for successive three year periods unless terminated on at least ninety (90) days’ prior written notice by any party to the other parties. The Administration Agreement may be terminated by any party giving prior notice in writing to the other parties if at any time: (i) the other party or parties have been first notified in writing that such party shall have materially failed to perform its duties and obligations under the Administration Agreement (such notice shall be of the specific asserted material breach); and (ii) the party receiving the noticed failure shall not have remedied the noticed failure within sixty (60) days after receipt of the noticed failure requiring it to be remedied.

In its capacity as Administrator, SEI is both exculpated and indemnified under the Administration Agreement.

Futures Account Agreement

[        ] serves as the Fund’s Clearing FCM pursuant to the terms of a brokerage agreement among the Trust, on behalf of itself and the Funds, the Clearing FCM and the Sponsor (the “Futures Account Agreement”). As Clearing FCM, [        ] serves as the Funds’ clearing broker and as such arranges for the execution and clearing of the Funds’ futures transactions. [Pursuant to the Futures Account Agreement, the Funds agree to indemnify and hold harmless both [●], its directors, officers, employees, agents and affiliates from and against all claims, damages, losses and costs (including reasonable attorneys’ fees) incurred by [●] in connection with: (1) any failure by the Funds to perform its obligations under the Futures Account Agreement and any exercise by [●] of its rights and remedies thereunder; (2) any failure by the Funds to comply with the applicable law; (3) any action reasonably taken by [●] or its affiliates or agents to comply with the applicable law; and (4) any reliance by [●] on any instruction, notice or communication that [●] reasonably believes to originate from a person authorized to act on behalf of the Funds. Also, the Funds agree to remain liable for and pay to [●] on demand the amount of any deficiency in the Funds’ accounts, and the Funds shall reimburse, compensate and indemnify [●] for any and all costs, losses, penalties, fines, taxes and damages that [●] may incur in collecting such deficiency or otherwise exercising its rights and remedies under the Futures Account Agreement.

The Futures Account Agreement may be terminated at any time by the Funds, or [●], by written notice to the other.]

Custody Agreement

[Pursuant to the terms of a custody agreement between the Trust, on behalf of the Funds, and BNY (the “Custody Agreement”), BNY serves as custodian of all instruments and cash at any time delivered to the Custodian by the Funds during the term of the Custody Agreement. The Custody Agreement authorizes the Custodian to hold the Fund’s securities in the name of the Custodian or the names of its nominees. Pursuant to the terms of the Custody Agreement, the Custodian may deposit and/or maintain the investment assets of the Funds in a securities depository and may appoint a sub-custodian to hold investment assets of the Funds. The Custodian establishes and maintains one or more securities accounts and cash accounts for the Funds pursuant to the Custody Agreement. The Custodian maintains separate and distinct books and records segregating the assets of the Funds.

The Custody Agreement may be terminated by a party by giving to the other party a notice in writing specifying the date of such termination, which will not be less than ninety (90) days after the date of such notice.

In its capacity as Custodian, BNY and any sub-custodian, and their respective agents, nominees and partners, employees, officers and directors are both exculpated and indemnified under the Custody Agreement.

Transfer Agency and Service Agreement

Pursuant to the transfer agency and services agreement between the Trust, on behalf of the Funds, and BNY (the “TA Agreement”) BNY serves as the Funds’ transfer agent and agent in connection with certain other activities as provided under the TA Agreement. Under the TA Agreement, BNY’s services include, among other things, assisting the Funds with the issuance and redemption of Baskets to and from Authorized Participants, recording the issuance of Baskets and maintaining a record of the total number of Baskets that are authorized, issued and outstanding based upon data provided to BNY by the Funds or the Sponsor.

The TA Agreement will continue in effect for [one] year and shall renew automatically for additional one-year terms unless terminated on at least ninety (90) days’ prior written notice by any party to the other parties. Notwithstanding the foregoing, any party may terminate the TA Agreement upon the breach of another party of any material term of the TA Agreement if such breach is not cured within ninety (90) days of notice of such breach to the breaching party. In absence of any material breach of the TA Servicing Agreement, should the Trust or Sponsor elect to terminate the TA Agreement prior to the end of the [one] year term, the Trust or Sponsor has agreed to pay fees related to movement of records and material and other administrative tasks, as well as any out-of-pocket expenses associated therewith.]

In its capacity as transfer agent, BNY and its respective agents, nominees and partners, employees, officers and directors are both exculpated and indemnified under the TA Agreement.]

Distribution Agreement

SIDCO serves as the Fund’s distributor pursuant to the terms of a distribution agreement among the Trust, on behalf of itself and the Funds, the Distributor and the Sponsor (the “Distribution Agreement”). As a result, SIDCO assists the Sponsor and the Administrator with certain functions and duties relating to distribution and marketing of Shares including reviewing and approving marketing materials.

The Distribution Agreement has an initial period of three years and, after the initial term, will continue in effect for successive three year periods unless terminated by either party at the end of the initial term or the end of any renewal term on sixty (60) days’ prior written notice. In the event the Trust gives notice of termination, all expenses associated with the movement (or duplication) of records and materials and conversion thereof to a successor service provider, and all trailing expenses incurred by Distributor, will be borne by the Trust.

WHERE YOU CAN FIND MORE INFORMATION

The Sponsor has filed on behalf of the Funds a Registration Statement on Form S-1 with the SEC under the Securities Act of 1933. This Prospectus does not contain all of the information contained in the Registration Statement, including the exhibits to the Registration Statement, parts of which have been omitted in accordance with the rules and regulations of the SEC. For further information about the Funds and the Shares, please refer to the Registration Statement, which you may inspect without charge at the public reference facilities of the SEC at the below address or online at www.sec.gov, or obtain at prescribed rates from the public reference facilities of the SEC at the below address.

The Funds are subject to the informational and reporting requirements of the Exchange Act, and the Sponsor will file periodic and current reports and other information with the SEC. The Sponsor will file an updated prospectus annually for the Funds pursuant to the Securities Act of 1933. These reports and other information can be inspected at the public reference facilities of the SEC located at 100 F Street, N.E., Washington, D.C. 20549, where they may be copied at prescribed rates, and online at www.sec.gov. You may obtain more information concerning the operation of the public reference facilities of the SEC by calling the SEC at 1-800-SEC-0330 or visiting online at www.sec.gov.

The Sponsor will furnish you, through the Trustee, with annual reports as required by rules and regulations of the SEC, as well as with reports required by the CFTC and NFA, including, but not limited to, annual audited financial statements certified by independent public accountants and any other reports required by any other governmental authority that has jurisdiction over the activities of the Funds. In addition, each month the Sponsor will post on its website (http://www.metaurus.com) such information relating to the Shares as the CFTC and NFA may require to be given to participants in commodity pools (like the Funds) and any such other information as the Sponsor may deem appropriate. You will be provided with appropriate information to permit you (on a timely basis) to file U.S. federal and state income tax returns with respect to your Shares. Additional reports may be posted online at the Sponsor’s website in the discretion of the Sponsor or as required by regulatory authorities.

DISCLAIMERS

[NYSE Arca Disclaimer

Shares of the Funds are not sponsored, endorsed or promoted by NYSE Arca. NYSE Arca makes no representation or warranty, express or implied, to the owners of the Shares of the Funds or any member of the public regarding the ability of a Fund to track the total return performance of its Underlying Index or the ability of an Underlying Index to track stock market performance. NYSE Arca is not responsible for, nor has it participated in, the determination of the compilation or the calculation of an Underlying Index, nor in the determination of the timing of, prices of, or quantities of Shares of the Funds to be issued, nor in the determination or calculation of the equation by which the Shares are redeemable. NYSE Arca has no obligation or liability to owners of the Shares of the Funds in connection with the administration, marketing or trading of the Shares of the Funds.

NYSE Arca does not guarantee the accuracy and/or the completeness of an Underlying Index or any data included therein. NYSE Arca makes no warranty, express or implied, as to results to be obtained by the Trust on behalf of the Funds as licensee, licensee’s customers and counterparties, owners of the Shares of the Funds, or any other person or entity from the use of the subject index or any data included therein in connection with the rights licensed as described herein or for any other use. NYSE Arca makes no express or implied warranties and hereby expressly disclaims all warranties of merchantability or fitness for a particular purpose with respect to an Underlying Index or any data included therein. Without limiting any of the foregoing, in no event shall NYSE Arca have any liability for any direct, indirect, special, punitive, consequential or any other damages (including lost profits) even if notified of the possibility of such damages.]

Sponsor Disclaimer

The Sponsor does not guarantee the accuracy or the completeness of the Underlying Indexes or any data included therein and the Sponsor shall have no liability for any errors, omissions or interruptions therein. The Sponsor makes no warranty, express or implied, to the owners of Shares of the Funds or to any other person or entity, as to results to be obtained by a Fund from the use of its Underlying Index or any data included therein. The Sponsor makes no express or implied warranties and expressly disclaims all warranties of merchantability or fitness for a particular purpose or use with respect to Underlying Indexes or any data included therein. Without limiting any of the foregoing, in no event shall the Sponsor have any liability for any special, punitive, direct, indirect or consequential damages (including lost profits), even if notified of the possibility of such damages.

Solactive Disclaimer

The Funds are not sponsored, promoted, sold or supported in any other manner by Solactive nor does Solactive offer any express or implicit guarantee or assurance either with regard to the results of using the Underlying Indexes and/or Underlying Indexes trade marks or the Solactive index pricing level at any time or in any other respect. The Underlying Indexes are calculated and published by Solactive. Solactive uses its best efforts to ensure that the Underlying Index is calculated correctly. Irrespective of its obligations towards the Funds, Solactive has no obligation to point out errors in the Underlying Indexes to third parties including but not limited to investors and/or financial intermediaries of financial instruments that reference the Underlying Indexes. Neither publication of the Underlying Indexes by Solactive nor the licensing of the Underlying Indexes or any trade mark associated with the Underlying Indexes for the purpose of use in connection with any financial instrument constitutes a recommendation by Solactive to invest capital in said financial instrument or does it in any way represent an assurance or opinion of Solactive with regard to any investment in any financial instrument.

GLOSSARY

Each of the following terms in the prospectus has the meaning set out below:

“Advisory Committee”—Each Fund will maintain an advisory committee which, at the Sponsor’s discretion, will be consulted with respect to potential conflicts of interest and other matters concerning the operations of the Fund.

“Advisory Committee and Officer Expenses”—Advisory Committee fees and expenses, including annual fees of the independent members of the Advisory Committee. Each Fund will also pay its allocable portion of the premiums for the director and officer insurance coverage (which includes coverage of the Advisory Committee Members) and errors and commission insurance coverage.

“Authorized Participant”—A person who, at the time of submitting to the Trustee, or any trust administrator appointed by the Trustee, a purchase or redemption order: (1) is a registered broker-dealer; (2) is a registered futures commission merchant and/or clears through a registered futures commission merchant; (3) is a DTC Participant and a member of the NSCC; (4) has entered into an Authorized Participant Agreement; and (5) is in a position to transfer the required Deposit Instruments and/or the Cash Component to, and take delivery from, the Trust, on behalf of the Funds.

“Authorized Participant Agreement”—An agreement that sets out the procedures for the creation and redemption of Baskets and for the delivery of cash required for such creations or redemptions.

“Basket”—A block of 50,000 Shares.

“Business Day”—Any day on which the NYSE Arca is open for business, including any partial-day opening.

“Calculation Agent” or “Solactive”—Solactive AG serves as calculation agent. The Calculation Agent is solely responsible for calculating and maintaining the Solactive Dividend Index and the Solactive Ex-Dividend Index.

“Cash Component”—An amount of cash in U.S. dollars exchanged in part for Shares.

“CEA”—The United States Commodity Exchange Act, as amended.

“CFTC”—Commodity Futures Trading Commission, an independent agency with the mandate to regulate commodity futures and option markets in the United States, or any successor governmental agency in the United States.

“CME” —The Chicago Mercantile Exchange.

“Clearing FCM”—[                            ], or any other futures commission merchant appointed by the Sponsor as clearing futures commission merchant for the Fund.

“Code”—The United States Internal Revenue Code of 1986, as amended.

“Custodian” or “BNY”—The custodian for the Funds is The Bank of New York Mellon. The Bank of New York Mellon also acts as the transfer agent for the Funds.

“Cut-Off Time”—The earlier of (i) 2:00 p.m., Eastern Time or (ii) two hours prior to the scheduled closing time of the trading session on the relevant Fund’s primary listing exchange.

“EFRP”—An off market transaction which involves the swapping (or exchanging) of an over-the-counter (“OTC”) position for a futures position. The OTC transaction must be for the same or similar quantity or amount of a specified commodity, or a substantially similar commodity or instrument. In order that an EFRP transaction can take place, the OTC side and futures components must be “substantially similar” in terms of either value and or quantity. The net result is that the OTC position (and the inherent counterparty credit exposure) is transferred from the OTC market to the futures market. EFRPs can also work in reverse, where a futures position can be reversed and transferred to the OTC market.

“ERISA”—The Employee Retirement Income Security Act of 1974, as amended.

“ETF”—Exchange-traded fund.

“Exchange Act”—The United States Securities Exchange Act of 1934, as amended.

“Deposit Instruments”—A designated portfolio of securities and other financial instruments constituting an approximate replication of a Fund’s Underlying Index.

“Dividend Points Index”—S&P 500 Dividend Points Index (Annual).

“DTC”—The Depository Trust Company, or its successor.

“DTC Participant”—An entity that has an account with DTC.

“Federal Reserve”—The Federal Reserve System.

“FINRA”—Financial Industry Regulatory Authority, which was created in July 2007 through the consolidation of NASD and the member regulation, enforcement and arbitration functions of the New York Stock Exchange.

“IFV”—Indicative Fund Value, which will be calculated and disseminated by a third party service provider in accordance with the rules of the NYSE Arca.

“Index Components”—the components of an Underlying Index.

“Indirect Participant”—An entity that has access to the DTC clearing system by clearing securities through, or maintaining a custodial relationship with, a DTC Participant.

“Initial Purchaser”—[●].

“Investment Advisers Act”—The Investment Advisers Act of 1940.

“Investment Company Act”—The Investment Company Act of 1940.

“IRS”—Internal Revenue Service.

“Metaurus”—Metaurus Advisors LLC.

“NASD”—National Association of Securities Dealers.

“NAV”—The net asset value.

“NFA”—National Futures Association.

“NSCC”—The National Securities Clearing Corporation.

“NYSE Arca”—NYSE Arca, Inc.

“Plans”—Employee benefit plans and certain other plans and arrangements, including individual retirement accounts and annuities, Keogh plans, and certain collective investment funds or insurance company general or separate accounts in which such plans or arrangements are invested, that are subject to ERISA and/or the Code.

“Portfolio Deposit”—The Deposit Instruments and the Cash Component constitute the Portfolio Deposit, which represents the minimum initial and subsequent investment amount for a Basket of the Fund.

“Shares”—Units representing fractional undivided beneficial interests in, and ownership of, the net assets of the Fund.

“S&P 500”—The S&P 500® Index.

“S&P 500 Dividend Futures Contracts”—Annual S&P 500 Dividend Index futures contracts traded on CME.

“S&P 500 Index Futures Contracts”—Quarterly S&P 500 Index futures contracts traded on CME

“SEC”—Securities and Exchange Commission of the United States.

“SEI” or the “Administrator”—SEI Investments Global Fund Services, the Administrator of the Funds.

“SIDCO” or the “Distributor”—SEI Investments Distribution Co., the Distributor of the Funds.

“Shareholders”—Shareholders of a Fund.

“Solactive Dividend Index”—Solactive U.S. Cumulative Dividends Index—Series 2027. For an explanation of how the Solactive Ex-Dividend Index is calculated, see “Description of the Solactive Ex-Dividend Index.”

“Solactive Ex-Dividend Index”—Solactive U.S. Equity Cumulative Ex-Dividends Index—Series 2027. For an explanation of how the Solactive Ex-Dividend Index is calculated, see “Description of the Solactive Ex-Dividend Index.”

“Sponsor”—Metaurus Advisors LLC, a limited liability company formed in the State of Delaware. The Sponsor is registered with the CFTC as a commodity pool operator.

“SPY”—SPDR S&P 500 ETF, an ETF which seeks to track the S&P 500® Index.

“Treasury Securities”—U.S. treasury securities.

“Trust”—The Metaurus Equity Commodity Trust, a Delaware statutory trust.

“Trust Agreement”—The amended and restated declaration of trust between the Sponsor and the Trustee.

“Trustee”—Wilmington Trust, N.A., a national banking association.

“Underlying Indexes”—The Solactive Dividend Index together with the Solactive Ex-Dividend Index.

FORM OF STATEMENT OF FINANCIAL CONDITION

THE FUNDS HAVE NOT COMMENCED OPERATIONS AND, CONSEQUENTLY, HAVE NO ASSETS OR LIABILITIES.

Metaurus Equity Component Trust

[●] Shares

PROSPECTUS

[●]

Until [●], all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

STATEMENT OF ADDITIONAL INFORMATION

Dated [●]

To

Metaurus Equity Component Trust

(A Delaware Statutory Trust)

U.S. EQUITY CUMULATIVE DIVIDENDS FUND—SERIES 2027

U.S. EQUITY EX-DIVIDEND FUND—SERIES 2027

This is a speculative investment which involves risk of loss.

See “Risk Factors” beginning on page 13 in Part One.

THIS PROSPECTUS IS IN TWO PARTS: A DISCLOSURE DOCUMENT AND A STATEMENT OF ADDITIONAL INFORMATION. THESE PARTS ARE BOUND TOGETHER, AND BOTH CONTAIN IMPORTANT INFORMATION

Dated [●]

PART TWO: STATEMENT OF ADDITIONAL INFORMATION

Page
The Commodity Futures Markets	1

- i -

COMMODITY FUTURES MARKETS

The following section provides a descriptive overview of the commodity futures markets. The overview briefly covers commodity futures and the regulatory scheme pursuant to which the Funds and commodity markets generally operate. The following description is a summary only; it is not intended to be complete.

Commodity Futures

Commodity futures contracts are, generally, contracts made on a commodity exchange or other trading facility (these may be referred to collectively as “exchanges”) that provide for the future delivery of various agricultural commodities, industrial commodities, foreign currencies or financial instruments at a specified date, time and place. Futures contracts on certain commodities may also be privately negotiated (i.e., traded over-the-counter) in certain circumstances.

A “trading facility” is, generally, a person or group of persons that provides a physical or electronic facility or system in which multiple participants have the ability to execute or trade agreements, contracts or transactions by accepting bids and offers made by other participants that are open to multiple participants in the facility or system. Trading facilities include traditional commodity exchanges or regulated (designated) contract markets that provide market facilities for trading in futures contracts relating to specified commodities. Among the principal regulated contract markets in the United States is the CME Group (including the Chicago Mercantile Exchange, the New York Mercantile Exchange, Inc., the Chicago Board of Trade and the International Monetary Market). Some of these exchanges operate a traditional “open outcry” market for certain contracts traded on the exchange. Each of these exchanges operates electronic trading facilities for its contracts. Some exchanges are electronic only. Investors should note that various government agencies have investigated practices engaged in on the floors of the CME Group and certain New York exchanges, and a number of floor brokers in the CME Group were indicted and some were convicted for certain trading practices. Bids and offers for contracts traded on electronic trading facilities are matched by predetermined automated execution algorithms.

Exchange-traded futures contracts are uniform for each commodity and vary only with respect to price and delivery time. A commodity futures contract to accept delivery (buy) is referred to as a “long” contract; conversely a contract to make delivery (sell) is referred to as a “short” contract. Until a commodity futures contract is satisfied by delivery or offset it is said to be an “open” position. The contractual obligations may be satisfied either by taking or making physical delivery of an approved grade of the commodity (or cash settlement in the case of certain futures contracts) or by entering into an offsetting contract to purchase or sell the same commodity prior to the designated date of delivery. As an example of an offsetting exchange-traded futures transaction in which the physical commodity is not delivered, the contractual obligations arising from one contract to sell December 2017 wheat on a commodity exchange may be fulfilled at any time before delivery of the commodity is required by entering into one contract to purchase December 2017 wheat on the same exchange. In such an instance, the difference between the price at which the futures contract to sell was entered into and the price paid for the offsetting contract, less the brokerage fees and exchange and clearing fees, represents the profit or loss to the trader.

Derivatives contracts are, generally, agreements, contracts or transactions entered into by two (or more) parties directly or through a trading facility, the value of which is determined by reference to the asset that underlies the contract. Futures contracts are derivatives.

Regulation

Exchanges in the U.S. and the intermediaries trading thereon are generally subject to regulation under the CEA by the CFTC. Since 1974, the CFTC has been the governmental agency responsible for the regulation of U.S. commodity futures trading. The CEA was significantly amended by the Commodity Futures Modernization Act of 2000 (the “CFMA”). On July 21, 2010, the President of the United States signed into law major financial services reform legislation in the form of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”). The Dodd-Frank Act, among other things, grants the CFTC and the SEC broad rulemaking authority to implement various provisions of the Dodd-Frank Act, including comprehensive regulation of the derivatives market.

While some provisions of the Dodd-Frank Act have either already been implemented through rulemaking by the CFTC and/or the SEC or must be implemented through future rulemaking by those and other federal agencies, such regulatory or legislative activity may not necessarily have a direct, immediate effect upon the Funds. The effects of the regulatory requirements under the Dodd-Frank Act are unclear and the changes in costs of trading or impact on the Funds’ investment strategies, if any, are not yet fully known.

The function of the CFTC is to implement the objectives of the CEA of preventing price manipulation and other disruptions to market integrity, avoiding systemic risk, preventing fraud and promoting innovation, competition and financial integrity of transactions. Such regulation, among other things, provides that futures trading in commodities generally must be upon exchanges designated as “contract markets” and that all trading on such exchanges must be done by or through exchange members. The CFTC and SEC have adopted and implemented some but not all rules and regulations required by the Dodd-Frank Act.

The CFTC also has exclusive jurisdiction to regulate the activities of “commodity pool operators” and “commodity trading advisors.” The Sponsor is registered as a commodity pool operator. Registration as a commodity pool operator requires annual filings setting forth the organization and identity of the management and controlling persons of the commodity pool operator or commodity trading advisor. In addition, the CFTC has authority under the CEA to require and review books and records of, and review documents prepared by, a commodity pool operator. The CFTC imposes certain disclosure, reporting and record-keeping requirements on commodity pool operators and commodity trading advisors. The CFTC is authorized to suspend a person’s registration as a commodity pool operator or a commodity trading advisor if the CFTC finds that such person’s trading practices tend to disrupt orderly market conditions, that any controlling person thereof is subject to an order of the CFTC denying such person trading privileges on any exchange, and in certain other circumstances.

The Clearing FCM, the Funds’ commodity broker, is also subject to regulation by and registration with the CFTC as a “futures commission merchant.” With respect to domestic futures and options trading, the CEA requires all futures commission merchants to meet and maintain specified fitness and financial requirements, account separately for all customers’ funds, property and positions and maintain specified books and records on customer transactions open to inspection by the staff of the CFTC. The CEA authorizes the CFTC to regulate trading by commodity brokerage firms and their employees, permits the CFTC to require exchange action in the event of market emergencies and establishes an administrative procedure under which commodity traders may institute complaints for damages arising from alleged violations of the CEA. Under such procedures, Shareholders may be afforded certain rights for reparations under the CEA.

Many exchanges (but currently not the foreign currency futures markets) limit the amount of fluctuation in commodity futures contract prices during a single trading day (other than in the spot month). These regulations specify what are referred to as “daily price fluctuation limits” or, more commonly, “daily limits.” The daily limits establish the maximum amount the price of a futures contract may vary from the previous day’s settlement price. Once the daily limit has been reached in a particular commodity, no trades may be made at a price beyond the limit. Positions in the commodity could then be taken or liquidated only if traders are willing to effect trades at or within the limit during the period for trading on such day. The “daily limit” rule does not limit losses that might be suffered by a trader because it may prevent the liquidation of unfavorable positions. Also, commodity futures prices have moved the daily limit for several consecutive trading days in the past, thus preventing prompt liquidation of futures positions and subjecting the commodity futures trader to substantial losses.

The CFTC and U.S. exchanges have established limits, referred to as “speculative position limits,” on the maximum net long or net short position that any person, or group of persons acting together, may hold or control in particular commodities. The position limits established by the CFTC apply to grains, soybeans and cotton. In addition, U.S. exchanges have established speculative position limits or accountability levels for certain commodity contracts for which no such limits have been established.

The CFTC has also adopted rules with respect to the treatment of positions held by commodity pools, such as the Funds, for purposes of determining compliance with speculative position limits. Futures positions of a Fund are allocated only to the person or entity controlling trading decisions for the Fund and not to the Shareholders. All of the positions held by all accounts owned or controlled directly or indirectly by the Sponsor and its principals, if any will be aggregated with the Funds’ positions controlled by the Sponsor. Depending upon the total amount of assets being managed in both a Fund’s account and other accounts controlled directly or indirectly by the Sponsor, such position limits may affect the ability of the Sponsor to establish particular positions in certain commodities for a Fund or may require the liquidation of positions.

The 2008 amendments to the CEA authorized the CFTC to establish speculative position limits on any significant price discovery contract (“SPDC”). SPDCs are, generally, over-the-counter contracts that are traded at a volume sufficient to cause the over-the-counter price to impact the price of an exchange-traded contract.

The Dodd-Frank Act also authorized the CFTC to establish speculative position limits in all futures and swap markets. In December 2016, the CFTC re-proposed new rules regarding speculative position limits, replacing a prior proposal from November 2013. These rules, if adopted in substantially the same form, will impose position limits on certain futures and options contracts and physical commodity swaps that are “economically equivalent” to such contracts.

In addition, pursuant to authority in the CEA, NFA was formed and registered with the CFTC as a self-regulatory organization in order to relieve the CFTC of the burden of direct regulation of commodity professionals. NFA is required to establish and enforce for its members training standards and proficiency tests, minimum financial requirements and standards of fair practice. Pursuant to permission granted in the CEA, the CFTC has delegated some of its registration and other functions to NFA. The Sponsor is a member of NFA.

The above-described regulatory structure may be modified by additional rules and regulations promulgated by the CFTC or by legislative changes enacted by Congress. Furthermore, the fact of CFTC registration of the Sponsor does not imply that the CFTC has passed upon or approved this offering or the Sponsor’s qualifications to act as described in this Prospectus.

Uses of Commodity Markets

Two broad classifications of persons who trade in commodity futures are “hedgers” and “speculators.” Commercial interests, including farmers, which market or process commodities use the commodities markets primarily for hedging. Hedging is a protective procedure designed to minimize losses that may occur because of price fluctuations. For example, a merchandiser or processor may hedge against price fluctuations between the time it makes a contract to sell a raw or processed commodity and the time it must perform the contract as follows: at the time the merchandiser or processor contracts to sell the commodity at a future date, it simultaneously enters into futures contracts to buy the necessary equivalent quantity of the commodity and, at the time for performance of the contract, either accepts delivery under its futures contracts or buys the actual commodity and closes out the futures position by entering into an offsetting contract to sell the commodity. Similarly, a processor may need to purchase raw materials abroad in foreign currencies in order to fulfill a contract for forward delivery of a commodity or byproduct in the United States. Such a processor may hedge against the price fluctuation of foreign currency by entering into a futures contract for the foreign currency. Oil, power, other energy companies and airlines, among others, may also use commodity markets to hedge obligations they incur in operating their businesses. Thus the commodity markets enable the hedger to shift the risk of price fluctuations to the speculator. The usual objective of the hedger is to protect the profit that the hedger expects to earn from farming, merchandising or processing operations, rather than to profit from commodity trading.

The speculator, unlike the hedger, generally expects neither to deliver nor receive the physical commodity. Instead, the speculator risks his or her capital with the hope of profiting from price fluctuations in commodity futures contracts. The speculator is, in effect, the risk bearer who assumes the risks that the hedger seeks to avoid. Speculators rarely take delivery of the physical commodity but usually close out their futures positions by entering into offsetting contracts. Because the speculator may take either long or short positions in the commodity market, it is possible for the speculator to make profits or incur losses regardless of the direction of price trends. Commodity trades made by the Funds will be for speculative rather than for hedging purposes.

A very large number of firms and individuals trade in the commodities markets as hedgers or speculators, many of whom have assets greatly in excess of the Funds’ assets.

Margins

Commodity futures contracts are customarily bought and sold on margin deposits that range upward from as little as less than one percent of the purchase price of the contract being traded (margin on security futures are higher in order to be consistent with margin on comparable exchange-traded stock option contracts as required by the CFMA). Because of these generally low margins, price fluctuations occurring in commodity futures markets may create profits and losses that are greater than are customary in other forms of investment or speculation. Margin is the minimum amount of funds that must be deposited by the commodity futures trader with the commodity broker in order to initiate futures trading or to maintain open positions in futures contracts. A margin deposit is not a partial payment, as it is in connection with the trading of securities, but is like a cash performance bond; it helps assure the trader’s performance of the commodity futures contract. Because the margin deposit is not a partial payment of the purchase price, the trader does not pay interest to his or her broker on a remaining balance. The minimum amount of margin required with respect to a particular futures contract is set from time to time by the exchange upon which such commodity futures contract is traded and may be modified from time to time by the exchange during the term of the contract. Brokerage firms carrying accounts for traders in commodity futures contracts may increase the amount of margin required as a matter of policy in order to afford further protection for themselves. The Sponsor may require the Fund to meet its standard customer margin requirements, which may be greater than exchange minimum levels.

When the market value of a particular open commodity futures position changes to a point where the margin on deposit does not satisfy the maintenance margin requirements, a margin call will be made by the trader’s broker. If the margin call is not met within a reasonable time, the broker is required to close out the trader’s position. Margin requirements are computed each day by the trader’s commodity broker. With respect to the Fund’s trading, the Fund and not the Shareholders personally, will be subject to the margin calls.

PART II-INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The Funds will not bear any expenses incurred in connection with the issuance and distribution of the Shares being registered. These expenses will be paid by Metaurus Advisors LLC, as the Sponsor. The following expenses reflect the estimated amounts required to prepare and file this Registration Statement.

Approximate Amount
Securities and Exchange Commission Registration Fee	$	[	●]
Financial Industry Regulatory Authority Filing Fee	$	[	●]
Printing Expenses	$	[	●]
Fees of Certified Independent Public Accountants	$	[	●]
Fees of Counsel	$	[	●]
Miscellaneous Offering Costs	$	[	●]
Total	$	[	●]

Item 14. Indemnification of Directors and Officers.

It is anticipated that the Trust Agreement will include customary indemnification provisions with respect to each of the Sponsor and the Trustee and its respective managers or directors, employees, affiliates and/or subsidiaries, the material terms of which will be disclosed herein once the Trust Agreement is finalized.

Item 15. Recent Sales of Unregistered Securities.

[In connection with the establishment of the Trust and the preparation of the Trust’s initial financial statements, the Sponsor contributed initial cash contributions in the aggregate amount of [$●] for its initial interest in the Trust, in a transaction exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.]

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits.

Exhibit Number	Description

[1.1	Form of Initial Purchaser Agreement*]

3.1	Restated Certificate of Trust**

4.1	Amended and Restated Declaration of Trust**

4.2	Form of Authorized Participant Agreement*

4.3	Form of Privacy Notice (annexed to the Prospectus as Exhibit A)*

5.1	Form of Opinion of [●] as to legality*

8.1	Form of Opinion of [●] as to tax matters*

10.1	Form of Sponsor Agreement*

10.2	Form of Administration Agreement*

10.3	Form of Custody and Transfer Agency Services Agreement*

10.4	Form of Futures Account Agreement*

10.5	Form of Distribution Agreement*

23.1	Consent of [●] *

Exhibit Number	Description

23.2	Consent of [●], included in Exhibit 5.1*

23.3	Consent of [●], included in Exhibit 8.1*

24.1	Power of Attorney*]

*	To be filed by amendment.
**	Filed herewith

(b) Financial Statement Schedules:

Not applicable.

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 per cent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that:

(A) Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S–8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

(B) Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S–3 or Form F–3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to this offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in this registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into a registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or their securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the provisions described in Item 14 above, or otherwise, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any such action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of their respective counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(1) The undersigned registrant hereby undertakes that:

(i) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

EXHIBIT A: PRIVACY NOTICE

[●]

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the sponsor of the Registrant has duly caused the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York, on November 15, 2017.

Metaurus Equity Component Trust
By:	Metaurus Advisors LLC, its sponsor

By:	/s/ Richard P. Sandulli

Name:	Richard P. Sandulli
Title:	Co-Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities* and on the dates indicated.

Signature	Capacity	Date

/s/ Richard P. Sandulli Name: Richard P. Sandulli	Co-Chief Executive Officer (Principal Executive Officer)	November 15, 2017

/s/ Jamie Greenwald Name: Jamie Greenwald	Co-Chief Executive Officer (Principal Financial Officer and Principal Accounting Officer)	November 15, 2017

*	The Registrant is a trust, and the persons are signing in their capacities as officers of Metaurus Advisors LLC, the sponsor of the Registrant.